As filed with the Securities and Exchange Commission on April 23, 1998.

                                                              File No. 33-64945
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                  ------------

         Massachusetts                    6311                    04-2664016
  (State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
         Organization)                 Code Number)

                              200 Clarendon Street
                          Boston, Massachusetts 02117
                                 (617) 572-4390
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                          Sandra M. DaDalt, Esquire
                   John Hanocck Mutual Life Insurance Company
                               John Hancock Place
                           Boston, Massachusetts 02117
            (Name, address including zip code, and telephone number))

                                  ------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: (X)

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                              CROSS REFERENCE SHEET


         Form S-1 Item                                                 Prospectus Caption
         -------------                                                 ------------------

1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus....................................... Outside Front Cover Page

2.  Inside Front and Outside Back
    Cover Pages of Prospectus...................................... Inside Front Cover

3.  Summary Information, Risk
    Factors and Ratio of Earnings to
    Fixed Charges.................................................. Summary Information; The MVA
                                                                    Fixed Account; Financial
                                                                    Statements of the Company

4.  Use of Proceeds................................................ The MVA Fixed Account

5.  Determination of Offering Price................................ Not Applicable

6.  Dilution....................................................... Not Applicable

7.  Selling Security Holders....................................... Not Applicable

8.  Plan of Distribution........................................... Distribution of the Contracts

9.  Description of Securities to be
    Registered..................................................... The Contracts; The Accumulation
                                                                    Period; The Annuity Period

10. Interests of Named Experts and
    Counsel........................................................ Not Applicable

11. Information with Respect to the
    Registrant..................................................... Further Information About the Company

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities................................................ Not Applicable

                             JOHN HANCOCK VARIABLE
                             LIFE INSURANCE COMPANY
                         DEFERRED COMBINATION FIXED AND
                           VARIABLE ANNUITY CONTRACTS

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

                                   PROSPECTUS

                                  May 1, 1998

The deferred annuity contracts described in this prospectus may be funded by any one or more of the fifteen subaccounts ("Subaccounts") of John Hancock Variable Annuity Account JF ("Separate Account"), which is a separate investment account of John Hancock Variable Life Insurance Company ("Company"), and by the Market Value Adjustment Fixed Account ("MVA Fixed Account"). The contracts are issued as group or individual contracts. An individual's interest in a group contract is evidenced by the issuance of a separate certificate. In some states, contracts are offered on an individual basis, with the issuance of an individual contract. The certificates and individual contracts are collectively referred to herein as the "Contracts."

The Contracts are designed to provide retirement benefits under tax qualified plans, as well as under non-qualified arrangements. All funds accumulate on a tax-deferred basis under the Contracts. You may elect a variable return investment option through the Separate Account or a guaranteed interest investment option through the MVA Fixed Account, or a combination of these two options.

Under the variable return investment option, you can choose among one or more of the following Subaccounts of the Separate Account: V.A. International, V.A. Regional Bank, V.A. Financial Industries, V.A. Emerging Growth, V.A. Special Opportunities, V.A. Growth, V.A. Growth and Income, V.A. Independence Equity, V.A. Sovereign Investors, V.A. 500 Index, V.A. Sovereign Bond, V.A. Strategic Income, V.A. High Yield Bond, V.A. World Bond, and V.A. Money Market. The assets of each Subaccount will be invested in a corresponding series, or "Fund," of the John Hancock Declaration Trust ("Trust"), a mutual fund advised by John Hancock Advisers, Inc. ("Adviser"). The prospectus for the Trust accompanies this prospectus, and describes the investment objectives, policies and risks of the Trust.

Under the MVA Fixed Account guaranteed interest investment option, you can choose among various available Guarantee Periods, each of which has its own interest rate and expiration date. Amounts allocated to the MVA Fixed Account are credited with interest at a fixed rate for the entire Guarantee Period. A Market Value Adjustment, or "MVA," positive or negative, may be made upon annuitization or any withdrawal, surrender or transfer prior to the last day of any Guarantee Period.
                                                        (continued on next page)

THIS PROSPECTUS SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE. IT IS NOT VALID UNLESS ACCOMPANIED BY THE CURRENT PROSPECTUS FOR THE TRUST.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INTERESTS IN THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED, ENDORSED, OR GUARANTEED BY THE U.S. GOVERNMENT, ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY, ENTITY OR PERSON, AND INVOLVE INVESTMENT RISKS INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                                       [RECYCLE LOGO] Printed on Recycled Paper.
                                                                      VAVLP 5/98

[JOHN HANCOCK FUNDS LOGO]

(continued from prior page)

Currently, the number of investment options that may be selected to fund the Contracts is limited to 18.

This prospectus sets forth information about the Contracts that a prospective investor ought to know before investing. A statement of additional information ("SAI") for the Separate Account, dated May 1, 1998 has been filed with the Securities and Exchange Commission ("Commission") and is incorporated herein by reference. The SAI, the table of contents of which appears at page 36 of this prospectus, is available without charge upon written or oral request made to the Company's Servicing Office at the address or telephone number below.

                                Servicing Office
                         John Hancock Servicing Center
                                 P.O. Box 9298
                        Boston, Massachusetts 02205-9298

                             Telephone 800-824-0335

TABLE OF CONTENTS                                                  Page
                                                                   ---
                                                                      5
SPECIAL TERMS...............................................
                                                                      5
SYNOPSIS OF EXPENSE INFORMATION.............................

JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF CONDENSED FINANCIAL          7
  INFORMATION...............................................
                                                                      7
SUMMARY INFORMATION.........................................
                                                                     10
THE COMPANY AND JOHN HANCOCK................................
                                                                     11
THE SEPARATE ACCOUNT........................................
                                                                     12
THE TRUST...................................................
                                                                     14
THE MVA FIXED ACCOUNT.......................................
                                                                     14
  Guaranteed Rates/Guarantee Periods........................
                                                                     14
  Market Value Adjustment...................................
                                                                     15
  Investments by the Company................................
                                                                     15
CHARGES UNDER THE CONTRACTS.................................
                                                                     15
  Charges For Mortality And Expense Risks...................
                                                                     15
  Charges For Administrative Services.......................
                                                                     16
  Contingent Deferred Sales Load............................
                                                                     17
  Nursing Home Waiver of CDSL Charge........................
                                                                     17
  Optional Death Benefit Charges............................
                                                                     17
  Variations in Charges.....................................
                                                                     17
  Premium or Similar Taxes..................................
                                                                     18
THE CONTRACTS...............................................
                                                                     18
  Purchase of Contracts.....................................
                                                                     18
  Premium Payments by Wire..................................
                                                                     18
THE ACCUMULATION PERIOD.....................................
                                                                     18
  Allocation of Premium Payments............................
                                                                     19
  Value of Accumulation Units...............................
                                                                     19
  Determination of MVA Fixed Account Value..................
                                                                     19
  Transfers Among Subaccounts and Guarantee Periods.........
                                                                     19
  Dollar-Cost Averaging.....................................
                                                                     20
  Surrender of Contract; Partial Withdrawals................
                                                                     20
  Systematic Withdrawal.....................................
                                                                     20
  Standard Death Benefit....................................
                                                                     21
  Optional One Year Stepped-Up Death Benefit................
                                                                     21
  Optional Accidental Death Benefit.........................
                                                                     21
  Payment of Death Benefits.................................
                                                                     21
THE ANNUITY PERIOD..........................................
                                                                     22
  Variable Monthly Annuity Payments.........................
                                                                     22
  Fixed Monthly Annuity Payments............................
                                                                     22
  Annuity Options...........................................
                                                                     23
  Transfers.................................................
                                                                     23
  Other Conditions..........................................
                                                                     23
VARIABLE ACCOUNT VALUATION PROCEDURES.......................
                                                                     24
MISCELLANEOUS PROVISIONS....................................
                                                                     24
  Restriction on Assignment.................................
                                                                     24
  Deferment of Payment......................................
                                                                     24
  Reservation of Rights.....................................
                                                                     24
  Owner and Beneficiary.....................................
                                                                     24
FEDERAL INCOME TAXES........................................

  The Separate Account, the MVA Fixed Account, and the               24
     Company................................................

  Contracts Purchased Other Than to Fund a Tax Qualified             25
     Plan...................................................
                                                                     25
  Diversification Requirements..............................
                                                                     25
  Contracts Purchased to Fund a Tax Qualified Plan..........

                                                                     27
FURTHER INFORMATION ABOUT THE COMPANY.......................
                                                                     27
  Business of the Company...................................
                                                                     28
  Selected Financial Data...................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION          28
  AND RESULTS OF OPERATIONS.................................
                                                                     28
  Financial Condition.......................................
                                                                     29
  Investments...............................................
                                                                     29
  Reserves and Obligations..................................
                                                                     30
  Results of Operations.....................................
                                                                     30
  Liquidity and Capital Resources...........................
                                                                     31
  Impact of Year 2000.......................................
                                                                     31
  Reinsurance...............................................
                                                                     31
  Separate Accounts.........................................
                                                                     32
  Competition...............................................
                                                                     32
  Employees and Facilities..................................
                                                                     32
  Regulation................................................
                                                                     33
  Directors and Executive Officers..........................
                                                                     33
  Executive Compensation....................................
                                                                     33
SEPARATE ACCOUNT PERFORMANCE................................
                                                                     34
REPORTS.....................................................
                                                                     34
VOTING PRIVILEGES...........................................
                                                                     34
CHANGES IN APPLICABLE LAW--FUNDING AND OTHERWISE............
                                                                     34
DISTRIBUTION OF THE CONTRACTS...............................
                                                                     35
AVAILABLE INFORMATION.......................................
                                                                     35
EXPERTS AND FINANCIAL STATEMENTS............................
                                                                     36
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....
                                                                    F-1
FINANCIAL STATEMENTS OF THE COMPANY.........................
                                                                    A-1
APPENDIX A--SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS.....

APPENDIX B--VARIABLE ANNUITY INFORMATION FOR INDIVIDUAL             B-1
  RETIREMENT ANNUITIES......................................

THE CONTRACTS OFFERED BY THIS PROSPECTUS MAY NOT BE AVAILABLE IN ALL STATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE OR SOLICIT AN OFFER IN THAT STATE.

SPECIAL TERMS

As used in this prospectus, the following terms have the indicated meanings:

ACCUMULATION PERIOD: the period referred to in the term "Accumulation Unit."

ACCUMULATION UNIT: a unit of measurement used in determining the value of an Owner's interest in a Subaccount during the period prior to the commencement of annuity payments or, if earlier, the surrender of the Contract. The value of an Accumulation Unit will reflect the investment experience of the Subaccount and vary in dollar amount.

ACCUMULATED VALUE: accumulated value of all Subaccounts and the MVA Fixed Account Value under a Contract.

DATE OF MATURITY: the date elected by the Owner as of which annuity payments will commence. The election is subject to certain conditions described in "The Annuity Period." The Contract specifies a "Date of Maturity" as discussed under "The Annuity Period."

ANNUITANT: the person designated in the Contract as such.

ANNUITY OPTION: the provisions under which a series of annuity payments is made to the Annuitant or other payee, such as the Life Annuity with Ten Years Certain.

ANNUITY UNIT: a unit of measurement used in determining the amount of any variable annuity payment. The value of an Annuity Unit for each Subaccount will depend upon the assumed investment rate and the investment experience of that Subaccount, and will vary in dollar amount.

CONTRACT YEAR: the 12-month period following the date of issue of the Contract and each 12-month period thereafter. In Certificates issued under group Contracts, these periods are the "Certificate Year."

FIXED ANNUITY OPTION: an annuity option under which the Company promises to pay the Annuitant, or any other payee designated by the Owner, fixed payments.

GENERAL ACCOUNT: comprises all assets of the Company other than those in the Separate Account, and other than those in any other legally segregated separate account established by the Company.

GUARANTEE PERIOD: the period for which a Guaranteed Rate is credited.

GUARANTEED RATE: the rate of interest credited during any Guarantee Period, on an effective annual basis.

MARKET VALUE ADJUSTMENT: positive or negative adjustment to MVA Fixed Account Value that is paid out at a time other than the last day of a Guarantee Period.

MVA FIXED ACCOUNT VALUE: the amount of premium payments allocated or transferred to Guarantee Periods, plus interest and any positive Market Value Adjustment, less any withdrawals including CDSLs and deductions for Contract fees, charges and any premium or similar taxes and any negative Market Value Adjustment.

OWNER: the person(s) or entity, usually the person(s) or entity to whom the Contract is issued, who has the sole right to exercise all rights and privileges under the Contract except as otherwise provided in the Contract. As used in this prospectus, Owner includes the "Participant" referred to in Certificates under Contracts issued on a group basis.

SURRENDER VALUE: the amount that is payable upon a surrender of the Contract prior to the Date of Maturity. Surrender Value is equal to the Accumulated Value of a Contract after all applicable adjustments and deduction of all applicable charges.

VARIABLE ANNUITY OPTION: an annuity option under which the Company makes to the Annuitant, or any other payee designated by the Owner, payments which vary in amount in accordance with the net investment experience of the Subaccounts selected by the Owner. Not all of the Subaccounts are available under the Contracts during the annuity period.

WE, US, OUR: mean the Company.

YOU, YOUR: mean the Owner.

SYNOPSIS OF EXPENSE
INFORMATION

The purpose of this synopsis is to provide an understanding of the various costs and expenses that the Owner will bear directly or indirectly. The synopsis includes expenses of the Separate Account and the Trust. For a more complete description of the fees and charges applicable under the Contracts, see "Charges Under the Contracts." The management fees charged the Funds and their annual operating expenses are more fully described in the prospectus for the Trust.

CONTRACT OWNER TRANSACTION EXPENSES.

CONTINGENT DEFERRED SALES LOAD (or "CDSL," as a percentage of premium payments withdrawn in excess of the Free Withdrawal Value)(1)

YEARS FROM DATE OF
PREMIUM PAYMENT TO                                       CDSL
DATE OF SURRENDER OR WITHDRAWAL                       PERCENTAGE
----------------------------------------------------  ----------
7 or more...........................................      0%
6 but less than 7...................................      2%
5 but less than 6...................................      3%
4 but less than 5...................................      4%
3 but less than 4...................................      5%
2 but less than 3...................................      5%
less than 2.........................................      6%
ANNUAL CONTRACT FEE(2)..............................     $30

---------------
(1) In any Contract Year an Owner may withdraw, without a CDSL, an amount equal to 10% of the Accumulated Value as of the Beginning of the Contract Year less any prior withdrawals, during the Contract Year. This is the "Free Withdrawal Value."

(2) The annual Contract Fee is deducted on Contracts having an Accumulated Value of less than $10,000. The Contract Fee is deducted at the beginning of each Contract Year after the first and at a full surrender during a Contract Year. The Contract Fee is assessed only during the Accumulation Period, and is referred to as the "Certificate Fee" in Certificates issued under group Contracts. The Company reserves the right to increase the annual Contract Fee up to $50, subject to applicable state regulations.

SEPARATE ACCOUNT ANNUAL EXPENSES

(as a percentage of Account Value)

                                               INITIAL PREMIUM
                                                   PAYMENT
                                            ---------------------
                                            LESS THAN    $250,000
                                            $250,000     OR MORE
                                            ---------    --------
Mortality and Expense Risk Charge.........    0.90%        0.90%
Administration Charge.....................    0.35%        0.10%
                                              ----         ----
Total.....................................    1.25%        1.00%
                                              ====         ====

TRUST ANNUAL EXPENSES

(as a percentage of average net assets)

                                         OTHER FUND
                        MANAGEMENT        EXPENSES         TOTAL FUND
         FUND              FEES       AFTER LIMITATION*     EXPENSES*
----------------------  ----------   -------------------   -----------
V.A. International         0.90%            0.25%             1.15%
V.A. Regional Bank         0.80%            0.25%             1.05%
V.A. Financial
  Industries               0.80%            0.25%             1.05%
V.A. Emerging Growth       0.75%            0.25%             1.00%
V.A. Special
  Opportunities            0.75%            0.25%             1.00%
V.A. Growth                0.75%            0.25%             1.00%
V.A. Growth and Income     0.60%            0.25%             0.85%
V.A. Independence
  Equity                   0.70%            0.25%             0.95%
V.A. Sovereign
  Investors                0.60%            0.25%             0.85%
V.A. 500 Index(*)          0.10%            0.25%             0.35%
V.A. Sovereign Bond        0.50%            0.25%             0.75%
V.A. Strategic Income      0.60%            0.25%             0.85%
V.A. High Yield Bond       0.60%            0.25%             0.85%
V.A. World Bond            0.75%            0.25%             1.00%
V.A. Money Market          0.50%            0.25%             0.75%

---------------
(*) Other Fund expenses are based on expenses for the past fiscal year except for V.A. Regional Bank, V.A. Special Opportunities, V.A. Growth and Income, and V.A. High Yield Bond Funds which were not in existence during the year. The Advisers agreed to limit temporarily other expenses of each Fund to 0.25% of the Fund's average daily net assets, and management fee of V.A. 500 Index to 0.10% of the Fund's average daily net assets.

    Without these limitations, other expenses for V.A. International, V.A. Financial Industries, V.A. Emerging Growth, V.A. Growth, V.A. Independence Equity, V.A. Sovereign Investors, V.A. 500 Index, V.A. Sovereign Bond, V.A. Strategic Income, V.A. World Bond and V.A. Money Market would be 1.14%, 0.59%, 1.97%, 1.62%, 0.89%, 0.56%, 0.49%, 2.03%, 0.77%, 1.55%, and 0.77%,
    respectively, and management fee for V.A. 500 Index Fund would be 0.35%. As a result, total fund operating expenses without these limitations for V.A. International, V.A. Financial Industries, V.A. Emerging Growth, V.A. Growth, V.A. Independence Equity, V.A. Sovereign Investors, V.A. 500 Index, V.A. Sovereign Bond, V.A. Strategic Income, V.A. World Bond and V.A. Money Market would be 2.04%, 1.39%, 2.72%, 2.37%, 1.59%, 1.16%, 0.84%, 2.53%, 1.37%,
    2.30%, and 1.27%, respectively. Other Fund expenses and total Fund expenses as a percentage of average net assets are expected to decrease as the net assets of the Funds grow.

EXAMPLES

If you surrender your Contract at the end of the applicable time period, you would pay the following current expenses on a $1,000 investment allocated to one of the Subaccounts listed, assuming 5% annual return on assets:

                                1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                ------   -------   -------   --------
V.A. International............    79       121       166       279
V.A. Regional Bank............    78       118       161       269
V.A. Financial Industries.....    78       118       161       269
V.A. Emerging Growth..........    77       117       159       264
V.A. Special Opportunities....    77       117       159       264
V.A. Growth...................    77       117       159       264
V.A. Growth and Income........    76       112       151       238
V.A. Independence Equity......    77       115       156       259
V.A. Sovereign Investors......    76       112       151       248
V.A. 500 Index................    71        97       125       195
V.A. Sovereign Bond...........    75       109       146       238
V.A. Strategic Income.........    76       112       151       248
V.A. High Yield Bond..........    76       112       151       248
V.A. World Bond...............    77       117       159       264
V.A. Money Market.............    75       109       146       238

If you annuitize at the end of the applicable time period, or if you do not surrender your Contract, you would pay the following current expenses on a $1,000 investment allocated to one of the Subaccounts listed, assuming 5% annual return on assets:

                                1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                ------   -------   -------   --------
V.A. International............    25       76        131       279
V.A. Regional Bank............    24       73        126       269
V.A. Financial Industries.....    24       73        126       269
V.A. Emerging Growth..........    23       72        123       264
V.A. Special Opportunities....    23       72        123       264
V.A. Growth...................    23       72        123       264
V.A. Growth and Income........    22       67        115       248
V.A. Independence Equity......    23       70        121       259
V.A. Sovereign Investors......    22       67        115       248
V.A. 500 Index................    17       52         90       195
V.A. Sovereign Bond...........    21       64        110       238
V.A. Strategic Income.........    22       67        115       248
V.A. High Yield Bond..........    22       67        115       248
V.A. World Bond...............    23       72        123       264
V.A. Money Market.............    21       64        110       238

The annual Contract Fee reflected in the examples has been expressed as an annual percentage of assets based on the Company's experience with other variable annuity contracts using the same contract fee provision.

The examples do not give effect to any premium taxes that may be applicable, or to any of the charges described under "Optional Benefit Riders," below. The examples should not be considered representations of past or future expenses; actual expenses may be greater than or less than those shown above.

OPTIONAL BENEFIT RIDERS

The Company offers, subject to state availability, three optional benefit riders that may be elected by the Owner. A separate monthly charge is made for each rider selected. The charge, as applicable, is made pro rata based on relative values through a reduction in Accumulation Units of the Subaccounts and dollar amounts in the Guarantee Periods under a Contract.

The applicable charge is equal to the Accumulated Value at the beginning of each month multiplied by 1/12th of the following annual percentage rates. With respect to the Nursing Home Waiver of CDSL Rider, the applicable charge will be assessed only upon the Accumulated Value associated with premium payments upon which a CDSL would continue to be applicable at the time the charge is assessed.

ONE YEAR STEPPED-UP DEATH BENEFIT RIDER...................  0.15%
ACCIDENTAL DEATH BENEFIT RIDER (terminates at age 80).....  0.10%
NURSING HOME WAIVER OF CDSL RIDER.........................  0.05%

For a description of these riders, see "One Year Stepped-Up Death Benefit Rider" and "Accidental Death Benefit Rider" under "The Accumulation Period," and "Nursing Home Waiver of CDSL Rider" under "Charges Under the Contracts."

MARKET VALUE ADJUSTMENT AND CHARGES
APPLICABLE TO THE MVA FIXED ACCOUNT

Except when effected on the last day of a Guarantee Period, surrenders, transfers or partial withdrawals from the MVA Fixed Account, including amounts withdrawn to provide an annuity or a death benefit, are subject to a Market Value Adjustment that may increase or reduce the amount of MVA Fixed Account Value paid out by the Company. The Market Value Adjustment is computed pursuant to a formula that is described under "The MVA Fixed Account--Market Value Adjustment." Of the expenses summarized above, only the "Contingent Deferred Sales Load," "Annual Contract Fee," and "Optional Benefit Riders" charges are applicable to the MVA Fixed Account.

JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF
CONDENSED FINANCIAL INFORMATION

Selected data for each Accumulation Share outstanding throughout the period as follows:

FOR CONTRACTS WITH INITIAL PURCHASE
PAYMENTS LESS THAN $250,000:

                                                    PERIOD FROM
                                                  AUGUST 29, 1996
                                                 (COMMENCEMENT OF
                                   YEAR ENDED       OPERATIONS)
                                  DECEMBER 31,          TO
                                      1997       DECEMBER 31, 1996
                                  ------------   -----------------
V.A. International Subaccount
Accumulation share value:
  Beginning of Period...........       $11.23            $10.00
  End of Period.................       $11.03            $11.23
Number of Accumulation Shares
outstanding at end of period....    82,216.63          1,149.67
V.A. Emerging Growth Subaccount
Accumulation share value:
  Beginning of Period...........       $ 9.30            $10.00
  End of Period.................       $10.20            $ 9.30
Number of Accumulation Shares
outstanding at end of period....   135,011.59          4,393.62
V.A. Growth Subaccount (formerly
V.A. Discovery Subaccount)
Accumulation share value:
  Beginning of Period...........       $ 9.35            $10.00
  End of Period.................       $10.55            $ 9.35
Number of Accumulation Shares
outstanding at end of period....   123,249.05          5,865.63

                                                    PERIOD FROM
                                                  AUGUST 29, 1996
                                                 (COMMENCEMENT OF
                                   YEAR ENDED       OPERATIONS)
                                  DECEMBER 31,          TO
                                      1997       DECEMBER 31, 1996
                                  ------------   -----------------
V.A. Independence Equity
Subaccount Accumulation share
value:
  Beginning of Period...........       $11.13            $10.00
  End of Period.................       $14.36            $11.13
Number of Accumulation Shares
outstanding at end of period....   259,401.72          2,759.86
V.A. Sovereign Investors
Subaccount Accumulation share
value:
  Beginning of Period...........       $10.78            $10.00
  End of Period.................       $13.68            $10.78
Number of Accumulation Shares
outstanding at end of period....   457,509.94          2,637.18
V.A. 500 Index Subaccount
Accumulation share value:
  Beginning of Period...........       $11.10            $10.00
  End of Period.................       $14.20            $11.10
Number of Accumulation Shares
outstanding at end of period....   400,829.49         13,253.77
V.A. Sovereign Bond Subaccount
Accumulation share value:
  Beginning of Period...........       $10.51            $10.00
  End of Period.................       $11.31            $10.51
Number of Accumulation Shares
outstanding at end of period....    79,718.67          1,170.22
V.A. Strategic Income Subaccount
Accumulation share value:
  Beginning of Period...........       $10.70            $10.00
  End of Period.................       $11.78            $10.70
Number of Accumulation Shares
outstanding at end of period....   144,638.05            187.82
V.A. World Bond Subaccount
Accumulation share value:
  Beginning of Period...........       $10.46            $10.00
  End of Period.................       $10.47            $10.46
Number of Accumulation Shares
outstanding at end of period....     3,573.37             96.28
V.A. Money Market Subaccount
Accumulation share value:
  Beginning of Period...........       $ 1.02            $ 1.00
  End of Period.................       $ 1.05            $ 1.02
Number of Accumulation Shares
outstanding at end of period....  4,783,239.87       100,008.25

                                                  PERIOD FROM
                                                APRIL 30, 1997
                                               (COMMENCEMENT OF
                                                  OPERATIONS)
                                                      TO
                                               DECEMBER 31, 1997
                                               -----------------
V.A. Financial Industries Subaccount
Accumulation share value:
  Beginning of Period........................          $10.00
  End of Period..............................          $13.39
Number of Accumulation Shares outstanding at
end of Period................................      645,730.28

FOR CONTRACTS WITH INITIAL PURCHASE
PAYMENTS GREATER THAN $250,000:

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                                       1997*
                                                    ------------
V.A. International Subaccount Accumulation share
value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $11.07
Number of Accumulation Shares outstanding at end
of period.........................................     6,737.81

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                                       1997*
                                                    ------------
V.A. Emerging Growth Subaccount Accumulation share
value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $10.23
Number of Accumulation Shares outstanding at end
of period.........................................    44,095.09
V.A. Growth Subaccount (formerly V.A. Discovery
Subaccount) Accumulation share value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $10.59
Number of Accumulation Shares outstanding at end
of period.........................................    48,828.08
V.A. Independence Equity Subaccount Accumulation
share value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $14.41
Number of Accumulation Shares outstanding at end
of period.........................................    34,003.90
V.A. Sovereign Investors Subaccount Accumulation
share value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $13.72
Number of Accumulation Shares outstanding at end
of period.........................................    80,429.57
V.A. 500 Index Subaccount Accumulation share
value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $14.25
Number of Accumulation Shares outstanding at end
of period.........................................    24,241.80
V.A. Sovereign Bond Subaccount Accumulation share
value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $11.35
Number of Accumulation Shares outstanding at end
of period.........................................    21,294.54
V.A. Strategic Income Subaccount Accumulation
share value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $11.82
Number of Accumulation Shares outstanding at end
of period.........................................    17,906.97
V.A. World Bond Subaccount Accumulation share
value:
  Beginning of Period.............................       $10.00
  End of Period...................................       $10.50
Number of Accumulation Shares outstanding at end
of period.........................................           --
V.A. Money Market Subaccount Accumulation share
value:
  Beginning of Period.............................       $ 1.00
  End of Period...................................       $ 1.05
Number of Accumulation Shares outstanding at end
of period.........................................   660,311.61

                                                  PERIOD FROM
                                                APRIL 30, 1997
                                               (COMMENCEMENT OF
                                                  OPERATIONS)
                                                      TO
                                               DECEMBER 31, 1997
                                               -----------------
V.A. Financial Industries Subaccount
Accumulation share value:
  Beginning of Period........................         $10.00
  End of Period..............................         $13.41
Number of Accumulation Shares outstanding at
end of Period................................      73,105.37

* Prior to December 31, 1997, no Contracts were sold with initial purchase payments greater than $250,000.

SUMMARY INFORMATION

The Contracts are designed for purchase by individuals doing their own retirement planning, including plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986, as amended ("Code"), and for purchase in connection with (1) pension and profit-sharing plans qualified under Section 401(c) of the Code, known as "H.R. 10 plans," (2) pension or profit-sharing plans qualified under Sections 401(a) or 403(a) of the Code, known as "corporate plans," (3) plans qualifying under Section 401(k) of the Code, (4) annuity purchase plans adopted under the provisions of Section 403(b) of the Code by public school systems and certain other tax-exempt organizations, and (5) individual retirement annuity plans satisfying the requirements of
Section 408 of the Code. For additional information pertaining to the purchase of a Contract as an Individual Retirement Annuity, see "Appendix B--Variable Annuity Information for Individual Retirement Annuities."

The John Hancock Servicing Center (the "Servicing Center") handles various administrative, processing, servicing and similar functions related to the Contracts. The Servicing Center may be reached at the address and telephone number shown on the second page of this prospectus.

In order to accommodate "employer-related" plans funded by the Contracts, Contract forms using "unisex" purchase rates, i.e., rates the same for males and females, are available. Any questions you have as to whether you are participating in an employer-related plan should be directed to your employer. Any other question you or your employer may have with respect to this topic can be directed to the Servicing Center.

THE CONTRACTS

The Contracts offered are "flexible premium" deferred annuity Contracts under which premium payments may be made in a single sum or at intervals until the Date of Maturity. At that time annuity payments by the Company will commence unless the Owner elects to surrender the Contract, in which case, the Surrender Value will be paid.

An application for a Contract is available from broker-dealers and certain financial institutions who are participating in the distribution of the Contracts. Applications are also available directly from the Company by contacting the Servicing Center. Upon completion, the application is transmitted, along with the premium payment, to the Servicing Center for processing. See "The Contracts."

JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

The Separate Account is a separate investment account of the Company. It is operated as a unit investment trust and supports the variable benefits payable under the Contracts. There are currently fourteen Subaccounts within the Separate Account: V.A. International, V.A. Regional Bank, V.A. Financial Industries, V.A. Emerging Growth, V.A. Special Opportunities, V.A. Growth, V.A. Growth and Income, V.A. Independence Equity, V.A.

Sovereign Investors, V.A. 500 Index, V.A. Sovereign Bond, V.A. Strategic Income, V.A. High Yield Bond, V.A. World Bond, and V.A. Money Market. Each Subaccount invests in a corresponding Fund of the Trust. The Trust is a "series" type mutual fund.

Each Fund has a different investment objective. The Adviser provides investment management services to the Funds for which it receives a fee from the Trust. The Adviser utilizes sub-advisers for three of the Funds. John Hancock Advisers International Limited ("JHAI") provides sub-investment management services for the International Fund; Independence Investment Associates, Inc. ("IIA") provides sub-advisory services for the Independence Equity Fund; and Sovereign Asset Management Corporation ("SAMCO") provides sub-advisory services for the Sovereign Investors Fund. JHAI, IIA, and SAMCO (the "Sub-advisers") are indirect, wholly owned subsidiaries of John Hancock Mutual Life Insurance Company ("John Hancock"). Each Sub-adviser receives a fee from the Adviser for these services which in no way increases the costs borne by the Trust, the Account, or the Owners.

For a more detailed description of the Trust, see its prospectus which accompanies this prospectus.

MVA FIXED ACCOUNT INVESTMENT OPTIONS

Any amount allocated by the Owner to the MVA Fixed Account earns interest at a Guaranteed Rate. The level of the Guaranteed Rate depends on the length of the Guarantee Period selected by the Owner. We currently make available various Guarantee Periods with durations of up to ten years.

If amounts are transferred, surrendered or otherwise paid out at any time other than the last day of the applicable Guarantee Period, a Market Value Adjustment will be applied that will increase or decrease the amount of MVA Fixed Account Value paid out. Accordingly, the Market Value Adjustment can result in gains or losses.

For a more complete discussion of the MVA Fixed Account investment options and Market Value Adjustment, see "The MVA Fixed Account."

PRINCIPAL UNDERWRITER AND DISTRIBUTOR

John Hancock Funds, Inc. ("JHFI"), a registered broker-dealer affiliate of John Hancock, acts as principal underwriter of the Account and principal distributor of the Contracts. The Contracts are offered through broker-dealers and financial institutions.

INVESTMENT OF PREMIUM PAYMENTS

Premium payments received under Contracts, after deduction of any premium or similar taxes, are allocated to one or more of the Subaccounts and/or one or more of the Guarantee Periods in the MVA Fixed Account, as directed by the Owner.

Premium payments may be mailed to John Hancock Servicing Center, P.O. Box 9298, Boston, MA 02205-9298. All checks or other money orders should be made payable to John Hancock. Procedures also have been established for the receipt of premium payments by wire order. See "Payments by Wire" under "The Contracts."

MINIMUM AND MAXIMUM PREMIUM PAYMENTS

Each premium payment must be at least $500. The total premium payments may not exceed $1,000,000 in any Contract Year without our prior approval. No premium payments may be made within six months prior to the Annuitant's 95th birthday or thereafter. These limits may be waived by the Company.

ACCOUNT CHARGES

Charges made directly to the Account include daily charges aggregating 0.90% annually for mortality and expense risks, and daily charges at the annual rate of 0.35% and 0.10% under Contracts with initial premium payments of less than $250,000 and $250,000 or more, respectively. These charges are based on the average daily net asset value of each Subaccount, and reduce the unit values of the Subaccounts.

FUND CHARGES

Management fees at annual rates currently ranging from 0.10% to 0.90% of average daily net assets are paid by the Funds to the Adviser. The Funds also incur charges for other expenses incurred in their operations. Management fees and other expenses are reflected in the net asset value of each Fund's shares.

WITHDRAWAL CHARGES

A withdrawal charge, or contingent deferred sales load (the CDSL), if applicable, is deducted from the amount of any premium payment withdrawn from the Accumulated Value under a Contract, including any partial withdrawal or any full withdrawal upon a surrender of the Contract. The charge is 6% for withdrawals made in the first two years from the date we receive a premium payment and decreases decrementally to zero in the seventh year. The charge does not apply to any premium payments withdrawn after seven years from the date we receive the payments. In any Contract Year, up to 10% of the Accumulated Value as of the beginning of the Contract Year, less any prior withdrawals during the Contract Year, may be withdrawn without a CDSL. The CDSL also does not apply to a withdrawal made to provide an annuity or a death benefit or, if necessary, to meet minimum distribution requirements under qualified plans, or under the waiver described in the next paragraph.

NURSING HOME WAIVER OF CDSL CHARGE

Subject to state availability, an optional "Nursing Home Waiver of CDSL" rider may be elected at the time the Owner applies for a Contract. Under this benefit, the CDSL, if otherwise applicable, will be waived on any withdrawals if beginning at least 90 days after the date of issue, the Owner becomes confined to a long term care facility ("LTCF") for at least 90 consecutive days, subject to certain conditions. At the beginning of each month, we make a charge for this rider equal to 1/12th of 0.05%

(annual percentage rate) of the Accumulated Value associated with premium payments upon which a CDSL would continue to be applicable at the time the charge is assessed. The benefit is not available for applicants over age 75.

CONTRACT FEE AND CERTAIN OTHER CHARGES

An annual Contract Fee of $30 is deducted during the Accumulation Period under Contracts having an Accumulated Value of less than $10,000. The Company reserves the right to increase the Contract Fee up to $50, subject to applicable state regulations. No Contract Fee will be deducted if the Accumulated Value is $10,000 or more. Charges also may be made for any taxes or interest expense attributable to the Contracts or the Account.

Deductions are also made for any applicable premium or similar taxes based on the amount of a premium payment. Currently, such taxes in certain states are up to 5% of each premium payment. In addition, separate monthly charges are made for the optional death benefit riders described under "Death Benefits" below.

A more detailed description of all fees and charges applicable under the Contracts appears under "Charges Under the Contracts." Fees and charges of the Trust are described in its prospectus which is attached to this prospectus.

WITHDRAWAL PRIOR TO DATE OF MATURITY

At any time before annuity payments begin, if the Annuitant is living, a Contract may be surrendered in full for its Surrender Value or a portion of the Accumulated Value may be withdrawn, subject to applicable charges and certain limits. See "Surrender of Contract; Partial Withdrawals" under "The Contracts." A 10% tax penalty may be applicable to withdrawals before the Owner attains age 59 1/2. A Market Value Adjustment may also be applied. See "The MVA Fixed Account."

SYSTEMATIC WITHDRAWAL

The Accumulated Value of a Contract may be systematically withdrawn on a monthly, quarterly, semiannual or annual basis, as elected by the Owner. Systematic withdrawals in any Contract Year in excess of 10% of the Accumulated Value as of the beginning of the Contract Year may be subject to a CDSL. See "Contingent Deferred Sales Load" under "Charges Under the Contracts." A minimum Accumulated Value of $15,000 is required to start the program and certain other conditions apply. See "Systematic Withdrawal" under "The Accumulation Period."

DOLLAR COST AVERAGING

The Owner may elect to have amounts automatically transferred from the Money Market Subaccount into one or more of the other Subaccounts of the Account. Transfers of $250 or more may be made monthly, quarterly, semiannually or annually. A minimum Accumulated Value of $15,000 is required to start the program. See "Dollar Cost Averaging" under "The Accumulation Period."

STANDARD DEATH BENEFIT

The Contracts include a standard death benefit payable upon the death of the Annuitant prior to the Date of Maturity. The beneficiary will receive the greater of (a) the Accumulated Value, adjusted by any Market Value Adjustment, and (b) the aggregate amount of the premium payments made under the Contract, less any prior withdrawals and CDSLs applied to such partial withdrawals.

OPTIONAL ONE YEAR STEPPED-UP DEATH BENEFIT

At the time a Contract is applied for, the Owner may elect a one year stepped-up death benefit rider designed to enhance the death benefit payable to the beneficiary. Under this rider the benefit payable will be the greater of (a) the standard death benefit, and (b) the highest Accumulated Value, adjusted by a Market Value Adjustment, of the Contract as of any Contract anniversary preceding the date of receipt of due proof of death together with any required settlement instructions and preceding the Contract anniversary nearest the Annuitant's 81st birthday, plus any premium payments, less any withdrawals and CDSLs, since such Contract anniversary. See "Optional One Year Stepped-Up Death Benefit" under "The Accumulation Period." At the beginning of each month, we make a charge for this rider equal to 1/12th of 0.15% (annual percentage rate) of the Accumulated Value of the Contract at that time. This one year stepped up death benefit is not available for applicants age 80 or older.

OPTIONAL ACCIDENTAL DEATH BENEFIT

At the option of the Owner, an accidental death benefit rider may be elected. Under this rider, upon the accidental death of the Annuitant prior to the earlier of the Date of Maturity or the Annuitant's 80th birthday, the beneficiary will receive, in addition to any other death benefit, an amount equal to the Accumulated Value of the Contract, as of the date of receipt of proof of the Annuitant's death, up to a maximum of $200,000. The benefit only may be elected at the time the Contract is applied for, and is not available to applicants age 80 or older. At the beginning of each month, we make a charge for this rider equal to 1/12th of 0.10% (annual percentage rate) of the Accumulated Value of the Contract at that time.

THE COMPANY
AND JOHN HANCOCK

The Company was organized under the laws of the Commonwealth of Massachusetts in 1979 and commenced insurance operations in 1980. It is a wholly-owned subsidiary of John Hancock, a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts in 1862. The Company's Home Office is located at 200 Clarendon Street, Boston, Massachusetts 02117. See "Further Information About the Company."

John Hancock is a major financial services company. As the Company's parent, it is anticipated that John Hancock will from time to time make capital contributions to the Company to enable it to meet its reserve requirements and expenses in connection with its business. John Hancock is committed to make additional capital contributions if necessary to ensure that the Company maintains a positive net worth.

THE SEPARATE ACCOUNT

The Separate Account is a separate account of the Company established under Massachusetts law on November 13, 1995. The Separate Account, although an integral part of the Company, meets the definition of a "separate account" under the Federal Securities Laws and is registered as a unit investment trust under the Investment Company Act of 1940, as amended ("1940 Act").

The Separate Account's assets are the property of the Company and the obligations under the Contracts are the obligations of the Company. Each Contract provides that the portion of the Separate Account's assets equal to the reserves and other liabilities under the Contract with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business the Company may conduct. In addition to the net assets and other liabilities for Contracts, the Separate Account's assets include assets derived from charges made by the Company and, possibly, funds contributed by the Company to commence operation of the Subaccounts. From time to time these additional assets may be transferred in cash by the Company to its general account. Before making any such transfer, the Company will consider any possible adverse impact the transfer might have on any Subaccount.

Income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains or losses of the Company.

There currently are fifteen Subaccounts in the Separate Account: the V.A. International, V.A. Regional Bank, V.A. Financial Industries, V.A. Emerging Growth, V.A. Special Opportunities, V.A. Growth, V.A. Growth and Income, V.A. Independence Equity, V.A. Sovereign Investors, V.A. 500 Index, V.A. Sovereign Bond, V.A. Strategic Income, V.A. High Yield Bond, V.A. World Bond, and V.A. Money Market Subaccounts. The assets in each Subaccount are invested in shares of a corresponding Fund of the Trust. The assets of one Subaccount are not necessarily legally insulated from liabilities associated with another Subaccount. New subaccounts may be added and made available to Owners.

THE TRUST

The Trust is a "series" type of mutual fund that is registered under the 1940 Act as an open-end diversified management investment company and organized as a Massachusetts business trust. The Trust serves as an investment medium for the Account and for John Hancock Variable Annuity Account H. In the future, other unit investment trust separate accounts established by John Hancock, the Company, or other unaffiliated life insurance companies for variable life insurance policies and variable annuity contracts may also invest in the Trust. A full description of the Trust, its investment objectives, policies and restrictions, and all other aspects of its operation is contained in its attached prospectus (which should be read carefully before investing) and the SAI referred to therein, which should be read together with this prospectus. Among other items, the description of the need to monitor events on the part of the Trust's Board of Trustees for possible conflicts between separate accounts and other consequences should be noted.

The following is a brief summary of the investment objectives of each Fund of the Trust.

JOHN HANCOCK V.A. INTERNATIONAL FUND seeks long-term growth of capital. The Fund invests primarily in equity securities of foreign companies and governments.

JOHN HANCOCK V.A. REGIONAL BANK FUND ("Regional Bank Fund") seeks long-term capital appreciation. The Fund invests primarily in regional banks and lending institutions, including: commercial and industrial banks, savings and loan associations and bank holding companies.

JOHN HANCOCK V.A. FINANCIAL INDUSTRIES FUND seeks capital appreciation primarily through investments in equity securities of financial services companies throughout the world.

JOHN HANCOCK V.A. EMERGING GROWTH FUND seeks long-term growth of capital. The potential for growth of capital is the sole basis for selection of portfolio securities. Current income is not a factor in this selection.

JOHN HANCOCK V.A. SPECIAL OPPORTUNITIES FUND seeks long-term capital appreciation. The Fund invests primarily in equity securities of domestic and foreign issuers in various economic sectors, selected according to both macroeconomic factors and the outlook for each sector.

JOHN HANCOCK V.A. GROWTH FUND (FORMERLY, JOHN HANCOCK V.A. DISCOVERY FUND) seeks long-term capital appreciation. The Fund invests principally in common stocks (and in securities convertible into or with rights to purchase common stocks) of companies which the Fund's management believes offer outstanding growth potential over both the intermediate and long term.

JOHN HANCOCK V.A. GROWTH AND INCOME FUND seeks the highest total return (capital appreciation plus current income) that is consistent with reasonable safety of capital.

JOHN HANCOCK V.A. INDEPENDENCE EQUITY FUND seeks above-average total return, consisting of capital appreciation and income. The Fund will diversify its investments to create a portfolio focused on stocks of companies that management believes are undervalued and have improving fundamentals over both the intermediate and long term.

JOHN HANCOCK V.A. SOVEREIGN INVESTORS FUND seeks long-term growth of capital and income without assuming undue market risks. At times, however, because of market conditions, the Fund may find it advantageous to invest primarily for current income. The Fund invests primarily in common stocks of seasoned companies in sound financial condition with a long record of paying increasing dividends.

JOHN HANCOCK V.A. 500 INDEX FUND seeks to provide investment results that correspond to the total return performance of the Standard & Poor's 500 Stock Price Index ("S&P 500 Index"). The 500 Index Fund normally invests at least 80% of the Fund's assets in common stocks of companies that comprise the S&P 500 Index in approximately the same proportions as they are represented in the Index. (Requisite disclosure regarding the use of the Standard & Poor's name is included in the Trust's prospectus attached at the end of this prospectus.)

JOHN HANCOCK V.A. SOVEREIGN BOND FUND seeks a high level of current income consistent with prudent investment risk. The Fund invests primarily in a diversified portfolio of investment grade fixed income securities of U.S. and foreign issuers, although the Fund may invest up to 25% of its total assets in lower-rated high-yield, high-risk fixed income securities.

JOHN HANCOCK V.A. STRATEGIC INCOME FUND seeks a high level of current income. The Fund invests primarily in foreign government and corporate fixed income securities, U.S. Government securities and lower-rated high-yield, high-risk fixed income securities of U.S. issuers.

JOHN HANCOCK V.A. HIGH YIELD BOND FUND seeks to maximize current income without assuming undue risk. The Fund invests primarily in junk bonds, i.e., lower-rated, high-yielding debt securities. The Fund also seeks capital appreciation, but only when consistent with its primary goal.

JOHN HANCOCK V.A. WORLD BOND FUND seeks competitive total investment return, consisting of current income and capital appreciation. The Fund invests primarily in a global portfolio of high-grade, fixed income securities.

JOHN HANCOCK V.A. MONEY MARKET FUND seeks maximum current income consistent with capital preservation and liquidity. The Fund invests only in high-quality money market instruments.

                            ------------------------

Prospective investors should carefully read the risk disclosures contained in the Trust prospectus with regard to the investment risks of the high-yield, high-risk fixed income securities invested in by the John Hancock V.A. Regional Bank Fund, the John Hancock V.A. Financial Industries Fund, the John Hancock V.A. Growth Fund, the John Hancock V.A. Growth and Income Fund, the John Hancock V.A. Sovereign Investors Fund, the John Hancock V.A. High Yield Bond Fund, the John Hancock V.A. World Bond Fund, the John Hancock V.A. Sovereign Bond Fund and the John Hancock V.A. Strategic Income Fund.

The Company will purchase and redeem shares of the Trust for the Separate Account at their net asset value without any sales or redemption charges. The shares of the Trust represent an interest in the Funds that correspond to the Subaccounts of the Separate Account. Any dividend or capital gains distributions received by the Separate Account will be reinvested in shares of the respective Funds at their net asset value as of the dates paid. Any such distribution will result in a reduction in the value of the shares of the Fund from which the distribution was made. However, the total net asset value of the Separate Account, or of any Fund, will not change because of such distribution.

On each Valuation Date, shares of each Fund are purchased or redeemed by the Company for each Subaccount based on, among other things, the amount of net premium payments allocated to the Subaccount, dividends and distributions reinvested, transfers to, from and among Subaccounts, all to be effected as of that date. Such purchases and redemptions are effected at the net asset value per share for each Fund determined on that same Valuation Date.

THE MVA FIXED ACCOUNT

The MVA Fixed Account is a "nonunitized" separate account established by the Company. A nonunitized separate account is a separate account in which the Contract Owner has no claim on, or participation in the performance of, the assets held in the account. Investments purchased with amounts allocated to the MVA Fixed Account are the property of the Company, and any favorable investment performance on the assets held in the MVA Fixed Account accrues solely to the Company's benefit. All benefits relating to the Accumulated Value of amounts allocated to the MVA Fixed Account are guaranteed by the Company to the extent provided under the Contracts.

GUARANTEED RATES/GUARANTEE PERIODS

Amounts allocated by the Owner to the MVA Fixed Account earn interest at a Guaranteed Rate commencing with the date of allocation. The Guaranteed Rate continues for a number of years, i.e., the Guarantee Period, selected by the Owner. At the end of the Guarantee Period, the Accumulated Value in that Guarantee Period, including interest accrued thereon, will be automatically transferred to the Money Market Subaccount unless the Owner elects to: (a) withdraw such Accumulated Value from the Contract, (b) allocate all or a portion of the Accumulated Value to a new Guarantee Period of the same duration as the expiring Guarantee Period, or (c) allocate all or any portion of the Accumulated Value to a different Guarantee Period or periods or to one or more of the Subaccounts. The Company must be notified of any election by the Owner at its Servicing Center in a form satisfactory to it within 30 days prior to the end of the expiring Guarantee Period. The first day of any new Guarantee Period or other reallocation will be the day after the end of the prior Guarantee Period. The Company will notify the Owner at least 30 days prior to the end of any Guarantee Period. A Guarantee Period will not be available if it extends beyond the Date of Maturity.

The Company currently makes available Guarantee Periods of various durations. At any time, the Guarantee Periods may be one year and multiple year periods of up to ten years. The Company reserves the right to add or delete Guarantee Periods from those that are available at any time for new allocations. Each Guarantee Period has its own Guaranteed Rate, which may differ from those for other Guarantee Periods. We may, at our discretion, change the Guaranteed Rate for future Guarantee Periods. These changes will not affect the Guaranteed Rates being paid on Guarantee Periods that have already commenced. Each allocation or transfer of an amount to a Guarantee Period commences the running of a new Guarantee Period with respect to that amount, which will earn a Guaranteed Rate that will continue unchanged until the end of that period. Where required under state law, the Company will not make available any Guarantee Period offering a Guaranteed Rate below 3%.

The Company declares the Guaranteed Rates from time to time as market conditions and other factors dictate. The Company advises an Owner of the Guaranteed Rate for a chosen Guarantee Period at the time a premium payment is received, a transfer is effectuated or a Guarantee Period is renewed.

The Company has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. The rates may be influenced by, but not necessarily correspond to, interest rates generally available on the types of investments acquired with amounts allocated to the Guarantee Period. See "Investments by the Company," below. The Company, in determining Guaranteed Rates, may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales and administrative expenses borne by the Company, risks assumed by the Company, the Company's profitability objectives, and general economic trends.

THE COMPANY'S MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED RATES TO BE DECLARED. THE COMPANY CANNOT PREDICT OR ASSURE THE LEVEL OF ANY FUTURE GUARANTEED RATES.

Information concerning the Guaranteed Rates applicable to the various Guarantee Periods, and the durations of the Guarantee Periods offered, at any time may be obtained from the Company by calling the Servicing Center at the telephone number indicated on the cover page of this prospectus.

MARKET VALUE ADJUSTMENT

If any MVA Fixed Account Value is withdrawn, transferred or otherwise paid out before the end of the Guarantee Period in which it is being held, a Market Value Adjustment will be applied. This generally includes amounts that are paid out as death benefits pursuant to the Contract, amounts applied to an annuity option, and amounts paid as a single sum in lieu of an annuity. No Market Value Adjustment will be applied to amounts that are paid out on the last day of a Guarantee Period.

The Market Value Adjustment may increase or decrease the amount of MVA Fixed Account Value being withdrawn, transferred or otherwise paid out. The comparison of two Guaranteed Rates determines whether the Market Value Adjustment produces an increase or a decrease. The first rate to compare is the Guaranteed Rate for the existing Guarantee Period from which amounts are being transferred or withdrawn. The second rate is the Guaranteed Rate then being offered for new Guarantee Periods of the same duration as that remaining in the existing Guarantee Period. If the first rate exceeds the second by more than 1/2%, the Market Value Adjustment produces an increase. If the first rate does not exceed the second by at least 1/2%, the Market Value Adjustment produces a decrease. Sample calculations are shown in Appendix A.

The Market Value Adjustment will be determined by multiplying the amount being withdrawn or transferred from the Guarantee Period (before deduction of any applicable CDSL) by the following factor:

                            n/12
          1 + g
(      ------------      )         -1
       1 + c + .005

where,

- g is the Guaranteed Rate in effect for the current Guarantee Period (in decimal form).

- c is the current Guaranteed Rate (in decimal form) in effect for new Guarantee Periods with durations equal to the number of years remaining in the current Guarantee Period (rounded up to the nearest whole number of years). If not available, the Company will declare a Guaranteed Rate solely for this purpose that is consistent with interest rates for Guarantee Periods that are currently available.

- n is the number of complete months from the date of withdrawal to the end of the current Guarantee Period. (Where less than one complete month remains, n will equal one unless the withdrawal is made on the last day of the Guarantee Period, in which case no adjustment will apply.)

INVESTMENTS BY THE COMPANY

The Company's obligations with respect to the MVA Fixed Account are supported by its General Account assets, which also support other general obligations incurred by the Company. Subject to applicable law, the Company has sole discretion over the investment of assets in the MVA Fixed Account and the General Account, and neither account is subject to registration under the 1940 Act.

Amounts in the Company's General Account and the MVA Fixed Account will be invested in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the General Account. See the Company's Financial Statements for information on the Company's investments. Investment management for amounts in the General Account and in the MVA Fixed Account is provided to the Company by John Hancock.

The Company intends to consider the return available on the instruments in which it intends to invest amounts allocated to the MVA Fixed Account when it establishes Guaranteed Rates. Such return is only one of the factors considered in establishing the Guaranteed Rates. See "Guaranteed Rates/Guarantee Periods," above.

The Company expects that amounts allocated to the MVA Fixed Account will be invested according to its detailed investment policy and guidelines, in fixed income obligations, including corporate bonds, mortgages, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods. JHVLICO intends to invest proceeds from the Contracts attributable to the MVA Fixed Account primarily in domestic investment-grade securities. In addition, derivative contracts will be used only for hedging purposes, to reduce the ordinary business risk of the Contracts associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, the Company is not obligated to invest amounts allocated to the MVA Fixed Account according to any particular strategy. See "Management Discussion and Analysis of Financial Condition and Results of Operations--Reserves and Obligations" under "Further Information About the Company."

CHARGES UNDER THE
CONTRACTS

CHARGES FOR MORTALITY AND EXPENSE RISKS

While variable annuity payments to Annuitants will vary in accordance with the investment performance of the Separate Account, the amount of such payments will not be decreased because of adverse mortality experience of Annuitants as a class or because of an increase in actual expenses of the Company over the expense charges provided for in the Contracts. The Company assumes the risk that Annuitants as a class may live longer than expected (necessitating a greater number of annuity payments) and that its expenses may be higher than the deductions for such expenses. The Company also provides a standard death benefit and waives any CDSL upon the death of the Annuitant.

In return for the assumption of these mortality and expense risks, the Company makes a daily charge to the assets of the Separate Account. The daily charge is at the rate of 0.002466%, or 0.90% annually, of which 0.45% is for mortality risks and 0.45%, for expense risks. The Company reserves the right to revise the amounts of the charge as between mortality risks and expense risks, should estimates change, but the aggregate charge will not exceed 0.90% on an annual basis.

CHARGES FOR ADMINISTRATIVE SERVICES

The Company maintains an account for each Owner and Annuitant and makes all disbursements of benefits. The Company also furnishes such administrative and clerical services, including the calculation of Accumulation Unit values and the values and interests determined thereby, as are required for each Subaccount. The Company makes disbursements from Separate Account funds to pay obligations chargeable to the Separate Account and maintains the accounts, records, and other documents relating to the business of the Separate Account required by regulatory authorities. These administrative services may be performed by the Company or an authorized third party administrator. For these and other administrative services, the Company makes a daily charge to the assets of the Separate Account and assesses, during the Accumulation Period, a Contract Fee of $30 on all Contracts having an Accumulated Value of less than $10,000. The Contract Fee will be deducted at the beginning of each Contract Year after the first and at a full surrender during a Contract Year. The Company reserves the right to increase this fee up to a maximum of $50 subject to state regulations. No Contract Fee will be deducted if the Accumulated Value is $10,000 or more. The Contract Fee will be deducted from each Subaccount and each Guarantee Period in the same proportion that the Accumulated Value in that Subaccount or Guarantee Period bears to the full Accumulated Value.

The daily administrative charge is 0.000959%, or 0.35% on an annual basis, under any Contract with an initial premium payment of less than $250,000. The charge is reduced to 0.000274%, or 0.10% on an annual basis, under any Contract with an initial premium payment of $250,000 or more. The different charges reflect the fact that the cost of administering larger Contracts will tend to be smaller in proportion to the Contract's Accumulated Value and that amounts realized by the Company from expense charges made under smaller Contracts will be lower.

The administrative services charges are not designed, nor are they expected, to exceed the Company's cost in providing these services.

CONTINGENT DEFERRED SALES LOAD

A contingent deferred sales load, or CDSL, may be assessed whenever a Contract is surrendered for cash prior to the Date of Maturity ("total withdrawal" or "surrender") or whenever an amount less than the total Accumulated Value is withdrawn from a Contract prior to the Date of Maturity ("partial withdrawal"). This charge is used to help defray expenses relating to the sales of the Contracts, including commissions paid and other distribution costs.

An Owner may withdraw in any Contract Year up to 10% of the Accumulated Value as of the beginning of the Contract Year without the assessment of any CDSL. This is the Free Withdrawal Value. If, in any Contract Year, the Owner withdraws an aggregate amount in excess of 10% of the Accumulated Value as of the beginning of the Contract Year, the amount withdrawn in excess of 10% is subject to a CDSL to the extent that the excess is attributable to premium payments made within seven years of the date of withdrawal or surrender.

No CDSL is assessed on amounts applied to provide an annuity or to pay a death benefit. Also, no CDSL will apply to certain withdrawals if an Owner has elected the nursing home waiver of CDSL rider described under "Nursing Home Waiver of CDSL" below. Amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans funded by a Contract are not subject to a CDSL in any Contract Year. Amounts above the minimum distribution requirements are subject to a CDSL if otherwise applicable.

The CDSL percentage charge depends upon the number of years that have elapsed from the date of premium payment to the date of its withdrawal, as follows:

                  YEARS FROM DATE
               OF PREMIUM PAYMENT TO                     CDSL
          DATE OF SURRENDER OR WITHDRAWAL             PERCENTAGE
          -------------------------------             ----------
7 or more...........................................      0%
6 but less than 7...................................      2%
5 but less than 6...................................      3%
4 but less than 5...................................      4%
3 but less than 4...................................      5%
2 but less than 3...................................      5%
less than 2.........................................      6%

Whenever a CDSL is imposed, it is deducted from each Subaccount of the Separate Account and each Guarantee Period of the MVA Fixed Account in the proportion that the amount subject to the CDSL in each bears to the total amount subject to the CDSL. In calculating the CDSL, all amounts withdrawn plus all Contract Fees and CDSLs are assumed to be deducted first from the earliest purchase payment, and then from the next earliest purchase payment, and so forth until all payments have been exhausted, satisfying the first-in first out, or "FIFO," method of accounting. The CDSL only applies to premium payments, not to any earnings or appreciation. For a discussion of the taxation of partial withdrawals, see "Contracts Purchased Other Than to Fund a Tax Qualified Plan" under "Federal Income Taxes."

To the extent that any CDSL is applicable, the Accumulated Value will generally be reduced by the amount of the CDSL, as well as by the actual dollar amount of the withdrawal request. Any positive MVA will reduce the amount deducted from the Accumulated Value by the amount of the positive MVA. Any negative MVA will increase the amount deducted by the amount of the negative MVA. The CDSL is calculated based upon the full amount by which the Accumulated Value is reduced, adjusted for any MVA, and subject to the conditions noted above.

    FOR EXAMPLE, ASSUME A CONTRACT IS ISSUED ON JANUARY 1, 1996, THAT THE OWNER MAKES PREMIUM PAYMENTS OF $5,000 ON JANUARY 1, 1996, $1,000 ON JANUARY 1, 1997, AND $1,000 ON JANUARY 1, 1998. ASSUME THAT THE ACCUMULATED VALUE ON JANUARY 1, 1999, IS $9,000 AND THAT A PARTIAL WITHDRAWAL IS MADE BY THE OWNER IN THE AMOUNT OF $6,000 (NO TAX WITHHOLDING) ON JUNE 1, 1999. THE CDSL IN THIS CASE, ASSUMING NO PRIOR PARTIAL WITHDRAWALS, WOULD EQUAL $272.23.

    IN CALCULATING THE CDSL UNDER THE FIFO METHOD, THE JANUARY 1, 1996, $5,000 PREMIUM PAYMENT IS FIRST REDUCED BY THE THREE $30 CONTRACT FEES ASSESSED ON JANUARY 1, 1997, 1998, AND 1999, I.E., TO $4,910. TEN PERCENT OF THE ACCUMULATED VALUE ON JANUARY 1, 1999, I.E., $900, THE FREE WITHDRAWAL AMOUNT, IS THEN DEDUCTED LEAVING $4,010.

    THE REMAINING BALANCE OF THE $5,000 JANUARY 1, 1996, PREMIUM PAYMENT, I.E., $4,010, IS THEN WITHDRAWN IN ITS ENTIRETY AND IS ASSESSED A CDSL OF $200.50 (.05 X $4,010). ALL OF THE $1,000 JANUARY 1, 1997, PREMIUM
    PAYMENT IS TO BE WITHDRAWN AND IS ASSESSED A CDSL OF $50 (.05 X $1,000). TO MAKE UP THE REMAINDER OF THE $6,000 PAID TO THE OWNER, $362.23 IS WITHDRAWN FROM THE JANUARY 1, 1998, PREMIUM PAYMENT. THIS IS ASSESSED A CDSL OF $21.73 (.06 X $362.23).

    THEREFORE, THE TOTAL AMOUNT PAID TO THE OWNER IS $6,000 AND THE TOTAL CDSL IS $272.23. THE ABOVE EXAMPLE ASSUMES ALL AMOUNTS WITHDRAWN ARE AFTER THE APPLICATION OF ANY MARKET VALUE ADJUSTMENT.

Withdrawals made prior to the Owner attaining age 59 1/2 may be subject to certain adverse tax consequences. A federal penalty of 10% is generally applicable to the taxable portion (earnings) of a premature withdrawal from the Contract. See "Penalty for Premature Withdrawals" under "Federal Income Taxes."

To the extent that the proceeds from the CDSLs may be insufficient to cover distribution costs, the Company may recover them from its General Account assets which may consist of, among other things, proceeds derived from mortality and expense risk charges deducted from the Separate Account, and charges for the optional benefits described in this prospectus.

NURSING HOME WAIVER OF CDSL

An optional Nursing Home Waiver of CDSL rider may be elected when the Contract is applied for. Under this benefit, the CDSL, if otherwise applicable, will be waived as to any withdrawals if, beginning at least 90 days after the Contract date of issue, the Owner becomes confined to a nursing home facility for at least 90 consecutive days and receives skilled nursing care. The Company must receive a request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility, and the confinement must be prescribed by a physician and medically necessary. This rider is not available to Contract applicants 75 years of age or older, or to applicants who were confined to a nursing home within the prior two years. Reference should be made to the rider for a complete description of its terms, conditions, and benefits. At the beginning of each month, a charge equal to 1/12th of 05% (annual percentage rate) is made against the Accumulated Value associated with premium payments upon which a CDSL would continue to be applicable at the time the charge is assessed. The charge is made through a pro rata reduction in Accumulation Units of the Subaccounts and dollar amounts in the Guarantee Periods, based on relative values.

OPTIONAL DEATH BENEFIT CHARGES

Separate monthly charges are made for the optional One Year Stepped-Up Death Benefit and Accidental Death Benefit riders offered by the Company. In each case, the charge for the rider is made through a pro rata reduction in Accumulation Units of the Subaccounts and dollar amounts in the Guarantee Periods, based on relative values. The charge, made at the beginning of each month, is equal to the Accumulated Value at that time multiplied by 1/12th of the following applicable annual percentage rates: One Year Stepped-Up Death Benefit rider--0.15%; Accidental Death Benefit rider--0.10%. See "Optional One Year Stepped-Up Death Benefit Rider" and "Optional Accidental Death Benefit Rider" under "The Accumulation Period."

VARIATIONS IN CHARGES

In the future, the Company may allow a reduction in or the elimination of the CDSL, the charge for the Nursing Home Waiver of CDSL rider, the charge for expense risks, the administrative services charge, or the annual Contract Fee, or the charge for the One Year Stepped-Up Death Benefit rider or Accidental Death Benefit rider, under Contracts sold to groups or classes of individuals in a manner resulting in a reduction in the expenses associated with the sale of such Contracts and the benefits offered, or the costs associated with administering or maintaining the Contracts.

The entitlement to such a reduction in or elimination of charges and fees will be determined by the Company based upon factors such as the following: (1) the size of the initial premium payment, (2) the size of the group or class, (3) the total amount of premium payments expected to be received from the group or class and the manner in which premium payments are remitted, (4) the nature of the group or class for which the Contracts are being purchased and the persistency expected from that group or class as well as the mortality risks associated with that group or class, (5) the purpose for which the Contracts are being purchased and whether that purpose makes it likely that costs and expenses will be reduced, or (6) the level of commissions paid to selling broker-dealers or certain financial institutions with respect to Contracts within the same group or class.

The Company will make any reduction in charges or fees according to its own rules in effect at the time an application for a Contract is approved. The Company reserves the right to change these rules from time to time. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective Contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any Owner.

PREMIUM OR SIMILAR TAXES

Several states and local governments impose a premium or similar tax on annuities. Currently, such taxes range up to 5% of the Accumulated Value applied to an Annuity Option. Ordinarily, any state-imposed premium or similar tax will be deducted from the Accumulated Value only at the time of annuitization.

For Contracts issued in South Dakota and Kentucky, the Company pays a tax on each premium payment at the time it is made. The Company will deduct a charge for these taxes from the Accumulated Value at the time of annuitization, death, surrender, or withdrawal. Such a charge is equal to the applicable premium tax percentage times the amount of Accumulated Value that is applied to an Annuity Option, surrendered, withdrawn, or at death. The net economic effect of this procedure is not significantly different than if the Company deducted the premium tax from each premium payment when received.

The charges described above (exclusive of taxes) and the Contracts' annuity purchase rates will apply for the duration of each Contract and, except as noted above, will not be increased by the Company. However, these charges do not include all of the expenses that may be incurred for the account of Owners and Annuitants. Additional charges will be made directly to the Separate Account for taxes, if any, based on the income of, capital gains of, assets in, or the existence of, the Separate Account and interest on funds borrowed. In addition, the Company reserves the right to deduct premium taxes from premiums when paid. Moreover, the Separate Account purchases and redeems shares of the Trust at net asset value, a value which reflects the deduction from the assets of the Trust of the applicable investment management fees and of certain operating expenses listed under "Synopsis of Expense Information."

THE CONTRACTS

The descriptions herein are based on certain provisions of the Contracts. Reference should be made to the actual Contracts and to the terms and limitations of any tax qualified plan which is to be funded by such Contracts. Tax qualified plans are subject to several requirements and limitations which may affect the terms of any particular Contract or the advisability of taking certain action permitted thereby.

PURCHASE OF CONTRACTS

Authorized representatives of the broker-dealer or financial institution participating in the distribution of the Contracts will assist in the completion of the application or the placing of an order for a Contract and will be responsible for its transmittal, together with the necessary premium payment, to the Servicing Center. If the application or order is complete and the Contract applied for is suitable, the Contract will be issued and delivered to the Owner. If the completed application or order is received in proper form, the initial premium payment accompanying the completed application or order is applied within two business days after receipt. If an initial premium payment is not applied within five business days after receipt, it will be refunded unless the applicant consents to the retention of the premium payment until receipt of information necessary to allow the issuance of the Contract.

The Company may employ a procedure under which the issuance of the Contract will be triggered by an order from the broker-dealer or financial institution but the effectiveness of the Contract will depend upon the later submission of a signed application. If such a procedure is employed and the signed application is not received within the required time period, the Contract will be deemed to be void from the beginning and any premium payment will be refunded.

Each premium payment must be at least $500 in amount. The total premium payments in any Contract Year may not exceed $1,000,000. The maximum dollar amount of transfers and payments to any one Subaccount in a Contract Year is $1,000,000. While the Annuitant is living and the Contract is in force, premium payments may be made at any time before the Date of Maturity, except that no new premium payments may be made after the Annuitant reaches age 94 1/2 under Contracts funding non-qualified arrangements, or age 70 1/2 under tax qualified plans. A Contract will not be issued if the proposed Annuitant is older than age 84. The foregoing limits may be waived by the Company.

All checks or other forms of premium payment must be made payable to John
Hancock.

PREMIUM PAYMENTS BY WIRE

The initial premium payment may be transmitted by wire order from broker-dealers and financial institutions participating in the distribution of the Contracts. Wire orders accepted by the Company will be invested in the investment options selected by the prospective Owner at the value next determined following receipt in good order. Wire orders must include information necessary to allocate the payment among the investment options selected by the prospective Owner. Wire orders not accompanied by complete information may be held for up to five business days in order to obtain the missing information. If that information is not obtained within the five business day period, the Company will so advise the broker-dealer or financial institution involved and return the premium payment immediately to the prospective Owner, unless he or she consents to the retention of the premium payment by the Company until the Company has received at its Servicing Center the information not provided. A Contract will, nevertheless, not be issued, until the Company receives and accepts a properly completed application. Until a signed application is received and accepted, no further premium payments or other transactions will be allowed.

If within ten days of the receipt of the initial premium payment by wire a completed application is not received or an incomplete application received cannot be completed, the initial premium payment will be returned to the prospective Owner.

After a Contract has been issued, subsequent premium payments may be transmitted by wire through the Owner's bank. Information as to the name of the Company's bank, our account number and the ABA routing number may be obtained by calling the Servicing Center at the telephone number on the second page of this prospectus. The wire order must identify the Subaccounts and Guarantee Periods to which the premium payment is to be allocated, and the dollar amount to be allocated to each Subaccount and Guarantee Period. Banks may charge a fee for wire services.

THE ACCUMULATION PERIOD

ALLOCATION OF PREMIUM PAYMENTS

Premium payments are allocated by the Company to one or more of the Subaccounts or Guarantee Periods, or among the Subaccounts and Guarantee Periods, as specified by the Owner at the time of purchasing the Contract, and as directed by the Owner from time to time thereafter. Any change in the allocations will be effective as to premium payments made after the receipt by John Hancock at its Servicing Center of notice in form satisfactory to the Company.

Each premium payment allocated to a Subaccount purchases Accumulation Units of that Subaccount at the value of such units next determined after the receipt of such premium payment at the Servicing Center. See "Variable Account Valuation Procedures."

Currently, premium payments may be allocated to a maximum of 18 Subaccounts and Guarantee Periods over the lifetime of the Contract. However, it is the Company's intention to raise that limit later in 1998 to ninety-nine Subaccounts and Guarantee Periods. For purposes of this limit, each deposit or transfer of funds into a Subaccount or Guarantee Period will count as one "use" of a Subaccount or Guarantee Period even if the Subaccount or Guarantee Period has been used before.

VALUE OF ACCUMULATION UNITS

The number of Accumulation Units of a Subaccount purchased with a specific premium payment will be determined by dividing the premium payment by the value of an Accumulation Unit in that Subaccount when the premium payment is applied. The value of the Accumulation Units so purchased will vary in amount thereafter, depending upon the investment performance of the Subaccount and the charges and deductions made against the Subaccount. At any date prior to the Date of Maturity, the total value of the Accumulation Units in a Subaccount which have been credited to a Contract can be computed by multiplying the number of such Accumulation Units by the appropriate Accumulation Unit Value in effect for such date.

DETERMINATION OF MVA FIXED ACCOUNT VALUE

A Contract's MVA Fixed Account Value is guaranteed by the Company. The Company bears the investment risk with respect to amounts allocated to the MVA Fixed Account, except that (a) the Company may vary the Guaranteed Rate for future Guarantee Periods (subject to the 3% effective annual minimum guaranteed rate where required under state law) and (b) the Market Value Adjustment imposes investment risks on the Owner.

The Contract's MVA Fixed Account Value is the sum of the MVA Fixed Account Values in each Guarantee Period on any date. The MVA Fixed Account Value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable Guaranteed Rate:

- The amount of premium payments or transferred amounts allocated to the Guarantee Period, including the amount of any positive Market Value Adjustment; less

- The amount of any withdrawals, including any CDSLs, or transfers out of the Guarantee Period; less

- The amount of any charges and fees deducted from that Guarantee Period; less

- The amount of any negative Market Value Adjustment.

TRANSFERS AMONG SUBACCOUNTS AND GUARANTEE PERIODS

Not more than 12 times in each Contract Year the Owner may (a) transfer all or any part of the Accumulation Units credited under a Contract from one Subaccount to another Subaccount, or into a Guarantee Period or (b) transfer all or any part of the dollar amount in one Guarantee Period to another Guarantee Period, or to a Subaccount. However, transfers may not be made within 30 days of the Date of Maturity, and transfers from one Subaccount or Guarantee Period to another may not exceed $1,000,000 in value in any Contract Year without our prior approval. A transfer pursuant to the dollar cost averaging feature discussed below does not count toward the limitation of 12 transfers per Contract Year.

Transfers involving the Subaccounts will result in the redemption and/or purchase of Accumulation Units on the basis of the respective unit values next determined after receipt of notice satisfactory to the Company at the Servicing Center. Transfers from a Guarantee Period before its expiration date are subject to a Market Value Adjustment. The amount of any positive or negative Market Value Adjustment will be added to or deducted from the transferred amount.

An Owner may request a transfer in writing or, if a telephone transfer authorization is in effect, by telephoning 800-824-0335. The Owner may send a written request to the Servicing Center at P.O. Box 9298 Boston, Massachusetts 02205-9298. Any written request should include the Owner's name, daytime telephone number, and Contract number, and identify the Subaccounts or Guarantee Periods from which and to which transfers are to be made. Transfers will be effective on the date of receipt at the Servicing Center of a request in form satisfactory to us. The Company reserves the right to modify, suspend, or terminate telephone transfers at any time without notice to the Owners.

An Owner who authorizes telephone transfers will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone transfer instructions which the Company reasonably believes to be genuine, unless such loss, expense or cost is the result of the Company's mistake or negligence. The Company employs procedures which provide safeguards against the execution of unauthorized transfers, and which are reasonably designed to confirm that transfer instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the Owner.

DOLLAR COST AVERAGING

The Owner may elect to have automatically transferred on a monthly, quarterly, semiannual or annual basis, at no cost, Accumulation Units credited to the Money Market Subaccount into one or more of the other Subaccounts. The minimum amount of each transfer is $250. To begin the program, the Accumulated Value must be at least $15,000. The program continues until it is discontinued by the Owner, or the full liquidation of the Money Market Subaccount. Changes in your dollar cost averaging instructions may be made by telephone or in writing provided the telephone authorization option has been elected by the Owner. The Company reserves the right to terminate the dollar cost averaging program at any time. Automatic transfers into the Guarantee Periods are not permitted.

SURRENDER OF CONTRACT; PARTIAL WITHDRAWALS

Prior to the Date of Maturity, if the Annuitant is living, a Contract may be surrendered for a cash payment of its Surrender Value, or a partial withdrawal of the Accumulated Value may be made. The Surrender Value of a Contract is the Accumulated Value, after any Market Value Adjustment, less any applicable charges, including any CDSL. Accumulation Units will be redeemed at their value next determined after the receipt by the Servicing Center of notice of surrender or partial withdrawal in form satisfactory to the Company. The amount of MVA Fixed Account Value will be determined on the date of receipt by the Servicing Center of such notice. The value of any Accumulation Units redeemed may be more or less than the premium payments applied under the Contract, depending upon the value of the Trust's shares held in a Subaccount at the time. Additionally, the Surrender Value of the MVA Fixed Account, as adjusted by any applicable Market Value Adjustment, may be more or less than the premium payments applied to the MVA Fixed Account. The resulting cash payment upon a surrender will be reduced by any applicable CDSL and any unpaid Contract Fees or other charges.

Unless directed otherwise by the Owner, that portion of the Accumulated Value of the Contract redeemed in a partial withdrawal will be redeemed in each Subaccount and each Guarantee Period in the same proportion as the Accumulated Value of the Contract is then allocated among the Subaccounts and the Guarantee Periods. The Company will redeem Accumulation Units and/or withdraw dollar amounts from the MVA Fixed Account so that the total amount of a partial withdrawal (after any Market Value Adjustment) equals the dollar amount of the partial withdrawal request. Any applicable CDSL will be determined after any Market Value Adjustment and will reduce the remaining Accumulated Value in the Separate Account and MVA Fixed Account, as the case may be. The CDSL, if any, will not reduce the partial withdrawal payment made to the owner so long as the Accumulated Value is sufficient to cover the CDSL.

Payments of Surrender Value, in a single sum, and partial withdrawal payments, ordinarily will be made within seven days after receipt of the above notice by the Servicing Center. As described under "Miscellaneous Provisions--Deferment of Payment," however, redemptions and payments may be delayed under certain circumstances. See "Federal Income Taxes" for possible adverse tax consequences of certain surrenders and partial withdrawals.

Any request for a surrender or partial withdrawal should be mailed to the Servicing Center, P.O. Box 9298, Boston, MA 02205-9298.

Without our approval, a partial withdrawal is not permitted for an amount less than $100, nor may a partial withdrawal be made if the total remaining Accumulated Value would be less than $1,000. If the CDSL Free Withdrawal Value is at any time less than $100, then that amount must be withdrawn in full, in a single withdrawal, before any further partial withdrawal is made. The Contract may be terminated by the Company if the Accumulated Value of the Contract at any time becomes zero.

SYSTEMATIC WITHDRAWAL

An optional systematic withdrawal plan enables the Owner to pre-authorize periodic withdrawals. Owners electing the plan instruct the Company to withdraw a percentage or a level dollar amount from the Contract on a monthly, quarterly, semiannual, or annual basis. The amount withdrawn will result in the cancellation of Accumulation Units from each applicable Subaccount in the Separate Account, and the deduction of dollar amounts from each applicable Guarantee Period in the MVA Fixed Account, in the ratio that the value of each bears to the total Accumulated Value. Currently, systematic withdrawal is available to Owners who have an Accumulated Value of $15,000 or more. The Company reserves the right to modify the eligibility rules or other terms and conditions of this program at any time, without notice. Systematic withdrawals in any Contract Year in excess of 10% of the Accumulated Value as of the beginning of the Contract Year may be subject to a CDSL. The minimum systematic withdrawal is $100. In the event that the modal amount of the withdrawal drops below $100 or the Accumulated Value becomes less than $5,000, the plan will be suspended by the Company and the Owner will be notified. The systematic withdrawal will terminate upon cancellation by the Owner.

Systematic withdrawals are subject to the CDSL and Market Value Adjustment described above. There may be tax consequences associated with the systematic withdrawal plan. See "Federal Income Taxes."

STANDARD DEATH BENEFIT

If the Annuitant dies before the Date of Maturity, a standard death benefit is payable. The death benefit will be the greater of (a) the Accumulated Value, adjusted by any Market Value Adjustment, next determined following receipt by John Hancock at its Servicing Center of due proof of death together with any required instructions as to method of settlement, and (b) the aggregate amount of the premium payments made under the Contract, less any partial withdrawals and CDSLs and any such partial withdrawals.

Payment of the death benefit will be made in a single sum to the beneficiary designated by the Owner prior to the Annuitant's death unless an optional method of settlement has been elected by the Owner. If an optional method of settlement has not been elected by the Owner, the beneficiary may elect an optional method of settlement in lieu of a single sum. No deduction is made for sales or other expenses upon such election. Payment will be made in a single sum in any event if the death benefit is less than $5000. See "Annuity Options" under "The Annuity Period." If there is no surviving beneficiary, the Owner, or his or her estate is the beneficiary.

OPTIONAL ONE YEAR STEPPED-UP DEATH BENEFIT

The Owner may elect a one year stepped-up death benefit rider that is designed to enhance the standard death benefit payable to the beneficiary. Under this rider, upon the death of the Annuitant before the Date of Maturity, the benefit payable will be the greater of (a) the standard death benefit, and (b) the highest Accumulated Value, adjusted by any Market Value Adjustment, of the Contract as of any Contract anniversary preceding the date of receipt of due proof of death together with any required settlement instructions and preceding the Contract anniversary nearest the Annuitant's 81st birthday, plus any premium payments, less any withdrawals and CDSLs, since such Contract anniversary. The rider is elected at the time a Contract is applied for. Reference should be made to the rider for a complete description of its terms, conditions, and benefits. A monthly charge is made for this benefit, so long as the rider is in effect. See "Charges Under the Contracts." This one year stepped-up death benefit is not available for applicants age 80 or older.

OPTIONAL ACCIDENTAL DEATH BENEFIT

At the option of the Owner, an accidental death benefit may be elected at the time the Contract is applied for. Under this rider, upon the accidental death of the Annuitant prior to the earlier of the Date of Maturity or the Annuitant's 80th birthday, the beneficiary will receive, in addition to any other death benefit, an amount equal to the Accumulated Value of the Contract, as of the date of the accident, upon receipt of due proof of the Annuitant's death together with any required instructions as to method of settlement, up to a maximum of $200,000. This benefit is not available to applicants age 80 or older. A monthly charge is made for this rider as described under "Charges Under the Contracts."

PAYMENT OF DEATH BENEFITS

The Code requires certain distribution provisions to be included in any Contract used to fund other than a tax qualified plan. See "Federal Income Taxes." Failure to include the required distribution provisions results in the Contract not being treated as an annuity for Federal Tax Law purposes. The Code imposes comparable distribution requirements for Contracts used to fund tax qualified plans. These required provisions for tax qualified plans will be reflected by means of separate disclosures and endorsements furnished to Owners.

The Code distribution requirements are expected to present few practical problems when the Annuitant and Owner are the same person. Nevertheless, all Owners of Contracts not used to fund a tax qualified plan and IRA Contract Owners should be aware that the following distribution requirements are applicable notwithstanding any provision to the contrary in the Contract (or in this prospectus) relating to payment of the death benefit or death of the Annuitant.

If the Owner dies before annuity payments have begun: (a) if the beneficiary is the surviving spouse of the Owner, the beneficiary may continue the Contract in force as Owner; or (b) if the beneficiary is not the surviving spouse of the Owner, or if the beneficiary is the surviving spouse of the Owner but does not choose to continue the Contract, the entire interest in the Contract on the date of death of the Owner must be: (i) paid out in full within five years of the Owner's death, or (ii) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of the Owner's death. If the Owner dies on or after annuity payments have begun, any remaining benefit must be paid out at least as rapidly as under the method of making annuity payments then in effect.

The Code imposes comparable distribution requirements on tax qualified plans.

If the Owner is not the Annuitant, "the entire interest in the Contract on the date of death of the Owner" is equal to the Surrender Value if paid out in full within five years of the Owner's death, or is equal to the Accumulated Value if applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of the Owner's death. Note that "the entire interest in the Contract on the date of death of the Owner" which is payable if the Owner dies before annuity payments have begun may be an amount less than the death benefit which would have been payable if the Annuitant had died instead.

Notice should be furnished promptly to the Servicing Center upon the death of the Owner.

THE ANNUITY PERIOD

During the annuity period, the total value of a Contract may be allocated among no more than four "Accounts." For this purpose, all Guarantee Periods comprising the MVA Fixed Account are counted as one Account; each of the Subaccounts is counted as one Account. Amounts allocated to the MVA Fixed Account will provide annuity payments on a fixed basis; amounts allocated to the Subaccounts will provide annuity payments on a variable basis. If more than four Accounts are being used on the Date of Maturity, the Company will divide the total Accumulated Value proportionately among the four Accounts with the largest Accumulated Values.

Any Accumulated Value in the MVA Fixed Account at the Date of Maturity will be subject to any positive or negative Market Value Adjustment that is applicable at that time, before such amount is applied to provide annuity payments.

Annuity payments will begin on the Date of Maturity if the Annuitant is then living and the Contract has been in force for at least six months. Each Contract will provide at the time of its issuance for a Life Annuity with Ten Years Certain. Under this form of annuity, annuity payments are made monthly to the Annuitant for life and, if the Annuitant dies within ten years after the Date of Maturity, the payments remaining in the ten-year period will be made to the contingent payee, subject to the terms of any supplementary agreement issued. A different form of annuity may be elected by the Owner, as described in "Annuity Options," below, prior to the Date of Maturity.

However, the minimum Accumulated Value that may be applied to an annuity form, other than a Life Annuity with Ten Years Certain, is $5,000. Once a given form of annuity takes effect, it may not be changed.

If the initial monthly annuity payment under a Contract would be less than $50, the Company may make a single sum payment equal to the total Surrender Value of the Contract on the date the initial payment would be payable, in place of all other benefits.

Each Contract specifies a Date of Maturity at the time of its issuance, which may be no earlier than six months after the date the first payment is applied to the Contract. The Owner may subsequently elect a different Date of Maturity, however. Unless otherwise permitted by the Company, such subsequent date may be any earlier date provided it is no earlier than six months after the date the first payment is applied to the Contract, nor later than the maximum age specified in the Contract, generally age 95. The election is made by written notice received by the Servicing Center before the Date of Maturity specified in the Contract and at least 31 days prior to the new Date of Maturity. Particular care should be taken in electing the Date of Maturity for Contracts issued under tax qualified plans. See "Federal Income Taxes."

VARIABLE MONTHLY ANNUITY PAYMENTS

Variable monthly annuity payments under a Contract are determined by converting each Subaccount's Accumulation Units credited to the Contract (less any applicable premium tax) into the respective Annuity Units of each applicable Subaccount on the Date of Maturity or some other date elected for commencement of variable annuity payments.

The amount of each variable annuity payment after the first payment will depend on the investment performance of the Subaccounts being used. If the actual net investment return (after deducting all charges) of a Subaccount during the period between the dates for determining two monthly payments based on that Subaccount exceeds the "assumed investment rate" (explained below), the latter monthly payment will be larger than the former. On the other hand, if the actual net investment return is less than the assumed investment rate, the latter monthly payment will be smaller than the former.

ASSUMED INVESTMENT RATE

The assumed investment rate for the variable annuity portion of the Contracts will be 3 1/2% per year except as provided below. The assumed investment rate is significant in determining the amount of the initial variable monthly annuity payment and the amount by which subsequent variable monthly payments are more or less than the initial variable monthly payment.

Where applicable state law so provides, an Owner may elect a Variable Annuity Option with assumed investment rates of 5% or 6%, if such a rate is available in the Owner's state. Election of a higher assumed investment rate produces a larger initial annuity payment but also means that eventually the monthly annuity payments would be smaller than if a lower assumed investment rate had been elected.

CALCULATION OF ANNUITY UNITS

Accumulation Units are converted into Annuity Units by first multiplying the number of each Subaccount's Accumulation Units credited to the Contract on the date of conversion by the appropriate Accumulation Unit Value as of ten calendar days prior to the date the initial variable monthly annuity payment is due. For each Subaccount the resulting value (less any applicable premium tax) is then multiplied by the applicable annuity purchase rate, which reflects the age and, possibly, sex of the Annuitant and the assumed investment rate, specified in the Contract. This computation determines the amount of each Subaccount's initial monthly variable annuity payment to the Annuitant. The number of each Subaccount's Annuity Units to be credited to the Contract is then determined by dividing the amount of each Subaccount's initial variable monthly annuity payment by each Subaccount's Annuity Unit Value as of ten calendar days prior to the date the initial payment is due.

FIXED MONTHLY ANNUITY PAYMENTS

The dollar amount of each fixed monthly annuity payment, specified during the entire period of annuity payments according to the provisions of the annuity form selected, will be determined by dividing the amount applied under the Fixed Annuity Option (net of any applicable premium taxes) by $1,000 and multiplying the result by the greater of: (a) the applicable factor shown in the appropriate table in the Contract; or (b) the factor currently offered by the Company at the time of annuitization. This current factor may be based on the sex of the payee unless prohibited by law.

ANNUITY OPTIONS

The Owner may elect an Annuity Option during the lifetime of the Annuitant by written notice received by the Servicing Center prior to the Date of Maturity of the Contract. If no option is selected, Option A with Ten Years Certain will be used. A beneficiary entitled to payment of a death benefit in a single sum may, if no election has been made by the Owner prior to the Annuitant's death, elect an Annuity Option by written notice received by the Servicing Center prior to the date the proceeds become payable. No option may be elected, other than the Life Annuity with Ten Years Certain, if the Accumulated Value to be applied is less than $5000, in which case we will make a payment equal to the total Surrender Value on the date the initial payment would be payable in place of all other benefits. Among the options available are the following Annuity Options, available for variable annuity payments and fixed annuity payments.

OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD

Monthly payments will be made for a guaranteed period of 5, 10, or 20 years, as selected by the Owner or Beneficiary, and thereafter as long as the payee lives, with the guarantee that if the payee dies prior to the end of the guarantee period selected, payments will continue for the remainder of the guaranteed period to a contingent payee, subject to the terms of any supplementary agreement issued.

OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE

Monthly payments will be made to the payee as long as he or she lives. No minimum number of payments is guaranteed.

OPTION C: JOINT AND LAST SURVIVOR

Payments will be provided monthly, quarterly, semiannually or annually for your life and the life of your spouse/joint payee. Upon the death of one payee, payments will continue to the surviving payee and stop upon the death of the surviving payee.

OPTION D: JOINT AND 1/2 SURVIVOR
           JOINT AND 2/3 SURVIVOR

Payments will be provided monthly, quarterly, semiannually or annually for your life and the life of your spouse/joint payee. Upon the death of one payee, payments (reduced to 1/2 or 2/3 the full payment amount) will continue to the surviving payee. Payments stop upon the death of the surviving payee.

OPTION E: LIFE INCOME WITH CASH REFUND

Payments will be provided monthly, quarterly, semiannually or annually for your life. Upon your death, your contingent payee will receive a lump-sum payment, if the total payments to you were less than your accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

OPTION F: INCOME FOR A FIXED PERIOD

Payments will be provided monthly, quarterly, semiannually or annually for a pre-determined period of time to a maximum of 30 years. If you die before the end of the fixed period, payments will continue to your contingent payee until the end of the period.

OPTION G: INCOME OF A SPECIFIC AMOUNT

Payments will be provided for a specific amount. Payments stop only when the premium deposit applied and earnings have been completely paid out. If you die before all payments are made, payments continue to your contingent payee until the end of the contract.

Fixed and variable annuity payments are available with Annuity Options A, B, C, and D. Only fixed annuity payments are available with Annuity Options E, F, and
G. With respect to Options F and G, payments must continue for 10 years unless the Contract has been in force for 5 years or more.

The Option A life annuity with 5 years guaranteed and Option B life annuity without further payment on the death of payee are not available if the Annuitant is more than 85 years of age on the Date of Maturity.

TRANSFERS

The procedures for and terms and conditions of transfers by an Annuitant among Subaccounts during the annuity period are the same as for transfers by Owners among Subaccounts during the Accumulation Period. See "Accumulation Period -- Transfers Among Subaccounts and Guarantee Periods." Such transactions involve the redemption and purchase of Annuity Units in the same manner that transfers during the Accumulation Period involve the redemption and purchase of Accumulation Units. No transfers to or from a Fixed Annuity Option are permitted.

OTHER CONDITIONS

The Company reserves the right at its sole discretion to make available to Owners and other payees optional methods of payment in addition to the Annuity Options described in this prospectus and the applicable Contract.

Federal income tax requirements currently applicable to H.R. 10 and individual retirement annuity plans provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

If the Owner dies on or after annuity payments have begun, any remaining benefit must be paid out at least as rapidly as under the method of making annuity payments then in effect. The Code imposes a comparable distribution requirement for Contracts used to fund tax qualified plans.

VARIABLE ACCOUNT VALUATION PROCEDURES

VALUATION DATE. A Valuation Date is any date on which the New York Stock Exchange is open for trading and on which the Trust values its shares. On any date other than a Valuation Date, the Accumulation Unit Value or Annuity Unit Value will be the same as that on the next following Valuation Date.

VALUATION PERIOD. A Valuation Period is that period of time from the beginning of the day following a Valuation Date to the end of the next following Valuation Date.

ACCUMULATION UNIT VALUE. The Accumulation Unit Value is calculated separately for each Subaccount. The value of one Accumulation Unit on any Valuation Date is determined for each Subaccount by multiplying the immediately preceding Accumulation Unit Value by the applicable Net Investment Factor for the Valuation Period ending on such Valuation Date.

ANNUITY UNIT VALUE. The Annuity Unit Value is calculated separately for each Subaccount. The value of one Annuity Unit on any Valuation Date is determined for each Subaccount by first multiplying the immediately preceding Annuity Unit Value by the applicable Net Investment Factor for the Valuation Period ending on such date and then multiplying this product by an adjustment factor which will neutralize the assumed investment rate used in determining the amounts of annuity payable. The adjustment factor for a Valuation Period of one day for Contracts with an assumed investment rate of 3 1/2% per year is 0.999905754. The assumed investment rate is neutralized by applying the adjustment factor so that the variable annuity payments will increase only if the actual net investment rate of the Subaccount exceeds 3 1/2% per year and will decrease only if it is less than 3 1/2% per year.

NET INVESTMENT FACTOR. The Net Investment Factor for each Subaccount for any Valuation Period is equal to 1 plus the applicable net investment rate for such Valuation Period. A Net Investment Factor may be more or less than 1. The net investment rate for each Subaccount for any Valuation Period is equal to (a) the accrued investment income and capital gains and losses, whether realized or unrealized, of the Subaccount for such Valuation Period less (b) the sum of a deduction for any applicable income taxes and, for each calendar day in the Valuation Period, a deduction of 0.003425% or 0.002740% (depending on whether the total asset-based charge for mortality and expense risks and for administration is 1.25% or 1.00%, respectively, on an annual basis) of the value of the Subaccount at the beginning of the Valuation Period, the result then being divided by (c) the value of the total net assets of the Subaccount at the beginning of the Valuation Period.

ADJUSTMENT OF UNITS AND VALUES. The Company reserves the right to change the number and value of the Accumulation Units or Annuity Units or both credited to any Contract, without the consent of the Owner or any other person, provided strict equity is preserved and the change does not otherwise affect the benefits, provisions or investment return of the Contract.

MISCELLANEOUS PROVISIONS

RESTRICTION ON ASSIGNMENT

In order to qualify for favorable tax treatment, certain Contracts may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person, unless the Owner is the trustee of a trust described in Section 401(a) of the Code. Because an assignment, pledge or other transfer may be a taxable event an Owner should consult a competent tax adviser before taking any such action.

DEFERMENT OF PAYMENT

The Company may defer for up to 15 days the payment of any amount attributable to a premium payment made by check to allow the check reasonable time to clear.

Payment of the value of any Accumulation Units in a single sum upon a surrender or partial withdrawal will ordinarily be made within seven days after receipt of the written request therefor by the Servicing Center. However, redemption may be suspended and payment may be postponed at times (a) when the New York Stock Exchange is closed, other than customary weekend and holiday closings, (b) when trading on that Exchange is restricted, (c) when an emergency exists as a result of which disposal of securities in a Subaccount is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of a Subaccount or (d) when a governmental body having jurisdiction over the Separate Account by order permits such suspension. Rules and regulations of the Commission, if any are applicable, will govern as to whether conditions described in (b) or (c) exist.

The Company may also defer payment of surrender proceeds payable out of the MVA Fixed Account for a period of up to six months.

RESERVATION OF RIGHTS

The Company reserves the right to add or delete Subaccounts, to change the underlying investments of any Subaccount, to operate the Separate Account in any form permitted by law and to terminate the Separate Account's registration under the 1940 Act if such registration should no longer be legally required. Certain changes may, under applicable laws and regulations, require notice to or approval of Owners. Otherwise, changes do not require such notice or approval.

OWNER AND BENEFICIARY

The Owner has the sole and absolute power to exercise all rights and privileges under the Contract, except as otherwise provided by the Contract or by written notice of the Owner. The Owner and the beneficiary are designated in the application and may be changed by the Owner, effective upon receipt of written notice at the Servicing Center, subject to the rights of any assignee of record, any action taken prior to receipt of the notice and certain other conditions. While the Annuitant is alive, the Owner may be changed by written notice. The beneficiary may be changed by written notice no later than receipt of due proof of the death of the Annuitant. The change will take effect whether or not the Owner or the Annuitant is then alive.

FEDERAL INCOME TAXES

THE SEPARATE ACCOUNT, THE MVA FIXED ACCOUNT, AND THE COMPANY

The Company is taxed as a life insurance company under the Code. The Separate Account is part of the Company's total operations and is not taxed separately as a "regulated investment company" or otherwise.

The Contracts permit the Company to charge against the Separate Account and the MVA Fixed Account any taxes, or provisions for taxes, attributable to the operation or existence of the Contracts or the Separate Account. No specific charge is currently made against the Account for any such taxes. The Company pays such taxes out of its general account assets which may consist of, among other things, proceeds derived from mortality and expense risk charges deducted from the Account. Currently, the Company does not anticipate making a separate charge for income and other taxes because of the level of such taxes. If the level of current tax is increased, or is expected to increase in the future, the Company reserves the right to make such a charge in the future.

The Company assumes no responsibility for determining whether a particular retirement plan satisfies the applicable requirements of the Code or whether a particular employee is eligible for inclusion under a plan.

CONTRACTS PURCHASED OTHER THAN TO FUND A TAX QUALIFIED PLAN

     THE OWNER OR OTHER PAYEE

The Contracts are considered annuity contracts under Section 72 of the Code. Currently no Federal Income Tax is payable on increases in Accumulated Value until payments are made to the Owner or other payee under such Contract. However, a Contract owned other than by a natural person is not generally an annuity for tax purposes and any increase in value thereunder is taxable as ordinary income as accrued.

When payments under a Contract are made in the form of an annuity, the amount of each payment is taxed to the Owner or other payee as ordinary income to the extent that such payment exceeds an allocable portion of the Owner's "investment in the contract" (as defined in the Code). In general, an Owner's "investment in the contract" is the aggregate amount of premium payments made by him, reduced by any amounts previously distributed under the Contract that were not subject to tax. The portion of each variable annuity payment to be excluded from income is determined by dividing the "investment in the contract," adjusted by any refund feature, by the number of periodic payments anticipated during the time that periodic payments are to be made. In the case of a fixed annuity payment, the amount to be excluded in each year is determined by dividing the "investment in the contract," adjusted by any refund feature, by the amount of "expected return" during the time that periodic payments are to be made, and then multiplying by the amount of the payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

When a payment under a Contract is made in a single sum, the amount of the payment is taxed as ordinary income to the Owner or other payee to the extent it exceeds the Owner's 'investment in the contract."

For purposes of determining the amount of taxable income resulting from a partial or complete withdrawal, all Contracts and other annuity contracts issued by the Company or its affiliates to the Owner within the same calendar year will be treated as if they were a single contract.

     PARTIAL WITHDRAWALS BEFORE DATE OF MATURITY

When a payment under a Contract, including a payment under a systematic withdrawal plan, is less than the amount that would be paid upon the Contract's complete surrender and such payment is made prior to the commencement of annuity payments under the Contract, part or all of the payment (the partial withdrawal) may be taxed to the Owner or other payee as ordinary income.

On the date of the partial withdrawal, if the cash value of the Contract is greater than the investment in the Contract, any part of such excess value so withdrawn is subject to tax as ordinary income.

If an individual assigns or pledges any part of the value of a Contract, the value so pledged or assigned is taxed as ordinary income to the same extent as a partial withdrawal.

     PENALTY FOR PREMATURE WITHDRAWALS

In addition to being included in ordinary income, the taxable portion of any withdrawal may be subject to a ten percent penalty tax. The penalty tax does not apply to payments made to the Owner or other payee after the Owner attains age 59 1/2, or on account of the Owner's death or disability. If the withdrawal is made in substantially equal periodic payments over the life of the Annuitant or other payee or over the joint lives of the Annuitant and the Annuitant's beneficiary the penalty will also not apply.

DIVERSIFICATION REQUIREMENTS

Each of the Funds of the Trust intends to qualify as a regulated investment company under Subchapter M of the Code and will have to meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. The Treasury Department and the Internal Revenue Service may, at some future time, issue a ruling or a regulation presenting situations in which it will deem "investor control" to be present over the assets of the Funds of the Trust, causing the Owner to be taxed currently on income credited to the Contracts. In such a case, the Company reserves the right to amend the Contract or the choice of investment options to avoid current taxation to the Owners.

CONTRACTS PURCHASED TO FUND A TAX QUALIFIED PLAN

     WITHHOLDING ON ELIGIBLE ROLLOVER DISTRIBUTIONS

Recent legislation requires 20% withholding on certain distributions from tax qualified plans. An Owner wishing to roll over his entire distribution should have it paid directly to the successor plan. Otherwise, the Owner's distribution will be reduced by the 20% mandatory income tax. Consult a qualified tax adviser before taking such a distribution.

     CONTRACTS PURCHASED UNDER INDIVIDUAL
     RETIREMENT ANNUITY PLANS (IRA)

In general, the maximum amount of premium payments deductible each year with respect to an individual retirement annuity contract (as defined in Section 408 of the Code) issued on the life of an eligible purchaser is the lesser of $2,000 or 100% of compensation includible in gross income. A person may also purchase a contract for the benefit of his or her spouse (including for example a homemaker who does not work outside the home). Where an individual elects to deduct amounts contributed on his or her own behalf and on behalf of a spouse, the maximum amount of premium payments deductible is up to $2,000 for each spouse if their combined compensation is at least equal to the contributed amount. However, not more than $2,000 can be allocated to either person's account. If you or your spouse is an active participant in an employer-sponsored retirement plan, you are permitted to make a deductible premium payment only if your adjusted gross incomes are below certain amounts.

No deduction is allowed for premium payments made in or after the taxable year in which the Owner has attained the age of 70 1/2 years nor is a deduction allowed for a "rollover contribution" as defined in the Code.

When payments under a Contract are made in the form of an annuity, or in a single sum such as on surrender of the Contract or by partial withdrawal, the payment is taxed as ordinary income.

IRS required minimum distributions must begin no later than April 1 of the year following the year in which the Owner attains age 70 1/2. The Owner may incur adverse tax consequences if a distribution on surrender of the Contract or by partial withdrawal is made prior to his attaining age 59 1/2, except in the event of his death or total disability or in certain other circumstances.

     CONTRACTS PURCHASED UNDER NON-DEDUCTIBLE IRAS (ROTH IRAS)

In general, for years after 1997, an individual may make purchase payments of up to $2,000 each year for a new type of non-deductible IRA, known as a ROTH IRA. This $2,000 maximum on purchase payments applies to all of an individual's annual IRA contributions (deductible and non-deductible), except for rollover contributions. The maximum amount that can be made to a ROTH IRA is phased out for adjusted gross incomes between $95,000 and $110,000 in the case of single taxpayers, between $150,000 and $160,000 in the case of married taxpayers filing jointly, and between $0 and $15,000 in the case of married taxpayers filing separately.

"Qualified distributions" for ROTH IRAs are not includible in gross income or subject to the penalty tax on early withdrawals. As defined in Section 408A of the Code, a qualified distribution requires that the individual has held the ROTH IRA for at least five years and, in addition, that the distribution is made after the individual reaches age 59 1/2, on the individual's death or disability, or to qualified first-time home purchaser, subject to a $10,000 lifetime maximum, for the individual, a spouse, a child, a grandchild, or an ancestor. Non-qualified distributions are treated as being made from contributions first. When all distributions exceed the amount of contributions, the excess is includible in gross income. The age 70 1/2 pre-death distribution rules do not apply to ROTH IRAs.

An individual may make a rollover contribution from a non-ROTH IRA, unless the individual has adjusted gross income over $100,000 or the individual is a married taxpayer filing a separate return. The individual must pay tax on any portion of the IRA being rolled over that represents income on a previously deductible IRA contribution. For rollovers in 1998, the individual may pay that tax ratably in 1998 and over the succeeding three years. There are no similar limitations on rollovers from a ROTH IRA to another ROTH IRA.

     CONTRACTS PURCHASED UNDER SECTION 403(B) PLANS
     (TSA)

Premium payments made by an employer which is a public school system or a tax-exempt organization described in Section 501(c)(3) of the Code under annuity purchase arrangements described in Section 403(b) of the Code are not taxable currently to the Owner, to the extent that the aggregate of such amounts does not exceed the Owner's "exclusion allowance" (as defined in the Code). In general, an Owner's "exclusion allowance" is determined by multiplying 20% of his "includible compensation" (as defined in the Code) by the number of years of his service with the employer and then subtracting from that product the aggregate amount of premium payments previously excluded from income and certain other employer payments to retirement plans in which the Owner is a participant. Additional limitations applicable to premium payments are described in Section 415 of the Code. Deferrals under all plans made at the election of the Owner generally are limited to an aggregate of $9500 annually.

When payments under a Contract are made in the form of an annuity, such payments are taxed to the Owner or other payee under the same rules that apply to such payments under corporate plans (discussed below) except that five-year averaging and capital gain phase-out are not available.

When payment under a Contract is made in a single sum, such as on surrender of the contract or by partial withdrawal, the taxable portion of the payment is taxed as ordinary income and the penalty for premature withdrawals may be applicable.

Ordinarily an Owner in a Section 403(b) plan does not have any "investment in the contract" and, thus, any distribution is fully taxed as ordinary income.

Distributions are prohibited before the Owner is age 59 1/2, except on the Owner's separation from service, death, or disability and except with respect to distributions attributable to assets held as of December 31, 1988. This prohibition does not (1) preclude transfers and exchanges to other products that qualify under Section 403(b) or (2) restrict withdrawals of certain amounts attributable to pre-January 1, 1989, premium payments.

     CONTRACTS PURCHASED UNDER CORPORATE PLANS

In general, premium payments made by a corporation under a qualified pension or profit-sharing plan described in Section 401(a) of the Code or a qualified annuity plan described in Section 403(a) of the Code are deductible by the corporation and are not taxable currently to the employees.

When payments under a Contract are made in the form of an annuity, the amount of each payment is taxed to the Annuitant or other payee as ordinary income except in those cases where the Annuitant has an "investment in the contract" (as defined in the Code). In general, an Annuitant's "investment in the contract" is the aggregate amount of premium payments made by him. If an Annuitant has an "investment in the contract," a portion of each annuity payment is excluded from income until the investment in the contract is recovered. The amount to be excluded in each year, in the case of a variable annuity payment, is determined by dividing the "investment in the contract," adjusted by any refund feature, by the number of periodic payments anticipated during the time that periodic payments are to be made. The calculation for fixed annuity payments is somewhat different. For fixed annuity payments, in general, prior to recovery of the "investment in the Contract," there is no tax on the amount of each payment which bears the same ratio to that payment as the "investment on the Contract" bears to the total expected value of the annuity payments for the term of the payments. However, the remainder of each annuity payment is taxable. The taxable portion of a distribution (in the form of an annuity or a single sum payment) is taxed as ordinary income.

When payment under a Contract is made in a single sum or a total distribution is made within one taxable year of the Annuitant or other payee, the amount of the payment is taxed to the Annuitant or other payee to the extent it exceeds the Annuitant's "investment in the contract." If such payment is made after the Annuitant has attained age 59 1/2, or on account of his death, retirement or other termination of employment or on account of his death after termination of employment, five year averaging and a phase-out of capital gains treatment for pre-1974 contributions may be available with respect to one distribution. Other rules may be available to taxpayers who have attained age 50 prior to January 1, 1986.

IRS required minimum distributions must begin no later than April 1 of the year following the year in which the Annuitant attains age 70 1/2 even if the Annuitant has not retired.

     CONTRACTS PURCHASED UNDER H.R. 10 PLANS (SELF-EMPLOYED)

Self-employed persons, including partnerships, may establish tax qualified pension and profit-sharing plans and annuity plans for themselves and for their employees. Generally, the maximum amount of premium payments deductible each year with respect to variable annuity contracts issued on the life of self-employed persons under such plans is $30,000 or 25% of "earned income" (as defined in the Code), whichever is less. Self-employed persons must also make premium payments for their employees (who have met certain eligibility requirements) at least at the same rate as they do for themselves. In general, such premium payments are deductible in full and are not taxable currently to such employees.

Tax qualified plans may permit self-employed persons and their employees to make additional premium payments themselves (which are not deductible) of up to 10% of earned income or compensation.

When payments under a Contract are made in the form of an annuity, such payments are taxed to the Annuitant or other payee under the same rules that apply to such payments under corporate plans (discussed earlier).

The tax treatment of single sum payments is also the same as under corporate plans except that five-year averaging may be unavailable to a self-employed Annuitant on termination of service for reasons other than disability.

The same rules that apply to commencement of annuity payments under corporate plans apply to H.R. 10 plans.

     CONTRACTS PURCHASED BY TOP-HEAVY PLANS

Certain corporate and H.R. 10 plans may be characterized under Section 416 of the Code as "top-heavy plans" if a significant portion of the plan assets is held for the benefit of the "key employees" (as defined in the Code). Care must be taken to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

     WITHHOLDING OF TAXES

The Company is obligated to withhold taxes from certain payments unless the recipient elects otherwise. The withholding rate varies depending upon the nature and the amount of the distribution. The Company will notify the Owner or other payee of his or her right to elect out of withholding and furnish a form on which the election may be made. Any election must be received by the Servicing Center in advance of the payment in order to avoid withholding.

     SEE YOUR OWN TAX ADVISER

The above description of Federal Income Tax consequences of owning a Contract and of the different kinds of tax qualified plans which may be funded by the Contracts is only a brief summary and is not intended as tax advice. The rules governing the provisions of tax qualified plans are extremely complex and often difficult to understand. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. For example, premature withdrawals are generally subject to a ten percent penalty tax. The taxation of an Annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information a prospective purchaser should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT THE COMPANY

BUSINESS OF THE COMPANY

The Company (or "JHVLICO" herein) was organized under the laws of the Commonwealth of Massachusetts in 1979 and commenced insurance operations in 1980. It is a wholly owned subsidiary of John Hancock Mutual Life Insurance Company (John Hancock or "JHMLICO" herein), a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts in 1862.

JHVLICO is principally engaged in the writing of variable and universal life insurance policies. JHVLICO's policies are primarily marketed through JHMLICO's sales organization, which includes a proprietary sales force employed at JHMLICO's own agencies and a network of independent general agencies. Policies also are sold through various unaffiliated securities broker-dealers and certain financial institutions with which JHMLICO and JHVLICO have sales agreements. Currently, JHVLICO writes business in all states except New York. At December 31, 1997, JHVLICO had $51.1 billion of life insurance in force.

In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and changed the latter company's name to John Hancock Life Insurance Company of America. The subsidiary's principal business activity at December 31, 1997, is the run-off of a block of single premium whole life insurance. For additional discussion of this acquisition, see Note 3 of Notes to Financial Statements.

SELECTED FINANCIAL DATA

The following financial data for JHVLICO and its subsidiary should be read in conjunction with the financial statements and notes thereto, included elsewhere in this Prospectus. The results for past accounting periods are not necessarily indicative of the results to be expected in the future. The selected financial data and financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners ("NAIC") ("statutory accounting practices"). See Note 1--Nature of Operations and Significant Accounting Practices page F-6, for additional discussion.

The information presented below should be read in conjunction with, and is qualified in its entirety by, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and other information included elsewhere in this prospectus.

                                                                              YEAR ENDED AND AT DECEMBER 31
                                                         ------------------------------------------------------------------------
                                                                            1996            1995            1994            1993
                                                           1997             ----            ----            ----            ----
                                                                                      (IN MILLIONS)
SELECTED FINANCIAL DATA
INCOME STATEMENT DATA
    Premiums...........................................  $  872.7          $820.6          $570.9          $430.5          $398.8
    Net investment income..............................      89.7            76.1            62.1            57.6            61.3
    Other income, net..................................     420.1           406.0            85.7            95.5            (4.0)
        TOTAL REVENUES.................................   1,382.5          1,302.7          718.7           583.6           456.1
    Total benefits and expenses........................   1,313.5          1,227.3          659.2           556.0           456.6
    Income tax expense.................................      38.5            36.8            28.4            15.0             6.5
    Net realized capital gains (losses)................      (3.0)           (1.5)            0.5             0.4            (2.6)
    Net gain (loss)....................................      27.5            35.3            31.6            13.0            (9.6)
BALANCE SHEET DATA
    Total assets.......................................  $  6,522           4,568           3,446           2,627           2,379
    Total obligations..................................     6,200           4,285           3,197           2,409           2,176
    Total stockholder's equity.........................       322             283             249             218             203

---------------
*On October 1, 1993, JHVLICO entered into an assumption reinsurance agreement with JHMLICO to cede a block of variable life, universal life and flexible variable life insurance policies to JHMLICO representing substantially all of such policies written by JHVLICO in the State of New York. In connection with this agreement, general account assets consisting of bonds, mortgage loans, policy loans, cash, investment income due and accrued and deferred and uncollected premiums totaling $72.2 million were transferred by JHVLICO to JHMLICO, along with policy reserves, unearned premiums and dividend liabilities totaling $47.7 million and surplus totaling $24.5 million. Separate account assets consisting of common stock and policy loans totaling $200.8 million were transferred to John Hancock's separate accounts along with $200.8 million in separate account policyholder obligations.

MANAGEMENT'S DISCUSSION
AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF
OPERATIONS

FINANCIAL CONDITION

As of December 31, 1997, total assets grew by 42.8% to $6,521.5 million, from $4,567.8 million at December 31, 1996. This increase is principally due to the growth in the separate accounts where assets increased by 42.6% during 1997 from $3,290.5 million at December 31, 1996, to $4,691.1 million at December 31, 1997. Total obligations grew by 44.7% to $6,199.8 million from $4,284.7 million at December 31, 1996. As with assets, most of this growth was in the separate accounts, which grew by 42.6% during 1997, from $3,285.8 million at December 31, 1996, to $4,685.7 million at December 31, 1997. Separate account assets and liabilities consist primarily of the fund balances associated with variable life and annuity business. The asset holdings include fixed income, equity growth, total return real estate, and global mutual funds, with liabilities representing amounts due to policyholders. Total stockholder's equity grew by 13.6% from $283.1 million at December 31, 1996, to $321.7 million at December 31, 1997.

As of December 31, 1996, total assets grew by 32.5% to $4,567.8 million, from $3,446.3 million at December 31, 1995. Much of this growth was also attributable to an increase in separate account assets which grew by 35.9% during 1996 from $2,421.0 million at December 31, 1995, to $3,290.5 million at December 31, 1996. Total obligations grew by 34.0% during 1996 to $4,284.7 million from $3,197.6 million at December 31, 1995. As with assets, most of this growth was in the separate accounts, which grew by 35.9% during 1996, from $2,417.0 million at December 31, 1995, to $3,285.8 million at December 31, 1996. Total stockholder's equity grew by 13.8% from $248.7 million at December 31, 1995, to $283.1 million at December 31, 1996.

INVESTMENTS

The Company continues to address industry wide issues of asset quality and liquidity that have emerged in recent years. JHVLICO's bond portfolio is highly diversified. It maintains diversity by geographic region, industry group, and limiting the size of individual investments relative to the total portfolio. In 1997, 1996, and 1995, the Company invested new money predominantly in long-term investment grade corporate bonds as a means of lowering the relative proportion of assets invested in commercial mortgages. As a result, the Company's holdings in investment (NAIC SVO classes 1 and 2) and medium (NAIC SVO class 3) grade bonds are 90.2% and 7.5%, respectively, of total general account bonds at December 31, 1997. The corresponding percentages at December 31, 1996 were 90.5% and 7.2%, respectively. Most of the medium grade bonds are private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. At December 31, 1997, the balance (NAIC SVO classes 4, 5, and 6) of 2.3% of total general account bonds consists of lower grade bonds and bonds in default. Bonds in default represent 0.5% of total general account bonds.

Management believes the Company's commercial mortgage lending philosophy and practices are sound. The Company generally makes mortgage loans against properties with proven track records and high occupancy levels, and typically does not make construction or condominium loans nor lend more than 75% of the property's value at the time of the loan. To assist in the management of its mortgage loans, the Company uses a computer based mortgage risk analysis system.

The Company has outstanding commitments to purchase long-term bonds and issue real estate mortgages totaling $168.6 million and $28.3 million, respectively at December 31, 1997. The corresponding amounts at December 31, 1996 were $42.1 million and $33.5 million, respectively. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. The majority of these commitments expire in 1998.

RESERVES AND OBLIGATIONS

The Company's obligations principally consist of aggregate reserves for life policies and contracts of $1,124.3 million in the general account and obligations of $4,685.7 million in the separate accounts at December 31, 1997. The corresponding amounts at December 31, 1996 were $877.8 million and $3,285.8 million, respectively. These liabilities are computed in accordance with commonly accepted actuarial standards and are based on actuarial assumptions which are in accordance with, or more conservative than, those called for in state regulations. All reserves meet the requirements of the insurance laws of the Commonwealth of Massachusetts. Intensive asset adequacy testing was performed in 1997 for the vast majority of reserves. During 1997, the Company refined certain assumptions inherent in the calculation of reserves related to AIDS claims under individual life policies resulting in a $6.4 million increase in stockholder's equity at December 31, 1997. Adequacy testing is done annually and generally performed in the fourth quarter.

The Company's investment reserves include the Asset Valuation Reserve ("AVR") required by the NAIC and state insurance regulatory authorities. The AVR is included in the Company's obligations. At December 31, 1997, the AVR was $18.6 million, compared to $16.6 million at December 31, 1996 and $15.4 million at December 31, 1995. The AVR contained voluntary contributions of $0.0 in 1997 and in 1996, $2.8 million in 1995, $1.1 million in 1994, and $1.7 million in 1993. Management believes the Company's level of reserve is adequate and is made more conservative by the voluntary contributions.

The AVR was established to stabilize statutory surplus from non-interest related fluctuations in the market value of bonds, stocks, mortgage loans, real estate and other invested assets. The AVR generally captures realized and unrealized capital gains or losses on such assets, other than those resulting from changes in interest rates. Each year, the amount of an insurer's AVR will fluctuate as capital gains or losses are absorbed by the reserve. To adjust for such changes over time, an annual contribution must be made to the AVR equal to 20% of the difference between the maximum AVR (as determined annually according to the type and quality of an insurer's assets) and the actual AVR. The AVR provisions permitted a phase-in period whereby the required contribution was 10% in 1992, 15% in 1993, and the full 20% factor thereafter.

Such contributions may result in a slower rate of growth of, or a reduction to, surplus. Changes in the AVR are accounted for as direct increases or decreases in surplus. The impact of the AVR on the surplus position of the Company in the future will depend in part on the composition of the Company's investment portfolio.

The Interest Maintenance Reserve ("IMR") captures realized capital gains and losses (net of taxes) on fixed income investments (primarily bonds and mortgage loans) resulting from changes in interest rate levels. These amounts are not reflected in the Company's capital account and are amortized into net investment income over the estimated remaining lives of the investments disposed. At December 31, 1997, December 31, 1996 and December 31, 1995, the balance of the IMR was $7.8 million, $5.9 million, and $6.9 million, respectively. The IMR provisions permitted a phase-in period so that in 1992, 50% of realized capital gains and losses on United States government securities were recognized in net income and were not captured by the IMR. In 1993, the provisions allowed 25% of these capital gains and losses to flow to net income with the remainder being captured in the IMR. In 1997, 1996, 1995 and 1994, all capital gains and losses on United States government securities were captured by the IMR. The impact of the IMR on the surplus of the Company depends upon the amount of future interest related capital gains and losses on fixed income investments.

RESULTS OF OPERATIONS

     1997 COMPARED TO 1996

Net gain from operations was $30.5 million in 1997, $6.3 million lower than for 1996. The decreased operating gain was largely the result of the implementation of a reinsurance agreement that ceded variable annuity business to the John Hancock Mutual Life Insurance Company during 1996. The implementation of the agreement created a one-time gain in 1996, which did not recur in 1997.

Total revenues increased by 6.1%, or $79.8 million to $1,382.5 million during 1997 as compared to 1996. Premiums, net of premium ceded to reinsurers, increased by 6.3% or $52.1 million. Net investment income increased by 17.9% or $13.6 million to $89.7 million during 1997. This increase is due largely to a 10.1%, or $5.9 million increase in gross income on long-term bonds, and a 49.7%, or $5.4 million increase in gross income on commercial mortgages. The increases can both be attributed to an increased asset base. Other income increased by $14.1 million that was primarily attributable to reserve adjustments on reinsurance ceded.

Total benefits and expenses increased by 7.0% or $86.2 million to $1,313.5 million during 1997 as compared to 1996. Benefit payments and additions to reserves increased by 5.1% or $52.0 million to $1,078.2 million. Insurance expenses increased by 17.6% or $32.4 million, to $216.2 million. This consists of an $18.3 million increase in commission expense resulting from the sale of new and renewal business, and a $14.1 million increase in the expense of providing service to policyholders.

     1996 COMPARED TO 1995

Net gain from operations was $36.8 million in 1996, $5.7 million higher than for 1995. Operating gain was relatively stable even with the sale of the new variable annuity product which was introduced in early 1995 and the new corporate-owned life insurance product introduced in 1996. Premium income was offset by credits to contractholders' accounts in the form of reserve increases. The gain was further dampened by the first year commission charged on new products.

Total revenues increased by 81.3%, or $584.0 million to $1,302.7 million during 1996 as compared during 1995. Premiums, net of premium ceded to reinsurers, increased by 43.7% or $249.7 million. Of this increase, $255.0 million was due to the sale of corporate-owned life insurance. Net investment income increased by 22.5% or $14.0 million to $76.1 million during 1996 due largely to a 39.0%, or $16.4 million increase in gross income on long-term bonds. The increase on longterm bond income was the result of an increased asset base. Other income increased by $320.3 million which was primarily attributable to the increase in commission and expense allowances and reserve adjustments on reinsurance ceded.

Total benefits and expenses increased by 86.2% or $568.1 million to $1,227.3 million during 1996 as compared to 1995. Benefit payments and additions to reserves increased by 107.0% or $530.4 million to $1,026.2 million. Insurance expenses increased by 22.0% or $33.1 million, to $183.8 million. The increase was attributable largely to commission expense resulted from the sale of new business.

     1995 COMPARED TO 1994

Net gain from operations was $31.1 million in 1995, $18.5 million higher than 1994. Operating gain was positively impacted by the effects of a modified coinsurance reinsurance agreement between John Hancock and the Company entered into during 1994. Under the agreement, John Hancock reinsured 50% of the 1995 and 1994 sales of the Company's flexible premium variable and scheduled premium variable life insurance policies. The 1995 increase in operating gain attributable to this reinsurance agreement was $20.3 million. The increase was partially offset by acquisition expenses of new sales and an increase in the federal income tax expense.

Total revenues increased by 23.1%, or $135.1 million to $718.7 million, during 1995. Premiums increased by 32.6% or $140.4 million during 1995. This increase was primarily due to the sale of a new variable annuity product.

Total benefits and expenses increased by 18.6%, or $103.2 million to $659.2 million during 1995. Benefit payments and additions to reserves increased by 33.0%, or $123.0 million to $495.8 million. This increase was partially offset by a decrease of $18.2 million in insurance expenses.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity resources at December 31, 1997, include cash of $83.1 million, public bonds of $621.3 million, and investment grade private placement bonds of $461.7 million. The corresponding amounts at December 31, 1996 were $26.7 million, $264.2 million, and $436.2 million, respectively. In addition, the Company's separate accounts are highly liquid and are available to meet most outflow needs for variable life insurance.

Management believes the liquidity resources above of $1,166.1 million as of December 31, 1997, strongly position the

Company to meet all its obligations to policyholders and others. Generally, the Company's financing needs are met by means of funds provided by normal operations. As of December 31, 1997 and 1996, the Company had no outstanding borrowings from sources outside its affiliated group.

Total surplus, or stockholder's equity, including the AVR, is $340.3 million as of December 31, 1997, compared to $299.7 million as of December 31, 1996, and $264.1 million as of December 31, 1995. The current statutory accounting treatment of deferred acquisition cost ("DAC") taxes results in an understatement of the Company's surplus, which will persist during periods of growth in new business written. These taxes result from federal income tax law that approximates acquisition expenses and then spreads the corresponding tax deduction over a period of years. The result is a DAC tax which is collected immediately and subsequently returned through tax deduction in later years.

Since it began its operations, the Company has received a total of $381.8 million in capital contributions from John Hancock, of which $377.5 million is credited to paid-in capital and $2.5 million is credited to capital stock as of December 31, 1997. In 1993, $1.8 million of capital was returned to John Hancock. To support the Company's operations, for the indefinite future, John Hancock is committed to make additional capital contributions if necessary to ensure that the Company maintains a positive net worth. The Company's stockholder's equity, net of unassigned deficit, was $321.7 million at December 31, 1997 and $283.1 million at December 31, 1996. For additional discussion of the Company's capitalization, see Note 2 of the Notes to Financial Statements.

In December 1992, the NAIC approved risk-based capital ("RBC") standards for life insurance companies as well as a Model Act (the "RBC Model Act") to apply such standards at the state level. The RBC Model Act provides that life insurance companies must submit an annual RBC report which compares a company's total adjusted capital (statutory surplus plus AVR, voluntary investment reserves, and one-half the apportioned dividend liability) with its risk-based capital as calculated by an RBC formula, where the formula takes into account the risk characteristics of the company's investments and products. The formula is to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action. The formula is not intended as a means to rank insurers. The RBC Model Act gives state insurance commissioners explicit regulatory authority to require various actions by, or take various actions against, insurance companies whose total adjusted capital does not meet the RBC standards. The RBC Model Act imposes broad confidentiality requirements on those engaged in the insurance business (including insurers, agents, brokers and others) as to the use and publication of RBC data. As of December 31, 1997, the Company's total adjusted capital as defined by the NAIC was well in excess of RBC standards.

IMPACT OF YEAR 2000

The Company relies on John Hancock, its parent company, for information processing services. John Hancock has developed a plan to modify or replace significant portions of its computer information and automated technologies so that its system, including those relied upon by the Company, will function properly with respect to the dates in the year 2000 and thereafter. The Company, along with John Hancock, presently believes that with modifications to existing systems and conversions to new technologies, the year 2000 will not pose significant operational problems for the computer systems upon which the Company relies. However, if certain modifications and conversions are not made, or are not completed timely, the year 2000 issue could have an adverse impact on the operations of the Company.

John Hancock as early as 1994, had begun assessing, modifying and converting the software related to its significant systems and has initiated formal communications with significant business partners and customers to determine the extent to which interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. While John Hancock is developing alternative third party processing arrangements as it deems appropriate, there is no guarantee that the systems of other companies on which John Hancock's systems rely will be converted timely or will not have an adverse effect on John Hancock's systems, including those upon which the Company relies.

John Hancock expects the project to be substantially complete by early 1999. This completion target was derived utilizing numerous assumptions of future events, including availability of certain resources and other factors. However, there can be no guarantee that this completion target will be achieved, that the steps taken will be sufficient, or that actual results may differ materially form those anticipated.

REINSURANCE

To reduce its exposure to large losses under its insurance policies, the Company enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For further discussion of the Company's reinsurance arrangements, including business ceded to John Hancock, see Notes 5 and 7 of the Notes to Financial Statements.

SEPARATE ACCOUNTS

Under applicable state insurance laws, insurers are permitted to establish separate investment accounts in which assets backing certain policies or contracts, including variable life policies and certain individual and group annuity contracts, are held. The investments in each separate investment account (which may be pooled or customer specific) are maintained separately from other separate investment accounts and the general investment account. The investment results of the separate investment account assets are passed through directly to separate investment account policyholders and contractholders, so that an insurer derives certain fees from, but bears no investment risk on, these assets, except the risk on a small number of products that the investment results of the separate account assets will not meet the minimum rate guaranteed on these products. Other than amounts derived from or otherwise attributable to the Company's general investment account, assets of separate investment accounts are not available to fund the liabilities of the general investment account.

COMPETITION

JHVLICO is engaged in a highly competitive business due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are approximately 2,000 stock, mutual, and other types of insurers in the life insurance business in the United States. According to the July 1997, issue of Best's Review Life/Health, JHVLICO ranks 109th in terms of individual direct ordinary life insurance premiums written during 1996. JHVLICO's parent, JHMLICO, ranks 8th.

Best's Company Report, dated March 17, 1997, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of its parent company and the capital guarantee discussed above. Standard & Poor's Corporation and Duff & Phelps Credit Rating Company have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

EMPLOYEES AND FACILITIES

JHMLICO provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. JHMLICO annually determines a fee for these services and facilities based on a number of criteria which were revised in 1997, 1996, and 1995 to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $123.6, $111.7 million, and $97.9 million in 1997, 1996 and 1995, respectively.

Approximately 1,100 of JHMLICO's field office employees and agents are members of a labor union. The agreement with union employees and agents was ratified in June, 1996.

TRANSACTIONS WITH JHMLICO

As indicated, property, personnel and facilities are provided, at a service fee, by JHMLICO for purposes of JHVLICO's operations, and the two companies have entered into certain reinsurance arrangements. In addition, JHMLICO has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to JHMLICO during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. See Notes 2 and 6 of the Notes to Financial Statements.

JHMLICO receives no additional compensation for its services as underwriter and distributor of the Contracts issued by JHVLICO.

REGULATION

JHVLICO is subject to extensive state regulatory oversight in jurisdictions in which it does business. This regulatory oversight, increasing scrutiny upon the insurance regulatory framework and proposals to adopt a federal regulatory framework may in the future adversely affect JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by changes in state law relating to asset and reserve valuation requirements, limitations on investments and risk-based capital requirements, and, at the federal level, by laws and regulations that may affect certain aspects of the insurance industry. Assessments also are levied against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

Regulators have the discretionary authority, in connection with the continual licensing of JHVLICO, to limit or prohibit new issuances of business to policyholders when, in their judgment, such regulators determine that such insurer is not maintaining minimum statutory surplus or capital or if further transaction of business will be hazardous to its policyholders. JHVLICO does not believe the current or anticipated levels of statutory surplus of JHVLICO or any member of its affiliated group, and the volume of their sales of new life and annuity policies, present a material risk that the amount of new insurance that JHVLICO or any of such insurance affiliates may issue will be limited.

Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include removal of barriers preventing banks from engaging in the insurance business, limits to medical testing for insurability, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles and proposed legislation to prohibit the use of gender in determining insurance and pension rates and benefits.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of JHVLICO are as follows:

                                                                     POSITION                          OTHER BUSINESS
                    NAME                           AGE             WITH JHVLICO                    WITHIN PAST FIVE YEARS
                    ----                           ---             ------------                    ----------------------
David F. D'Alessandro,
  Director...................................      47       Chairman                        President and Chief Operating
                                                                                              Officer, John Hancock
Henry D. Shaw,
  Director...................................      65       Vice Chairman & President       Senior Vice President, Retail
                                                                                              Product Management, John Hancock
Robert S. Paster,
  Director...................................      46       Vice President                  Second Vice President, Direct
                                                                                              Distribution, John Hancock
Michele G. Van Leer,
  Director...................................      41       Vice President                  Senior Vice President, Life Product
                                                                                              Management, John Hancock
Joseph A. Tomlinson,
  Director...................................      51       Vice President                  Vice President, Annuity and
                                                                                              Special Products, John Hancock
Robert R. Reitano,
  Director...................................      49       Vice President                  Vice President, Investment Policy
                                                                                              & Research, John Hancock
Barbara L. Luddy,
  Director...................................      46       Vice President & Actuary        Vice President, Financial
                                                                                              Reporting & Analysis, John Hancock
Ronald J. Bocage,
  Director...................................      52       Vice President & Counsel        Vice President and Counsel, Equity
                                                                                              and Pension Law, John Hancock
Thomas J. Lee,
  Director...................................      44       Vice President                  Vice President, Life Product and
                                                                                              Systems Management, John Hancock
Daniel L. Ouellette..........................      50       Vice President, Marketing       Vice President, Retail Marketing,
                                                                                              John Hancock
Edward P. Dowd...............................      55       Vice President,                 Senior Vice President, Real
                                                              Investments                     Estate Investment Group, John
                                                                                              Hancock
Roger G. Nastou..............................      56       Vice President,                 Vice President, Bond & Corporate
                                                              Investments                     Finance, John Hancock
Laura L. Mangan..............................      36       Vice President & Secretary      Corporate Secretary, John Hancock
Patrick F. Smith.............................      56       Controller                      Senior Associate Controller,
                                                                                              Controller's Department, John Hancock

Julie H. Indge...............................      45       Treasurer                       Financial Officer, Financial
                                                                                              Sector Management, John Hancock

EXECUTIVE COMPENSATION

Executive officers of JHVLICO also serve one or more of the affiliated companies of JHMLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO. The following table provides information on the allocated compensation paid to the chief executive officer for 1996. There were no executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 1996. Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHMLICO.

                                                                                                                 LONG TERM
                                                                           ANNUAL COMPENSATION                  COMPENSATION
                                                                     --------------------------------      ----------------------
                        NAME                            TITLE        SALARY        BONUS       OTHER        LTIP        ALL OTHER
                        ----                           --------      -------      -------      ------      -------      ---------
David F. D'Alessandro................................  Chairman      $32,130      $32,168      $3,682      $16,646         $0

SEPARATE ACCOUNT
PERFORMANCE

The Subaccounts may include total return in advertisements. When a Subaccount advertises its total return, it will usually be calculated for one year, five years, and ten years or for the life of the applicable Fund. Total return is the percentage change between the value of a hypothetical investment in the Subaccount at the beginning of the relevant period to the value of the investment at the end of the period, assuming the deduction of any CDSL which would be payable if the Contract Owner surrendered the Contract at the end of the period indicated. Total return at the Separate Account level will reflect the CDSL, mortality and expense risk charges, administrative charge, and the annual Contract Fee. The total return figures will not reflect any premium tax charge or any charges for optional benefits, including the Nursing Home Waiver of CDSL, One Year Stepped-Up Death Benefit and Accidental Death Benefit riders. The total return for the Separate Account will be lower than total return at the Trust level where comparable charges are not deducted.

The Subaccounts may also advertise total returns in a non-standard format in conjunction with the standard format described above. The non-standard format will be the same as the standard format except that it will not reflect any CDSL.

The Money Market Subaccount may advertise "current yield" and "effective yield." Current yield refers to the income earned by the Subaccount over a seven-day period and then annualized; i.e., the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but, when annualized, the income earned by the investment is assumed to be reinvested in the Subaccount and thus compounded in the course of a 52-week period. The effective yield will be slightly higher than the current yield because of this compounding effect of the assumed reinvestment.

The other Subaccounts may also advertise current yield. For these Subaccounts, the current yield will be calculated by dividing the annualization of the income earned by the Subaccount during a recent 30-day period by the maximum offering price per unit at the end of such period. In all cases, current yield and effective yield will reflect the recurring charges at the Separate Account level including the annual Contract Fee, but will not reflect any premium tax charge, any CDSL, or any charges for optional benefit riders.

Performance information for the Subaccounts may be compared to other variable annuity separate accounts or other investment products surveyed by Lipper Analytical Services, Inc., an independent service that monitors and ranks the performance of investment companies. Ibottson and Associates, CDA Weisenberger, and F.C. Towers are also used for comparison purposes, as well as the Russell and Wilshire Indices. Performance rankings and ratings reported periodically in national financial publications such as MONEY Magazine, FORBES, BUSINESS WEEK, THE WALL STREET JOURNAL, MICROPAL, INC., MORNINGSTAR, STANGER'S, AND BARRON'S may also be utilized. Performance figures are calculated in accordance with standardized methods established by each reporting service.

REPORTS

The Company intends to deliver to Owners of outstanding Contracts annual account statements and such other periodic reports as may be required by law, but it is not anticipated that any such reports will include periodic financial statements or information concerning the Company.

VOTING PRIVILEGES

All of the assets in the Subaccounts of the Separate Account are invested in shares of the corresponding Funds of the Trust. The Company will vote the shares of each Fund which are deemed attributable to the Contracts at meetings of the Trust's shareholders in accordance with instructions received from Owners of the Contracts. Units of the Trust held in the Separate Account which are not attributable to the Contracts and those for which instructions from owners are not received will be represented by the Company at the meeting and will be voted for and against each matter in the same proportion as the votes based upon the instructions received from the owners of all annuity contracts funded through the Separate Account's corresponding variable Subaccounts.

The number of shares of a Fund held in each Subaccount deemed attributable to each Owner is determined by dividing a Contract's Accumulation Unit Value (or for a Contract under which annuity payments have commenced, the equivalent) in the Subaccount by the net asset value of one share in the corresponding Fund in which the assets of that Subaccount are invested. Fractional votes will be counted. The number of shares as to which the Owner may give instructions will be determined as of the record date for the Trust's meeting.

Owners of Contracts may give instructions regarding the election of the Board of Trustees of the Trust, ratification of the selection of independent auditors, approval of the Trust investment management agreements and other matters requiring a vote under the 1940 Act. Owners will be furnished information and forms by the Company in order that voting instructions may be given.

CHANGES IN APPLICABLE
LAW-FUNDING AND OTHERWISE

The voting privileges described in this prospectus are afforded based on the Company's understanding of applicable Federal Securities Law requirements. To the extent that applicable law, regulations or interpretations change to eliminate or restrict the need for such voting privileges, the Company reserves the right to proceed in accordance with any such revised requirements. The Company also reserves the right, subject to compliance with applicable law, including approval of Owners if so required, to transfer assets determined by the Company to be associated with the class of contracts to which the Contracts belong from the Account to another separate account or Subaccount by withdrawing the same percentage of each investment in the Separate Account with appropriate adjustments to avoid odd lots and fractions.

DISTRIBUTION OF THE
CONTRACTS

JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National

Association of Securities Dealers, Inc. JHFI acts as principal underwriter and principal distributor of the Contracts. The Contracts may be purchased through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and the Company, and whose representatives are authorized by applicable law to sell annuity products. The compensation paid to such broker-dealers and financial institutions is not expected to exceed 7.0% of premium payments. The offering of the Contracts is intended to be continuous, but neither the Company nor JHFI is obligated to sell any particular amount of Contracts.

The Company reimburses JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of the Contracts.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the 1934 Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Company has filed registration statements ("Registration Statements") with the Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statements and does not contain all of the information set forth in the Registration Statements and exhibits thereto, and reference is hereby made to such Registration Statements and exhibits for further information relating to the Company and the Contracts. The Registration Statements and the exhibits thereto may be inspected and copied, and copies can be obtained at prescribed rates, in the manner set forth in the preceding paragraph.

EXPERTS AND FINANCIAL
STATEMENTS

The statutory-basis financial statements of JHVLICO at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement and the annual financial statements of John Hancock Variable Annuity Account JF at December 31, 1997, appearing in the Statement of Additional Information included in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports theron appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         TABLE OF CONTENTS OF STATEMENT
                           OF ADDITIONAL INFORMATION

                                                                      CROSS REFERENCE TO
                                                              PAGE    PAGE IN PROSPECTUS
                                                              ----    ------------------
The Separate Account........................................    1             10
Services Agreement..........................................    1             NA
Calculation of Performance Data.............................    1             33
Calculation of Annuity Payments.............................    2             22
Separate Account Financial Statements.......................    4            F-1

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

BOARD OF DIRECTORS
JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 1997 and 1996, and the related statutory-basis statements of operations and unassigned deficit and cash flow for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from generally accepted accounting principles. The variances between such practices and generally accepted accounting principles also are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of John Hancock Variable Life Insurance Company at December 31, 1997 and 1996, or the results of its operations or its cash flows for the three years in the period ended December 31, 1997.

Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance.

                                   ERNST & YOUNG LLP

Boston, Massachusetts
February 18, 1998

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

                                                                  DECEMBER 31
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                 (IN MILLIONS)
ASSETS
  Bonds--Note 6.............................................  $1,092.7    $  753.5
  Preferred stocks..........................................      17.2         9.6
  Common stocks.............................................       2.3         1.4
  Investment in affiliates..................................      79.1        72.0
  Mortgage loans on real estate--Note 6.....................     273.9       212.1
  Real estate...............................................      39.9        38.8
  Policy loans..............................................     106.8        80.8
  Cash items:
     Cash in banks..........................................      83.1        26.7
     Temporary cash investments.............................      60.1         5.2
                                                              --------    --------
                                                                 143.2        31.9
  Premiums due and deferred.................................      33.8        36.8
  Investment income due and accrued.........................      24.7        22.6
  Other general account assets..............................      16.8        17.8
  Assets held in separate accounts..........................   4,691.1     3,290.5
                                                              --------    --------
          TOTAL ASSETS......................................  $6,521.5    $4,567.8
                                                              ========    ========
OBLIGATIONS AND STOCKHOLDER'S EQUITY OBLIGATIONS
     Policy reserves........................................  $1,124.3    $  877.8
     Federal income and other taxes payable--Note 1.........      36.1        29.4
     Other accrued expenses.................................     335.1        75.1
     Asset valuation reserve--Note 1........................      18.6        16.6
     Obligations related to separate accounts...............   4,685.7     3,285.8
                                                              --------    --------
          TOTAL OBLIGATIONS.................................   6,199.8     4,284.7
STOCKHOLDER'S EQUITY
  Common Stock, $50 par value; authorized 50,000 shares;
     issued and outstanding 50,000 shares...................       2.5         2.5
  Paid-in capital...........................................     377.5       377.5
  Unassigned deficit........................................     (58.3)      (96.9)
                                                              --------    --------
          TOTAL STOCKHOLDER'S EQUITY........................     321.7       283.1
                                                              --------    --------
TOTAL OBLIGATIONS AND STOCKHOLDER'S EQUITY..................  $6,521.5    $4,567.8
                                                              ========    ========

  The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT

                                                                  YEAR ENDED DECEMBER 31
                                                              -------------------------------
                                                                1997        1996       1995
                                                              --------    --------    -------
INCOME
  Premiums..................................................  $  872.7    $  820.6    $ 570.9
  Net investment income--Note 3.............................      89.7        76.1       62.1
  Other, net................................................     420.1       406.0       85.7
                                                              --------    --------    -------
                                                               1,382.5     1,302.7      718.7
BENEFITS AND EXPENSES
  Payments to policyholders and beneficiaries...............     264.0       236.1      213.4
  Additions to reserves to provide for future payments to
     policyholders and beneficiaries........................     814.2       790.1      282.4
  Expenses of providing service to policyholders and
     obtaining new insurance--Note 5........................     216.2       183.8      150.7
  State and miscellaneous taxes.............................      19.1        17.3       12.7
                                                              --------    --------    -------
                                                               1,313.5     1,227.3      659.2
                                                              --------    --------    -------
  GAIN FROM OPERATIONS BEFORE FEDERAL INCOME TAXES AND NET
     REALIZED CAPITAL GAINS (LOSSES)........................      69.0        75.4       59.5
Federal income taxes--Note 1................................      38.5        38.6       28.4
                                                              --------    --------    -------
  GAIN FROM OPERATIONS BEFORE NET REALIZED CAPITAL GAINS
     (LOSSES)...............................................      30.5        36.8       31.1
  Net realized capital gains (losses)--Note 4...............      (3.0)       (1.5)       0.5
                                                              --------    --------    -------
  NET GAIN..................................................      27.5        35.3       31.6
Unassigned deficit at beginning of year.....................     (96.9)     (131.3)    (162.1)
  Net unrealized capital gains (losses) and other
     adjustments--Note 4....................................       5.0         2.5       (3.0)
Other reserves and adjustments..............................       6.1        (3.4)       2.2
                                                              --------    --------    -------
  UNASSIGNED DEFICIT AT END OF YEAR.........................  $ ( 58.3)   $ ( 96.9)   $(131.3)
                                                              ========    ========    =======

   The accompany notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    STATUTORY-BASIS STATEMENTS OF CASH FLOW

                                                                 YEAR ENDED DECEMBER 31
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
                                                                      (IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Insurance premiums........................................  $ 877.0    $ 824.2    $ 574.0
  Net investment income.....................................     89.9       73.4       59.2
  Benefits to policyholders and beneficiaries...............   (245.2)    (212.7)    (198.3)
  Dividends paid to policyholders...........................    (18.7)     (15.7)     (13.2)
  Insurance expenses and taxes..............................   (250.2)    (196.6)    (161.5)
  Net transfers to separate accounts........................   (703.2)    (524.2)    (257.4)
  Other, net................................................    379.9      386.7       55.1
                                                              -------    -------    -------
     NET CASH PROVIDED FROM OPERATIONS......................    129.5      335.1       57.9
                                                              -------    -------    -------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Bond purchases............................................   (621.6)    (489.9)    (172.5)
  Bond sales................................................    197.3      228.3       18.9
  Bond maturities and scheduled redemptions.................     34.1       27.8       36.0
  Bond prepayments..........................................     51.6       31.9       20.6
  Stock purchases...........................................    (15.7)      (6.5)      (1.7)
  Proceeds from stock sales.................................      6.7        0.4        1.4
  Real estate purchases.....................................     (1.3)     (10.5)     (16.2)
  Real estate sales.........................................      0.4        8.5        9.3
  Other invested assets purchases...........................     (1.0)       0.0       (0.4)
  Proceeds from the sale of other invested assets...........      0.3        1.5        0.3
  Mortgage loans issued.....................................    (94.5)     (84.4)     (19.8)
  Mortgage loan repayments..................................     32.4       17.7       21.1
  Other, net................................................    393.1     (104.6)      45.7
                                                              -------    -------    -------
     NET CASH USED IN INVESTING ACTIVITIES..................    (18.2)    (379.8)     (57.3)
                                                              -------    -------    -------
     INCREASE (DECREASE) IN CASH AND TEMPORARY CASH
      INVESTMENTS...........................................    111.3      (44.7)       0.6
Cash and temporary cash investments at beginning of year....     31.9       76.6       76.0
                                                              -------    -------    -------
     CASH AND TEMPORARY CASH INVESTMENTS AT THE END OF
      YEAR..................................................  $ 143.2    $  31.9    $  76.6
                                                              =======    =======    =======

  The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               STATUTORY-BASIS STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                       ADDITIONAL
                                                              COMMON    PAID-IN     UNASSIGNED
                                                              STOCK     CAPITAL      DEFICIT     TOTAL
                                                              ------   ----------   ----------   ------
                                                                            (IN MILLIONS)
Balance at January 1, 1995..................................  $25.0      $355.0      $(162.1)    $217.9
1995 Transactions:
  Net gain..................................................                            31.6       31.6
  Net unrealized capital losses and other adjustments.......                            (3.0)      (3.0)
  Other reserves and adjustments............................                             2.2        2.2
  Reclassification of paid-in capital.......................  (22.5)       22.5                     0.0
                                                              ------     ------      -------     ------
Balance at December 31, 1995................................    2.5       377.5       (131.3)     248.7
1996 Transactions:
  Net gain..................................................                            35.3       35.3
  Net unrealized capital gains and other adjustments........                             2.5        2.5
  Other reserves and adjustments............................                            (3.4)      (3.4)
                                                              ------     ------      -------     ------
Balance at December 31, 1996................................    2.5       377.5        (96.9)     283.1
1997 Transactions:
  Net gain..................................................                            27.5       27.5
  Net unrealized capital gains and other adjustments........                             5.0        5.0
  Other reserves and adjustments............................                             6.1        6.1
                                                              ------     ------      -------     ------
Balance at December 31, 1997................................  $ 2.5      $377.5      $ (58.3)    $321.7
                                                              ======     ======      =======     ======

  The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES

John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, principally writes variable and universal life insurance policies. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of company-owned, unionized branch offices and independent general agencies. Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently the Company writes business in all states except New York.

The preparation of the financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

Basis of Presentation: The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP). The 1995 financial statements presented for comparative purposes were previously described as being prepared in accordance with GAAP for stock life insurance companies wholly-owned by a mutual life insurance company. Pursuant to Financial Accounting Standards Board Interpretation 40, "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises" (FIN 40), as amended, which was effective for 1996 financial statements, financial statements based on statutory accounting practices can no longer be described as prepared in conformity with GAAP. Furthermore, financial statements prepared in conformity with statutory accounting practices for periods prior to the effective date of FIN 40 are not considered GAAP presentations when presented in comparative form with financial statements for periods subsequent to the effective date. Accordingly, the 1995 financial statements are no longer considered to be presented in conformity with GAAP.

The significant differences from GAAP include: (1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized over the related premium-paying period; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available for sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred and valuation allowances would be provided when there has been a decline in value deemed other than temporary; (7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and (9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions or increased benefits, are recorded directly to unassigned deficit rather than being reflected in income. The effects of the foregoing variances from GAAP have not been determined but are presumed to be material.

The significant accounting practices of the Company are as follows:

Pending Statutory Standards: The NAIC currently is in the process of recodifying statutory accounting practices, the result of which is expected to constitute the only source of prescribed statutory accounting practices. Accordingly, that project, which is expected to be approved by the NAIC in 1998 will likely change, to some extent, prescribed statutory accounting practices, and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. The impact of any such changes on the Company's unassigned deficit is not expected to be material.

Revenues and Expenses: Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

Cash and Temporary Cash Investments: Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Valuation of Assets: General account investments are carried at amounts determined on the following bases:

Bonds and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at market. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

  Goodwill is amortized on a straight-line basis over a ten year period.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

  Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $2.1 million in 1997 and $1.2 million in 1996.

  Real estate acquired in satisfaction of debt and held for sale is carried at the lower of cost or market as of the date of foreclosure.

  Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

Asset Valuation and Interest Maintenance Reserves: The Asset Valuation Reserve
(AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

The Company also records the NAIC prescribed Interest Maintenance Reserve (IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 1997, the IMR, net of 1997 amortization of $1.2 million, amounted to $7.8 million which is included in policy reserves. The corresponding 1996 amounts were $1.2 million and $5.9 million, respectively.

Goodwill: The excess of cost over the statutory book value of the net assets of life insurance business acquired was $13.1 million and $15.1 million at December 31, 1997 and 1996, respectively, and generally is amortized over a ten-year period using a straight-line method. Accumulated amortization was $8.8 million and $6.7 million at December 31, 1997 and 1996, respectively.

Separate Accounts: Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at market value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

Fair Values of Financial Instruments: Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

  The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

  Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

  The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The fair value of interest rate swaps and currency rate swaps is estimated using a discounted cash flow method adjusted for the difference between the rate of the existing swap and the current swap market rate. Discounted cash flows in foreign currencies are converted to U.S. dollar using current exchange rates.

  The fair value for mortgage loans is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations.

  The carrying amount in the statement of financial position for policy loans approximates their fair value.

  The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 1997. The fair value for commitments to purchase real estate approximates the amount of the initial commitment.

Capital Gains and Losses: Realized capital gains and losses are determined using the specific identification basis. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

Policy Reserves: Life reserves are developed by actuarial methods and determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary
(CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 4 1/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 4 1/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 5 1/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 4 1/2% interest for policies issued in 1995 through 1997.

Federal Income Taxes: Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return for the affiliated group. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made payments of $29.6 million in 1997, $33.5 million in 1996 and $32.2 million in 1995.

Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

Adjustments to Policy Reserves: From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions or increased benefits. Reserve modifications resulting from such determinations are recorded directly to the unassigned deficit. During 1997, the Company refined certain actuarial assumptions inherent in the calculation of reserves related to AIDS claims under individual life policies, resulting in a $6.4 million increase in the unassigned deficit at December 31, 1997. During 1996 and 1995, there were no refinements in actuarial assumptions inherent in the calculation of policy reserves.

Reinsurance: Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

Reclassifications: Certain 1995 amounts have been reclassified to permit comparison with the corresponding 1996 and 1997 amounts.

NOTE 2--ACQUISITION

On June 23, 1993, the Company acquired all of the outstanding shares of stock of Colonial Penn Annuity and Life Insurance Company (CPAL) from Colonial Penn Life Insurance Company, for an aggregate purchase price of approximately $42.5 million. At the date of acquisition, assets of CPAL were approximately $648.5 million, consisting principally of cash and temporary cash investments and liabilities were approximately $635.2 million, consisting principally of reserves related to a block of interest sensitive single-premium whole life insurance business assumed by CPAL from Charter National Life Insurance Company (Charter). The purchase price includes contingent payments of up to approximately $7.3 million payable between 1994 and 1998 based on the actual lapse experience of the business in force on June 23, 1993. The Company made contingent payments to CPAL of $1.5 million during each of 1997, 1996, and 1995. Unamortized goodwill of $13.1 at December 31, 1997 is being amortized over ten years on a straight-line basis.

On June 24, 1993, the Company contributed $24.6 million in additional capital to CPAL. CPAL was renamed John Hancock Life Insurance Company of America (JHLICOA) on July 7, 1993. JHLICOA manages the business assumed from Charter and does not currently issue new business.

NOTE 3--NET INVESTMENT INCOME

Investment income has been reduced by the following amounts:

                                                              1997    1996    1995
                                                              ----    ----    ----
                                                                 (IN MILLIONS)
Investment expenses.........................................  $5.0    $7.0    $5.1
Interest expense............................................   0.7     0.0     0.0
Depreciation expense........................................   1.1     0.9     1.0
Investment taxes............................................   0.4     0.5     0.5
                                                              ----    ----    ----
                                                              $7.2    $8.4    $6.6
                                                              ====    ====    ====

NOTE 4--NET CAPITAL GAINS (LOSSES) AND OTHER ADJUSTMENTS

Net realized capital gains (losses) consist of the following items:

                                                              1997     1996     1995
                                                              -----    -----    -----
                                                                   (IN MILLIONS)
Net gains (losses) from asset sales.........................  $ 0.8    $(0.2)   $ 4.0
Capital gains (tax) credit..................................   (0.7)    (1.0)    (2.5)
Net amounts transferred to IMR..............................   (3.1)    (0.3)    (1.0)
                                                              -----    -----    -----
                                                              $(3.0)   $(1.5)   $ 0.5
                                                              =====    =====    =====

Net unrealized capital gains (losses) and other adjustments consist of the following items:

                                                              1997     1996     1995
                                                              -----    -----    -----
                                                                   (IN MILLIONS)
Net gains (losses) from changes in security values and book
  value adjustments.........................................  $ 7.0    $ 3.7    $(0.2)
Increase in asset valuation reserve.........................   (2.0)    (1.2)    (2.8)
                                                              -----    -----    -----
     Net Unrealized Capital Gains (Losses) and Other
      Adjustments...........................................  $ 5.0    $ 2.5    $(3.0)
                                                              =====    =====    =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 5--TRANSACTIONS WITH PARENT

The Company's Parent provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. The Parent annually determines a fee for these services and facilities based on a number of criteria which were revised in 1997, 1996, and 1995 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $123.6 million, $111.7 million, and $97.9 million in 1997, 1996, and 1995, respectively, which has been included in insurance and investment expenses. The Parent has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

The service fee charged to the Company by the Parent includes $0.9 million, $1.6 million, and $1.8 million for the years ended December 31, 1997, 1996, and 1995 respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company.

The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 1997 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $22.0 million, $24.5 million and $32.7 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net gain from operations by $10.1 million, $15.7 million, and $20.3 million in 1997, 1996, and 1995, respectively.

The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1995 through 1997 issues of retail annuity contracts (Independence Preferred and Declaration). In connection with this agreement, John Hancock made a net cash payment of $1.1 million and received a net cash payment of $35.0 million for surrender benefits, tax, reserve increase, commission, expense allowances and premium to the Company, which increased the Company's net gain from operations by $9.8 million and $15.1 million in 1997 and 1996, respectively.

Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 110% of expected mortality claims in 1997 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock transferred $2.4 million of cash for mortality claims to the Company, which increased the Company's net gain from operations by $1.3 million.

NOTE 6--INVESTMENTS

The statement value and fair value of bonds are shown below:

                                                                        YEAR ENDED DECEMBER 31, 1997
                                                              -------------------------------------------------
                                                                             GROSS         GROSS
                                                              STATEMENT    UNREALIZED    UNREALIZED      FAIR
                                                                VALUE        GAINS         LOSSES       VALUE
                                                              ---------    ----------    ----------    --------
                                                                                (IN MILLIONS)
U.S. Treasury securities and obligations of U.S. government
  corporations and agencies.................................  $  254.5       $ 0.2          $0.1       $  254.6
Obligations of states and political subdivisions............      12.1         1.0           0.0           13.1
Debt securities issued by foreign governments...............       0.2         0.0           0.0            0.2
Corporate securities........................................     712.7        43.9           2.7          753.9
Mortgage-backed securities..................................     113.2         3.5           0.0          116.7
                                                              --------       -----          ----       --------
     Total bonds............................................  $1,092.7       $48.6          $2.8       $1,138.5
                                                              ========       =====          ====       ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                                       YEAR ENDED DECEMBER 31, 1996
                                                              -----------------------------------------------
                                                                             GROSS         GROSS
                                                              STATEMENT    UNREALIZED    UNREALIZED     FAIR
                                                                VALUE        GAINS         LOSSES      VALUE
                                                              ---------    ----------    ----------    ------
                                                                               (IN MILLIONS)
U.S. Treasury securities and obligations of U.S. government
  corporations and agencies.................................   $ 44.4        $ 0.2          $0.2       $ 44.4
Obligations of states and political subdivisions............     12.6          0.4           0.0         13.0
Debt securities issued by foreign governments...............      0.8          0.1           0.0          0.9
Corporate securities........................................    623.2         29.8           3.4        649.6
Mortgage-backed securities..................................     72.5         10.2           0.1         82.6
                                                               ------        -----          ----       ------
     Total bonds............................................   $753.5        $40.7          $3.7       $790.5
                                                               ======        =====          ====       ======

The statement value and fair value of bonds at December 31, 1997 by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

                                                                DECEMBER 31, 1997
                                                              ---------------------
                                                              STATEMENT      FAIR
                                                                VALUE       VALUE
                                                              ---------    --------
                                                                  (IN MILLIONS)
Due In one year or less.....................................  $   89.1     $   90.7
Due after one year through five years.......................     466.8        477.0
Due after five years through ten years......................     284.2        299.2
Due after ten years.........................................     139.4        154.9
                                                              --------     --------
                                                                 979.5      1,021.8
Mortgage-backed securities..................................     113.2        116.7
                                                              --------     --------
                                                              $1,092.7     $1,138.5
                                                              ========     ========

Gross gains of $1.1 million in 1997, $1.3 million in 1996, and $0.2 million in 1995 and gross losses of $4.5 million in 1997, $2.1 million in 1996, and $0.1 million in 1995 were realized on these transactions.

At December 31, 1997, bonds with an admitted asset value of $3.6 million were on deposit with state insurance departments to satisfy regulatory requirements.

The cost of common stocks was $0.0 million at December 31, 1997 and December 31, 1996, respectively. Gross unrealized appreciation on common stocks totaled $2.3 million and gross unrealized depreciation totaled $0.0 million at December 31, 1997. The fair value of preferred stock totaled $17.2 million at December 31, 1997, and $9.6 million at December 31, 1996.

Bonds with amortized cost of $2.0 million were nonincome producing for the year ended December 31, 1997. The corresponding amount for the twelve months ended December 31, 1996 was $11.3 million.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

At December 31, 1997, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                                                                STATEMENT          GEOGRAPHIC          STATEMENT
                       PROPERTY TYPE                              VALUE          CONCENTRATION           VALUE
                       -------------                          -------------    ------------------    -------------
                                                              (IN MILLIONS)                          (IN MILLIONS)
Apartments..................................................     $104.1        East North Central       $ 32.7
Hotels......................................................        3.8        Middle Atlantic            11.3
Industrial..................................................       51.3        Mountain                   17.9
Office buildings............................................       32.2        New England                35.8
Retail......................................................       33.2        Pacific                    64.2
Agricultural................................................       38.8        South Atlantic             67.9
Other.......................................................       10.5        West North Central          2.5
                                                                               West South Central         41.6
                                                                 ------                                 ------
                                                                 $273.9                                 $273.9
                                                                 ======                                 ======

At December 31, 1997, the fair values of the commercial and agricultural mortgage loans portfolios were $243.8 million and $42.0 million, respectively. The corresponding amounts as of December 31, 1996 were approximately $189.0 million and $30.4 million, respectively. The corresponding amounts as of December 31, 1995 were approximately $132.1 million and $22.2 million, respectively

The maximum and minimum lending rates for mortgage loans during 1997 were 10.49% and 8.14% for agricultural loans and 8.53% and 7.42% for other properties. Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provision of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

NOTE 7--REINSURANCE

The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers during the year ended December 31, 1997 were $427.4 million, $18.3 million, and $10.1 million, respectively. The corresponding amounts in 1996 were $384.3 million, $9.9 million, and $12.1 million, respectively. The corresponding amounts in 1995 were $72.4 million, $8.7 million, and $12.1 million, respectively.

Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 1997 would result in a payment to the reinsurer of amounts

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

NOTE 8--FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company utilizes a variety of off-balance sheet financial instruments as part of its efforts to hedge and manage fluctuations in the market value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments include swaps, caps, and future contracts.

The Company enters into interest rate swap contracts for the purpose of converting the interest rate characteristics (fixed or variable) of certain investments to match those of related insurance liabilities. Maturities of current agreements range through 2011. These swaps involve, to varying degrees, interest rate risk in excess of amounts recognized in the statement of financial position.

The Company enters into interest rate cap contracts to manage exposure on underlying security values due to a rise in interest rates. Maturities of current agreements range through 2007.

The Company also uses financial futures contracts to hedge public bonds intended for future sale in order to lock in the market value at the date of contract. The Company is subject to the risks associated with changes in the value of the underlying securities; however, such changes in value generally are offset by changes in the value of the hedged items. The contract or notional amounts of the contracts represent the extent of the Company's involvement but not in the future cash requirements, as the Company intends to close the open positions prior to settlement. Net deferred losses on financial contracts were $2.8 million and $0.0 million at December 31, 1997 and 1996, respectively.

The Company enters into currency rate swap agreements to manage exposure to foreign exchange rate fluctuations. Maturities of current agreements range through 2009. Should the counterparty fail to meet the terms of the contract, the Company's market risk is limited to the currency rate differential.

The contract or notional amount of the foregoing financial instruments, which indicates the Company's involvement and in certain instances, maximum credit risk related to those instruments, is as follows:

                                                                DECEMBER 31
                                                              ----------------
                                                               1997      1996
                                                              ------    ------
                                                               (IN MILLIONS)
Futures contracts to sell securities........................  $ 40.8    $ 73.0
                                                              ======    ======
Notional amount of interest rate swaps, currency rate swaps, and interest rate caps to:
  Receive variable rates....................................  $323.7    $215.9
                                                              ======    ======
  Receive fixed rates.......................................  $ 25.0    $ 26.6
                                                              ======    ======

The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform according to the terms of the contract. The Company continually monitors its positions and the credit ratings of the counterparties to these financial instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that any such losses would not be material.

Based on the market rates in effect at December 31, 1997, the Company's interest rate swaps, currency rate swaps and interest rate caps represented (assets) liabilities to the Company with fair values of $7.8 million, $2.1 million and $(1.4) million, respectively. The corresponding amounts as of December 31, 1996 were $2.3 million, $(8.2) million and $(2.0) million, respectively. The fair values of swap agreements are not recognized in the financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 9-- POLICY RESERVES, POLICYHOLDERS' RESERVES AND BENEFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS

The Company's annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows:

                                                              DECEMBER 31,
                                                                  1997            PERCENT
                                                              -------------    -------------
                                                              (IN MILLIONS)
Subject to discretionary withdrawal (with adjustment)
  With market value adjustment..............................    $    0.4             0.0%
  At book value less surrender charge.......................       970.3            88.7
                                                                --------           -----
     Total with adjustment..................................       970.7            88.7
Subject to discretionary withdrawal at book value (without
  adjustment)...............................................       118.9            10.9
Not subject to discretionary withdrawal -- general
  account...................................................         4.1             0.4
                                                                --------           -----
Total annuity reserves and deposit liabilities..............    $1,093.7           100.0%
                                                                ========           =====

NOTE 10--COMMITMENTS AND CONTINGENCIES

The Company has extended commitments to purchase long-term and issue real estate mortgages totalling $168.6 million and $28.3 million respectively, at December 31, 1997. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair values of the commitments described above were $194.5 million at December 31, 1997. The majority of these commitments expire in 1998.

In the normal course of its business operations, the Company is involved in litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1997. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position of the Company.

NOTE 11--FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                                        YEAR ENDED DECEMBER 31
                                                              ------------------------------------------
                                                                      1997                   1996
                                                              --------------------    ------------------
                                                              CARRYING      FAIR      CARRYING     FAIR
                                                               AMOUNT      VALUE       AMOUNT     VALUE
                                                              --------    --------    --------    ------
                                                                            (IN MILLIONS)
Assets
  Bonds--Note 6.............................................  $1,092.7    $1,138.5     $753.5     $790.5
  Preferred stocks--Note 6..................................      17.2        17.2        9.6        9.6
  Common stocks--Note 6.....................................       2.3         2.3        1.4        1.4
  Mortgage loans on real estate--Note 6.....................     273.9       285.8      212.1      219.4
  Policy loans--Note 1......................................     106.8       106.8       80.8       80.8
  Cash and cash equivalents--Note 1.........................     143.2       143.2       31.9       31.9
Derivatives liabilities relating to:--Note 8
  Interest rate swaps.......................................        --         7.8         --        2.3
  Currency rate swaps.......................................        --         2.1         --       (8.2)
  Interest rate caps........................................        --        (1.4)        --       (2.0)
Liabilities
  Commitments--Note 10......................................        --       194.5         --       76.2

The carrying amounts in the table are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 12--IMPACT OF YEAR 2000 (UNAUDITED)

The Company relies on John Hancock, its parent company, for information processing services. John Hancock has developed a plan to modify or replace significant portions of its computer information and automated technologies so that its systems, including those relied upon by the Company, will function properly with respect to the dates in the year 2000 and thereafter. The Company, along with John Hancock, presently believes that with modification to existing systems and conversions to new technologies, the year 2000 will not pose significant operational problems for the computer systems upon which the Company relies. However, if certain modifications and conversions are not made, or are not completed timely, the year 2000 issue could have an adverse impact on the operations of the Company.

John Hancock as early as 1994 had begun assessing, modifying and converting the software related to its significant systems and has initiated formal communications with significant business partners and customers to determine the extent to which interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. While John Hancock is developing alternative third party processing arrangements as it deems appropriate, there is no guarantee that the systems of other companies on which John Hancock's systems rely will be converted timely or will not have an adverse effect on John Hancock's systems, including those upon which the Company relies.

John Hancock expects the project to be substantially complete by early 1999. This completion target was derived utilizing numerous assumptions of future events, including availability of certain resources and other factors. However, there can be no guarantee that this completion target will be achieved.

APPENDIX A -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

The formula which will be used to determine the Market Value Adjustment is:

                                                     n/12
                                   1 + g
                         (      ------------      )         -1
                                1 + c + .005
SAMPLE CALCULATION 1: Positive Adjustment
Amount withdrawn or transferred                               $10,000
Guarantee Period                                              7 years
Time of withdrawal or transfer                                beginning of 3rd year of Guarantee Period
Guaranteed Rate(g)                                            8%
Guaranteed Rate for new 5 year guarantee(c)                   7%
                       1 + .08             60/12
$10,000 X  [(       -------------- )               -1      ]  = $234.73
                    1 + .07 +.005
Remaining Guarantee Period(n)                                 60 months
Market Value Adjustment:
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,234.73
SAMPLE CALCULATION 2: Negative Adjustment
Amount withdrawn or transferred                               $10,000
Guarantee Period                                              7 years
Time of withdrawal or transfer                                beginning of 3rd year of Guarantee Period
Guaranteed Rate(g)                                            8%
Guaranteed Rate for new 5 year guarantee(c)                   9%
                       1 + .08             60/12
$10,000 X  [(       -------------- )               -1      ]  = $-666.42
                    1 + .09 +.005
Remaining Guarantee Period(n)                                 60 months
Market Value Adjustment:
Market Value Adjustment Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,333.58
                        1 + .08              60/12
$10,000 X  [(       ---------------- )               -1      ]  = $-114.94
                    1 + .0775 +.005
SAMPLE CALCULATION 3: Negative Adjustment
Amount withdrawn or transferred                               $10,000
Guarantee Period                                              7 years
Time of withdrawal or transfer                                beginning of 3rd year of Guarantee Period
Guaranteed Rate(g)                                            8%
Guaranteed Rate for new 5 year guarantee(c)                   7.75%
Remaining Guarantee Period(n)                                 60 months
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,885.06

---------------
Assumed for illustrative purposes only.

                    APPENDIX B--VARIABLE ANNUITY INFORMATION
                      FOR INDIVIDUAL RETIREMENT ANNUITIES

To help you understand your purchase of this Contract as an Individual Retirement Annuity (IRA), we are providing the following summary.

I. ACCUMULATION UNITS AND THE MVA FIXED ACCOUNT. Each net premium payment you make into your Contract is allocated to the Subaccounts and/or Guarantee Periods you select. Accumulation Units are acquired under the Contract with amounts you allocate to the Subaccounts. This is the unit of measurement used to determine the value of the variable portion of your Contract. The number of units acquired in any Subaccount is based on the unit value of that Subaccount next determined after receipt of the payment at the Servicing Center. The values of Accumulation Units fluctuate with the daily investment performance of the corresponding Subaccount. The growth in the value of your Contract, to the extent invested in the Separate Account, is neither guaranteed nor projected and varies with the investment performance of the Fund underlying the Subaccount you have selected. Each net premium payment allocated to a Guarantee Period in the MVA Fixed Account will be credited interest, as determined by the Company. A minimum guaranteed interest rate of 3% applies to Contracts where required under state law. Amounts withdrawn or surrendered from a Guarantee Period may be increased or decreased by a Market Value Adjustment. More details appear under "Accumulation Period" and "The MVA Fixed Account" in this prospectus.

II. SEPARATE ACCOUNT AND TRUST CHARGES. The assets of the Separate Account are charged for services and certain expense guarantees. The annualized charge equals a maximum of 1.25%. Trust fees varying by Fund are charged against the Funds for investment management and advisory services, and other expenses. Details appear under "Charges Under the Contracts" in this prospectus and in the accompanying prospectus of the Trust.

III. DEDUCTIONS FROM THE CONTRACT. The full amount of each premium payment, net of any premium taxes deducted, is applied to the Contract. At or after the payment dates, one or more of the following charges may be made, depending on circumstances.

          1. CDSL. In each Contract Year you may withdraw as much as 10% of the Accumulated Value of your Contract as of the beginning of the Contract Year without charge. Withdrawals in excess of this amount will be subject to the following charges:

                     YEARS FROM DATE OF
                     PREMIUM PAYMENT TO                          CDSL
              DATE OF SURRENDER OR WITHDRAWAL                   CHARGE
              -------------------------------                   ------
7 or more...................................................     0%
6 but less than 7...........................................     2%
5 but less than 6...........................................     3%
4 but less than 5...........................................     4%
3 but less than 4...........................................     5%
2 but less than 3...........................................     5%
less than 2.................................................     6%

For the purpose of calculating the CDSL, deposits are considered to be withdrawn on a "first-in first-out" basis. Earnings are considered to be withdrawn last, and are withdrawn without charge. Under certain circumstances the CDSL is not assessed. This is described in more detail under "Contingent Deferred Sales Load" under "Charges Under the Contracts" in this prospectus.

          2. CONTRACT FEE. The Company currently deducts $30 from the Accumulated Value as a Contract Fee if the Accumulated Value is less than $10,000. This occurs annually or at the time of surrender. Please refer to "Charges for Administrative Services" under "Charges Under the Contracts" in this prospectus.

          3. STATE PREMIUM TAX. Some states and local governments impose a premium or similar tax on annuities. The Company only deducts this tax when required to do so. Please refer to "Premium or Similar Taxes" under "Changes Under Contracts" in this prospectus.

          4. OPTIONAL BENEFIT RIDERS. Three optional benefit riders are available under the Contracts, including the One Year Stepped-Up Death Benefit, Accidental Death Benefit and Nursing Home Waiver of CDSL riders. The charges for these riders are 0.15%, 0.10% and 0.05% (annual percentage rates), respectively, of Accumulated Value. Please refer to "Nursing Home Waiver of CDSL" and "Optional Death Benefit Charges" under "Charges Under the Contracts."

                 JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

          DEFERRED COMBINATION FIXED AND VARIABLE ANNUITY CONTRACTS

                   JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

                     STATEMENT OF ADDITIONAL INFORMATION

                             ___________________



     This statement of additional information ("SAI"), dated May 1, 1998 is not a prospectus. It is intended that this SAI be read in conjunction with the prospectus of John Hancock Variable Annuity Account JF, dated May 1, 1998, for the Contracts being offered. Capitalized terms used in this SAI that are not otherwise defined herein have the same meanings given to them in the prospectus. A copy of the prospectus may be obtained from the Servicing Center, P.O. Box 9298, Boston, Massachusetts 02205-9298, telephone number 800-824-0335.



                               TABLE OF CONTENTS
                               -----------------
                                                              Cross Reference to
                                      Page                   Pages in Prospectus
                                      ----                   -------------------

The Separate Account..................  2                     9
Services Agreement....................  2                    NA
Calculation of Performance Data.......  2                    23
Calculation of Annuity Payments.......  3                    18
Financial Statements..................  6                     9

                             THE SEPARATE ACCOUNT


     John Hancock Variable Annuity Account H ("Separate Account") is a separate account of John Hancock Mutual Life Insurance Company ("Company"), established under the laws of the Commonwealth of Massachusetts. The Separate Account is organized as a unit investment trust and registered with the Securities and Exchange Commission ("Commission") under the Investment Company Act of 1940, as amended ("1940 Act"). The Separate Account has eleven separate subaccounts ("Subaccounts") that fund the variable portion of the Company's deferred combination fixed and variable annuity contracts ("Contracts"). The individual Contract owner ("Owner") may choose among the V.A. International, V.A. Regional Bank, V.A. Financial Industries, V.A. Emerging Growth, V.A. Special Opportunities, V.A. Growth, V.A. Growth and Income, V.A. Independence Equity, V.A. Sovereign Investors, V.A. 500 Index, V.A. Sovereign Bond, V.A. Strategic Income, V.A. High Yield Bond, V.A. World Bond, and V.A. Money Market Subaccounts. The assets of each Subaccount are, in turn, invested in a corresponding Fund of John Hancock Declaration Trust ("Trust"), a registered open-end management investment company advised by John Hancock Advisers, Inc. ("Adviser") and affiliated sub-advisers. The Owner may also choose to fund the Contracts through the MVA Fixed Account, providing Guaranteed Rates for various Guarantee Periods.


                               SERVICES AGREEMENT

     The Company and John Hancock Funds, Inc.("JHFI") have entered into a Responsibility and Cost Allocation Agreement ("Agreement") for the allocation of services and related costs with respect to various functions, duties and responsibilities associated with the Contracts and other variable annuity contracts that may be offered by the Company. The Agreement provides for the allocation of such matters as regulatory compliance, insurance underwriting and issuance, pricing and unit valuation, accounting, record maintenance, surrenders, benefit payments, commissions payments, reports to annuity contract owners, and distribution and marketing. The cost of performing the duties allocated will be borne by the party responsible for discharging the function, unless agreed upon otherwise. The Company and JHFI may delegate any of their respective duties to their subsidiaries or affiliates.

                         CALCULATION OF PERFORMANCE DATA

     The Separate Account may, from time to time, include in advertisements, sales literature and reports to Owners or prospective investors information relating to the performance of its Subaccounts. The performance information that may be presented is not an estimate or a guarantee of future investment performance, and does not represent the actual experience of amounts invested by a particular Owner. Set out below is a description of the methods used in calculating the performance information for the Subaccounts.

     The Separate Account will calculate the average annual total return for each Subaccount (other than the Money Market Subaccount), according to the following formula prescribed by the Commission:
                                       n
                          P x ( 1 + T ) = ERV



     where:      P  =a hypothetical initial payment of $1,000
                 T  =average annual total return
                 n  =number of years
               ERV  =ending redeemable value of a hypothetical $1,000 payment, made at the beginning of a period (or fractional portion thereof)

     Average annual total return is the annual compounded rate of return that would have produced the cash redemption value under a Contract had the Subaccount been invested in a specified Fund of the Trust over the stated period and had the performance remained constant throughout. The calculation assumes a single $1,000 payment made at the beginning of the period and full redemption at the end of the period. It reflects adjustments for all Trust and Contract level charges except any premium tax charge or charges for optional benefits described in the prospectus.

     On the basis, the following table shows the average total return for each subaccount for the periods ended December 31, 1997:

Subaccount*                                       Average Annualized
-----------                                       ------------------

                                Year to                           Date of
                                Date        1 Year**  5 year***   Inception
                                ----        ------    ------      ---------

V.A. International              (7.3%)       (7.3%)     3.6%      8/29/96
V.A. Financial Industries       28.5%          N/A       N/A      4/  /97
V.A. Emerging Growth             4.2%         4.2%     (2.6%)     8/29/96
V.A. Growth                      7.4%         7.4%      0.0%      8/29/96



                                Year to                           Date of
                                Date        1 Year**  5 year***   Inception
                                ----        ------    ------      ---------

V.A. Independence Equity        23.7%        23.7%     27.4%      8/29/96
V.A. 500 Index                  22.6%        22.6%     26.3%      8/29/96
V.A. Sovereign Investors        21.5%        21.5%     22.6%      8/29/96
V.A. World Bond                 (5.5%)       (5.5%)    (0.6%)     8/29/96
V.A. Strategic Income            4.6%         4.6%      9.1%      8/29/96
V.A. Sovereign Bond              2.1%         2.1%      5.7%      8/29/96
V.A. Money Market               (2.5%)       (2.5%)    (0.5%)     8/29/96

*Absent expense reimbursements to certain Portfolios, total return figures for the related subaccounts would have been lower.

**or since inception of the applicable portfolio or its predecessor.

***of the portfolio or its predecessor.

     For the 7-day period ending December 31, 1997, the V.A. Money Market Subaccounts's current yield was 2.92% and its effective yield was 2.96%.


     The Separate Account will calculate current yield for each Subaccount (other than the Money Market Subaccount) according to the following formula prescribed by the Commission:

                             a - b       6
                Yield  = 2[(------- + 1)   - 1 ]
                               cd


      where:  a = net investment income earned during the period by the Fund whose shares are owned by the Subaccount

              b = expenses accrued for the period (net of any reimbursements)

              c = the average daily number of Accumulation Units outstanding during the period

              d = the maximum offering price per Accumulation Unit on the last day of the period.

     According to this formula, yield is determined by dividing the net investment income per Accumulation Unit earned during the period (minus the deduction for mortality and expense risk charge, administration charge and Contract Fee) by the Accumulation Unit Value on the last day of the period and annualizing the resulting figure. The calculation is based on specified 30-day periods identified in the advertisement. Neither the CDSL nor any charges for premium taxes or optional benefits are reflected in the calculation.

     The Separate Account may calculate current yield and effective yield figures for the Money Market Subaccount. The current yield of the Money Market Subaccount for a seven-day period ("base period") will be computed by determining the "net change in value" (calculated as set forth below) of a hypothetical Owner account having a balance of one Unit at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by 365/7 with the resulting yield figure carried to the nearest hundredth of one percent. Net changes in value of the hypothetical Owner account will include net investment income of that account (accrued daily dividends as declared by the Money Market Fund, less daily expense charges of the Separate Account) for the period, but will not include realized gains or losses or unrealized appreciation or depreciation on the underlying Money Market Fund shares. The mortality and expense risk charges, administration charge and Contract Fee are reflected, but the CDSL and any charge for premium taxes and optional benefits are not.

     The effective yield reflects the effects of compounding and represents an annualization of the current return with all dividends reinvested. The formula for effective yield, as prescribed by the Commission, is:

                                               (365/7)
     Effective yield = (Base period return + 1)       - 1


                       CALCULATION OF ANNUITY PAYMENTS

     The variable monthly annuity payment to an Annuitant under a Contract is equal to the sum of the products of the number of each Subaccount's Annuity Units credited to the Contract multiplied by the applicable Annuity Unit Value, as these terms are defined under "Special Terms" and "Variable Account Valuation Procedures," respectively, in the Account's prospectus. The number of each Subaccount's Annuity Units credited to the Contract is multiplied by the applicable Annuity Unit Value as of ten calendar days prior to the date the payment is due. The value of the Annuity Units varies from day to day, depending on the investment performance of the Subaccount, the deductions made against the Subaccount, and the assumed investment rate used in computing Annuity Unit Values. Thus, the variable monthly annuity payments vary in amount from month to month.

     The amount of the initial variable monthly payment is determined on the assumption that the actual net investment rate of each Subaccount used in calculating the Net Investment Factor (as described under "Variable Account Valuation Procedures" in the Account's prospectus) will be equal on an annual basis to the assumed investment rate. If the actual net investment rate between the dates for determining two monthly annuity payments is greater than the assumed investment rate, the latter monthly payment will be larger in amount than the former. On the other hand, if the actual net investment rate between the dates for determining two monthly annuity payments is less than the assumed investment rate, the latter monthly payment will be smaller in amount than the former.

     The mortality tables used as a basis for both variable and fixed annuity purchase rates are the 1983a Mortality Tables, with projections of mortality improvements and with certain age adjustments based on the Contract Year of annuitization. The mortality table used in a Contract purchased in connection with certain employer-related plans and used in all Contracts issued in Montana will be the Female Annuity Table of the 1983a Mortality Tables. The impact of this change will be lower benefits (5% to 15%) from a male's viewpoint than would otherwise be the case.

     An illustration of the method of calculation of variable monthly annuity payments and the number of Annuity Units under the Contracts is shown below.

GENERAL FORMULAE TO DETERMINE ACCUMULATION UNIT VALUES AND ANNUITY UNIT VALUES


Net Investment Rate =

                                                                     Subaccount Charges (0.003425% per
Investment        Capital      Capital      Taxes                    Day of the Value of the Subaccount at
Income       +    Gains     -  Losses    -   (if any)   -            the Beginning of the Valuation Period)*
------------------------------------------------------------------------------------------------------------
                    Value of the Subaccount at the Beginning of the Valuation Period
Net Investment
Factor           =      1.00000000 + Net Investment Rate


Accumulation            Accumulation Unit Value on                  Net Investment
Unit Value       =      Preceding Valuation Date              X     Factor

                        Annuity Unit              Net
Annuity Unit            Value on Preceding        Investment        Factor to Neutralize
Value            =      Valuation Date       X    Factor      X     Assumed Investment Rate


_________________________

/*/ The 0.003425% daily charge is based on charges for mortality and expense risk and administration at the annual rate of 1.25%. A lower decimal amount of daily charge would apply under the 1.00% annual rate. See "Charges Under the Contracts" in the prospectus.

HYPOTHETICAL EXAMPLE ILLUSTRATING THE CALCULATION OF ACCUMULATION UNIT VALUES AND ANNUITY UNIT VALUES

     Assume at the beginning of the Valuation Period being considered, the value of a particular Subaccount was $4,000,000. Investment income during the Valuation Period totaled $2000 while capital gains were $3000 and capital losses were $1000. No taxes accrued. Charges against the beginning value of the Subaccount amount to [$137.00] assuming a one day Valuation Period. The [$137.00] was computed by multiplying the beginnings Subaccount value of $4,000,000 by the factor [0.00003425]. By substituting in the first formula above, the net investment rate is equal to [$3863.00 ($2000 + $3000 - $1000 - $137.00)] divided by $4,000,000 or [0.0009658.] The Net Investment Factor would then be [1.0009658].

     Assume further that each Accumulation Unit had a value of $11.250000 on the previous Valuation Date, and the value of an Annuity Unit on such date was $1.0850000. Based upon the experience of the Subaccount during the Valuation Period, the value of an Accumulation Unit at the end of the Valuation Period would be [$11.260865 ($11.250000 x 1.0009658)]. The value of an Annuity Unit at the end of the Valuation Period would be [$1.085946 ($1.0850000 x 1.0009658 x
 .999905754)]. The final figure, [.999905754], neutralizes the effect of a 3 1/2% assumed investment rate so that the Annuity Unit recognizes only the actual investment experience.


GENERAL FORMULAE TO DETERMINE AMOUNT OF MONTHLY VARIABLE ANNUITY PAYMENTS AND NUMBER OF ANNUITY UNITS


Amount of First Variable Annuity Payment =

                                                                                                       First
Number of                                                                                             Monthly
Accumulation                   Accumulation Unit Value                                                Annuity
Shares Applied        X        10 Days Before Maturity Date                            X              Payment
-----------------------------------------------------------
                               $1000                                                                  Factor


Number of
Annuity Units         =        Amount of First Variable Annuity Payment
                               ------------------------------------------------
                               Annuity Unit Value 10 Days Before Maturity Date

Amount of                                                                                             Annuity Unit
Subsequent Variable                                                                                   Value 10 Days
Annuity Payment      =         Number of Annuity Units                                 X              Before Date

HYPOTHETICAL EXAMPLE ILLUSTRATING THE CALCULATION OF THE AMOUNT OF MONTHLY VARIABLE ANNUITY PAYMENT

     Assume that 10 days before the date of maturity a Contract has credited to it 4000.000 Accumulation Units each having a value of $12.000000. The appropriate annuity purchase rate in the Contract for an assumed investment rate of 3 1/2% is $5.47 per $1000 of proceeds for the Annuity Option elected. The Annuitant's first monthly payment would then be $262.56.

                          4000.000 x $12.000000 x 5.47
                          ----------------------
                                     $1000

     If the value of an Annuity Unit 10 days before the date of maturity was $1.4000000, the number of Annuity Units represented by the first and subsequent payments would be 187.543 ($262.56/$1.4000000). If the Annuity Unit Value 10 days before the due date of the second monthly payment was $1.405000, the amount of the second payment would be $263.50 (187.543 x $1.405000).


                     SEPARATE ACCOUNT FINANCIAL STATEMENTS


     The financial statements for the Separate Account are included on the next page.

                         Report of Independent Auditors


Contractowners
John Hancock Variable Annuity Account JF of John Hancock Variable Life Insurance Company


We have audited the accompanying statement of assets and liabilities of John Hancock Variable Annuity Account JF (the Account) (comprising, respectively, the V.A. Independence Equity, V.A. Sovereign Bond, V.A. Discovery, V.A. Financial Industries, V.A. World Bond, V.A. International, V.A. Emerging Growth, V.A. Money Market, V.A. Strategic Income, V.A. Sovereign Investors and V.A. 500 Index Subaccounts) as of December 31, 1997, and the related statement of operations for the year then ended, and the statements of changes in net assets for each of the periods indicated therein. These financial statements are the responsibility of the Account's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of each of the respective subaccounts constituting John Hancock Variable Annuity Account JF at December 31, 1997, the results of their operations for the year then ended, and the changes in their net assets for each of the periods indicated, in conformity with generally accepted accounting principles.




February 6, 1998



                                                  John Hancock Variable Annuity Account JF

                                                        Statement of Assets and Liabilities

                                                             December 31, 1997



                               V.A.          V.A.                        V.A.                                      V.A.
                           Independence    Sovereign       V.A.       Financial        V.A.          V.A.        Emerging
                              Equity         Bond       Discovery     Industries    World Bond  International     Growth
                            Subaccount    Subaccount    Subaccount    Subaccount    Subaccount    Subaccount    Subaccount
                          --------------------------------------------------------------------------------------------------
Assets
Investment in shares of
   portfolios of
   Declaration Trust, at    $4,216,169   $1,146,822   $1,817,498     $9,628,176      $37,529      $981,273      $1,828,140
   value
Receivable from
   Declaration                  20,265       24,207       16,841         75,185            1        18,709          28,110
   Trust
                          -------------------------------------------------------------------------------------------
Total assets                 4,236,434    1,171,029    1,834,339      9,703,361       37,530       999,982       1,856,250

Liabilities
Payable to John Hancock
   Variable Life
   Insurance Company            20,125       24,170       16,784         74,866            -        18,677          28,053
Asset charges payable              140           37           57            319            1            32              57
                          --------------------------------------------------------------------------------------------------
Total liabilities               20,265       24,207       16,841         75,185            1        18,709          28,110
                          --------------------------------------------------------------------------------------------------

Net assets                  $4,216,169   $1,146,822   $1,817,498     $9,628,176      $37,529      $981,273      $1,828,140
                          ==================================================================================================

See accompanying notes.


                               V.A.          V.A.          V.A.
                              Money       Strategic     Sovereign        V.A.
                              Market        Income      Investors     500 Index
                            Subaccount    Subaccount    Subaccount    Subaccount
                          ------------------------------------------------------
Assets
Investment in shares of
   portfolios of
   Declaration Trust, at    $5,722,704   $1,922,657    $7,361,441    $6,037,305
   value
Receivable from
Declaration                     93,112        6,696        17,426        55,418
                          ------------------------------------------------------
Total assets                 5,815,816    1,929,353     7,378,867     6,092,723

Liabilities
Payable to John Hancock
   Variable Life
   Insurance Company            92,924        6,632       17,182         55,215
Asset charges payable              188           64          244            203
                          ------------------------------------------------------
Total liabilities               93,112        6,696       17,426         55,418
                          ------------------------------------------------------

Net assets                  $5,722,704   $1,922,657   $7,361,441     $6,037,305
                          ======================================================

See accompanying notes.


                                                  John Hancock Variable Annuity Account JF

                                                         Statement of Operations

                                                       Year ended December 31, 1997



                                   V.A.          V.A.                       V.A.                                      V.A.
                               Independence   Sovereign        V.A.       Financial       V.A.          V.A.        Emerging
                                  Equity         Bond       Discovery    Industries    World Bond  International     Growth
                                Subaccount    Subaccount    Subaccount   Subaccount    Subaccount    Subaccount    Subaccount
                              --------------------------------------------------------------------------------------------------
Investment income:
   Distributions received
     from portfolios of
     Declaration Trust       $  85,391      $38,539     $     -     $    42,278    $   1,386      $ 54,304      $       63

Expenses:
   Mortality and expense
     risks                      15,458        5,577       10,759         34,034          266         5,025           7,486
                              --------------------------------------------------------------------------------------------------
Net investment income (loss)    69,933       32,962      (10,759)         8,244        1,120        49,279          (7,423)

Net realized and unrealized
gain (loss) on investments:
     Net realized gain          32,341        6,022        7,598        119,508          172         4,879          21,581
     Net unrealized
       appreciation
       (depreciation) during   111,506       12,003      169,935        691,105         (488)     (113,304)         23,405
       the period
                              --------------------------------------------------------------------------------------------------
Net realized and unrealized
   gain (loss) on investments  143,847       18,025      177,533        810,613         (316)     (108,425)         44,986
                              --------------------------------------------------------------------------------------------------

Net increase (decrease) in
   net assets resulting from
   operations                 $213,780      $50,987     $166,774      $ 818,857   $      804   $   (59,146)        $37,563
                              ==================================================================================================

See accompanying notes.



                                   V.A.         V.A.          V.A.
                                  Money       Strategic    Sovereign        V.A.
                                  Market       Income      Investors     500 Index
                                Subaccount   Subaccount    Subaccount    Subaccount
                              -------------------------------------------------------
  Investment income:
   Distributions received
     from portfolios of
     Declaration Trust          $82,628        $ 79,061    $  50,560  $ 275,312

Expenses:
   Mortality and expense risks    20,807           8,369       30,480    25,422
                              -------------------------------------------------------
Net investment income (loss)     61,821          70,692       20,080    249,890

Net realized and unrealized
gain (loss) on investments:
     Net realized gain                -          10,563       60,894     63,862
     Net unrealized
       appreciation
       (depreciation) during          -         (17,990)     498,822    (41,512)
       the period
                              -------------------------------------------------------
Net realized and unrealized
   gain (loss) on investments         -          (7,427)     559,716     22,350
                              -------------------------------------------------------

Net increase (decrease) in
   net assets resulting from
   operations                   $61,821        $ 63,265     $579,796   $272,240
                              =======================================================

See accompanying notes.


                                                  John Hancock Variable Annuity Account JF

                                                        Statements of Changes in Net Assets

                                                    For the years and periods ended December 31,


                                                                                                                     V.A.
                                                                                                                   Financial
                                   V.A. Independence            V.A. Sovereign              V.A. Discovery        Industries
                                   Equity Subaccount            Bond Subaccount               Subaccount          Subaccount
                              -------------------------------------------------------------------------------------------------
                                   1997         1996*         1997         1996*          1997         1996*        1997**
                              -------------------------------------------------------------------------------------------------
Increase (decrease) in net
assets from operations:
     Net investment income
       (loss)                 $ 69,933    $     159   $   32,962  $          97   $  (10,759)  $       (62)  $       8,244
     Net realized gain (loss)   32,341           -         6,022              -        7,598            (9)        119,508
     Net unrealized
       appreciation
       (depreciation) during   111,506         (191)      12,003            (61)     169,935        (1,353)        691,105
       the period
                              -------------------------------------------------------------------------------------------------
Net increase (decrease) in
   net assets from operations  213,780          (32)      50,987             36      166,774        (1,424)        818,857

From contractowner
   transactions:
   Net premiums from
     contractowners          4,018,842       30,751    1,244,026         12,300    1,712,941        56,269       9,543,250
   Net benefits to              47,172           -       160,527             -       117,062           -           733,931
     contractowners

                              -------------------------------------------------------------------------------------------------
Net increase in net assets
   resulting from
   contractowner
   transactions              3,971,670       30,751    1,083,499         12,300    1,595,879        56,269       8,809,319
                              -------------------------------------------------------------------------------------------------

Net increase in net assets   4,185,450       30,719    1,134,486         12,336    1,762,653        54,845       9,628,176
Net assets at beginning of      30,719           -        12,336            -         54,845           -             -
   period
                              -------------------------------------------------------------------------------------------------

Net assets at end of
     period $4,216,169      $4,216,169      $30,719   $1,146,822        $12,336   $1,817,498       $54,845      $9,628,176
                              =================================================================================================

*      From August 29, 1996 (commencement of operations).
**    From April 29, 1997 (commencement of operations).

See accompanying notes.



                                   V.A. World Bond              V.A. International
                                   Subaccount                   Subaccount
                              -----------------------------------------------------
                                   1997         1996*         1997         1996*
                              -----------------------------------------------------
Increase (decrease) in net
asset from operations:
     Net investment income
       (loss)                 $  1,120        $   4   $   49,279   $         42
     Net realized gain (loss)      172           -         4,879              -
     Net unrealized
       appreciation
       (depreciation) during      (488)          (3)    (113,304)           572
       the period
                              -----------------------------------------------------
Net increase (decrease) in
   net assets from operations      804            1      (59,146)           614

From contractowner
   transactions:
   Net premiums from
     contractowners             53,274          998    1,068,976         12,294
   Net benefits to              17,548           -        41,465            -
     contractowners           -----------------------------------------------------
Net increase in net assets
   resulting from
   contractowner transactions   35,726          998    1,027,511         12,294
                              -----------------------------------------------------

Net increase in net assets      36,530          999      968,365         12,908
Net assets at beginning of         999           -        12,908            -
   period
                              -----------------------------------------------------

Net assets at end of period   $ 37,529         $999   $  981,273        $12,908
                              =====================================================


                                                  John Hancock Variable Annuity Account JF

                                            Statements of Changes in Net Assets (continued)

                                               For the years and periods ended December 31,



                                           V.A. Emerging               V.A. Money                V.A. Strategic
                                         Growth Subaccount          Market Subaccount          Income Subaccount
                                  ---------------------------------------------------------------------------------
                                        1997         1996*          1997         1996*         1997         1996*
                                  ---------------------------------------------------------------------------------
Increase (decrease) in net assets
 from operations:
     Net investment income (loss)   $ (7,423)    $     43   $     61,821  $       271   $     70,692   $     26

     Net realized gain (loss)         21,581           (1)            -             -         10,563          -
     Net unrealized appreciation
       (depreciation) during the      23,405         (855)            -             -        (17,990)       (13)
       period
                                   ---------------------------------------------------------------------------------
Net increase (decrease) in net
   assets from operations             37,563         (813)        61,821          271         63,265         13

From contractowner transactions:
   Net premiums from
   contractowners                  1,843,302       41,669      7,651,575      104,906      2,020,504      2,002
   Net benefits to contractowners     93,581            -      2,095,849           20        163,127          -
                                  ---------------------------------------------------------------------------------
Net increase in net assets
   resulting from contractowner    1,749,721       41,669      5,555,726      104,886      1,857,377      2,002
   transactions
                                  ---------------------------------------------------------------------------------

Net increase in net assets         1,787,284       40,856      5,617,547      105,157      1,920,642      2,015
Net assets at beginning of period     40,856            -        105,157          -            2,015          -
                                  ---------------------------------------------------------------------------------

Net assets at end of period       $1,828,140      $40,856     $5,722,704     $105,157     $1,922,657     $2,015
                                  =================================================================================

*     From August 29, 1996 (commencement of operations).

See accompanying notes.

                                           V.A. Sovereign              V.A. 500 Index
                                        Investors Subaccount             Subaccount
                                  ---------------------------------------------------------
                                         1997         1996*          1997         1996*
                                  ---------------------------------------------------------
Increase (decrease) in net assets
 from operations:
     Net investment income (loss) $   20,080   $      214   $    249,890    $   9,240

     Net realized gain (loss)         60,894            -         63,862            2
     Net unrealized appreciation
       (depreciation) during the     498,822         (389)       (41,512)      (8,379)
       period
                                  ---------------------------------------------------------
Net increase (decrease) in net
   assets from operations            579,796         (175)       272,240          863

From contractowner transactions:
   Net premiums from
   contractowners                  7,040,689       28,614      6,612,958      146,284
   Net benefits to contractowners    287,483            -        995,040         -
                                  ---------------------------------------------------------
Net increase in net assets
   resulting from contractowner    6,753,206       28,614      5,617,918      146,284
   transactions
                                  ---------------------------------------------------------

Net increase in net assets         7,333,002       28,439      5,890,158      147,147
Net assets at beginning of period     28,439            -        147,147         -
                                  ---------------------------------------------------------

Net assets at end of period       $7,361,441      $28,439     $6,037,305     $147,147
                                  =========================================================

                    John Hancock Variable Annuity Account JF

                          Notes to Financial Statements

                                December 31, 1997


1.  Organization

John Hancock Variable Annuity Account JF (the Account) is a separate investment account of John Hancock Variable Life Insurance Company (JHVLICO), a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company (John Hancock). The Account was created and commenced operations on August 29, 1996. The Account was formed to fund variable annuity contracts (Contracts) issued by JHVLICO. The Account is operated as a unit investment trust registered under the Investment Company Act of 1940, as amended, and currently consists of eleven subaccounts. The assets of each subaccount are invested exclusively in shares of a corresponding Portfolio of John Hancock Funds' Declaration Trust (the Fund). New subaccounts may be added as new Portfolios are added to the Fund, or as other investment options are developed, and made available to contractowners. The eleven Portfolios of the Fund which are currently available are V.A. Independence Equity, V.A. Sovereign Bond, V.A. Discovery, V.A. Financial Industries, V.A. World Bond, V.A. International, V.A. Emerging Growth, V.A. Money Market, V.A. Strategic Income, V.A. Sovereign Investors and V.A. 500 Index Portfolios. Each Portfolio has a different investment objective.

The net assets of the Account may not be less than the amount required under state insurance law to provide for death benefits (without regard to the minimum death benefit guarantee) and other contracts benefits. Additional assets are held in JHVLICO's general account to cover the contingency that the guaranteed minimum death benefit might exceed the death benefit which would have been payable in the absence of such guarantee.

The assets of the Account are the property of JHVLICO. The portion of the Account's assets applicable to the contracts may not be charged with liabilities arising out of any other business JHVLICO may conduct.

2.  Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and

                    John Hancock Variable Annuity Account JF

2.  Significant Accounting Policies (continued)

liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Valuation of Investments

Investment in shares of the Fund are valued at the reported net asset values of the respective Portfolios. Investment transactions are recorded on the trade date. Dividend income is recognized on the ex-dividend date. Realized gains and losses on sales of fund shares are determined on the basis of identified cost.

Federal Income Taxes

The operations of the Account are included in the federal income tax return of JHVLICO, which is taxed as a life insurance company under the Internal Revenue Code. JHVLICO has the right to charge the Account any federal income taxes, or provision for federal income taxes, attributable to the operations of the Account or to the contracts funded in the Account. Currently, JHVLICO does not make a charge for income or other taxes. Charges for state and local taxes, if any, attributable to the Account may also be made.

Expenses

JHVLICO assumes mortality and expense risks of the contracts for which asset charges are deducted at various rates ranging from .50% to .625%, depending on the type of contract, of net assets of the Account. In addition, a monthly charge at varying levels for the cost of insurance is deducted from the net assets of the Account.

JHVLICO makes certain deductions for administrative expenses and state premium taxes from premium payments before amounts are transferred to the Account.

3.  Transaction with Affiliates

John Hancock Advisers, Inc. acts as the distributor, principal underwriter and investment advisor for the Fund.

Certain officers of the Account are officers and directors of JHVLICO, the Fund, John Hancock Advisers, Inc. or John Hancock.

4.  Details of Investments

The details of the shares owned and cost and value of investments in the Portfolios of the Fund at December 31, 1997 were as follows:


                                                Shares Owned
Subaccount                                                              Cost                Value
----------------------------------------------------------------------------------------------------------
V.A. Independence Equity                           298,807            $4,104,854           $4,216,169
V.A. Sovereign Bond                                110,697             1,134,881            1,146,822
V.A. Discovery                                     169,385             1,648,916            1,817,498
V.A. Financial Industries                          716,382             8,937,070            9,628,176
V.A. World Bond                                      3,853                38,019               37,529
V.A. International                                  93,455             1,094,004              981,273
V.A. Emerging Growth                               176,632             1,805,589            1,828,140
V.A. Money Market                                5,722,704             5,722,704            5,722,704
V.A. Strategic Income                              183,635             1,940,661            1,922,657
V.A. Sovereign Investors                           541,681             6,863,008            7,361,441
V.A. 500 Index                                     478,392             6,087,196            6,037,305

Purchases, including reinvestment of dividend distributions and proceeds from sales of shares in the Portfolios of the Fund during 1997, were as follows:


Subaccount                                                           Purchases              Sales
----------------------------------------------------------------------------------------------------------
V.A. Independence Equity                                              $4,256,785          $   215,182
V.A. Sovereign Bond                                                    1,466,950              350,488
V.A. Discovery                                                        1,711,,873              126,753
V.A. Financial Industries                                              9,543,460              725,898
V.A. World Bond                                                           54,666               17,821
V.A. International                                                     1,177,793              101,004
V.A. Emerging Growth                                                   1,940,816              198,519
V.A. Money Market                                                      6,785,936            1,168,389
V.A. Strategic Income                                                  2,232,270              304,202
V.A. Sovereign Investors                                               7,210,518              437,232
V.A. 500 Index                                                         6,808,641              940,833

5.  Impact of Year 2000 (Unaudited)

The John Hancock Variable Annuity Account JF, along with John Hancock Mutual Life Insurance Company, its ultimate parent (together, John Hancock), have developed a plan to modify or replace significant portions of the Account's computer information and automated technologies so that its systems will function properly with respect to the dates in the year 2000 thereafter. The Account presently believes that with modifications to existing systems and conversions to new technologies, the year 2000 will not pose significant operational problems for its computer systems. However, if certain modifications are not made, or are not completed timely, the year 2000 issue could have an adverse impact on the operations of the Account.

John Hancock as early as 1994 had begun assessing, modifying and converting the software related to its significant systems and has initiated formal communications with its significant business partners and customers to determine the extent to which John Hancock's interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. While John Hancock is developing alternative third-party processing arrangements as it deems appropriate, there is no guarantee that the systems of other companies on which the Account's systems rely will be converted timely or will not have an adverse effect on the Account's systems.

The Account expects the project to be substantially complete by early 1999. This completion target was derived utilizing numerous assumptions of future events, including availability of certain resources and other factors. However, there can be no guarantee that this completion target will be achieved.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Not Applicable

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section X of the Company's By-Laws and Section 67 of the Massachusetts Business Corporation Law, the Company indemnifies each director, former director, officer, and former officer, and his or her heirs and legal representatives from liability incurred or imposed in connection with any legal action in which he or she may be involved by reason of any alleged act or omission as an officer or a director of the Company. No indemnification shall be paid if a director or officer is finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. The Company may pay expenses incurred in defending an action or claim in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1(a). Distribution Agreement by and between John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company, dated August 26, 1993, incorporated by reference from Pre-Effective
         Amendment No. 1 to initial Form S-6 Registration Statement for John Hancock Variable Life Account S (File No. 33-64366) filed October 29, 1993.

1(b). Amendment dated August 1, 1994, to Distribution Agreement by and between John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company, dated August 26, 1993, incorporated by reference from Form N-4 Registration Statement for John Hancock Variable Annuity Account I (File No. 33-82648), filed August 10, 1994.

1(c). Form of Variable Annuity Marketing and Distribution Agreement Between John Hancock Mutual Life Insurance Company, and John Hancock Funds, Inc., filed electronically on July 16, 1996.

1(d). Form of Soliciting Dealer Agreement between John Hancock Funds, Inc., and soliciting broker-dealers or financial institutions participating in distribution of Contracts. (Included as Appendix B to Exhibit 3(c).)

3(a). Articles of Organization of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

3(b). By-Laws of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

4(a). Form of group deferred combination fixed and variable annuity contract, filed electronically on July 16, 1996.

4(b).    Form  of  group  deferred   combination   fixed  and  variable  annuity
         certificate, filed electronically on July 16, 1996.

4(d). Form of nursing home waiver of CDSL rider, filed electronically on December 2, 1995.

4(e). Form of one year stepped-up death benefit rider, filed electronically on December 2, 1995.

4(f). Form of accidental death benefit rider, filed electronically on December 2, 1995.

4(g).    Form of contract application, filed electronically on December 2, 1995.

5.       Opinion and consent of counsel, filed electronically on July 16, 1996.

10.      Form of  Responsibility  and Cost  Allocation  Agreement  Between  John
         Hancock Mutual Life Insurance Company and John Hancock Funds, Inc., filed electronically on July 16, 1996.

23(a).   Consent of independent auditors.

23(b).   Consent of counsel.  (See Exhibit 5.)

24. Powers of Attorney, for all directors, except, Ronald J. Bocage, Incorporated by reference from Form S-1 Registration Statement for John Hancock Variable Life Insurance Company, filed September 25, 1995 (file no. 33-62895). Power of Attorney for Ronald J. Bocage, incorporated by reference from Form 10-K annual report for John Hancock Variable Life Insurance Company (File No. 33-62895) filed March 31, 1997.

27. Financial Data Schedule with respect to Financial Statements of John Hancock Variable Life Insurance Company.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         i. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion or it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Registrant represents that the fees and charges deducted under the Contracts, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Insurance Company.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Boston, Commonwealth of Massachusetts, on the 22 day of April 1998.

                                               JOHN HANCOCK VARIABLE LIFE
                                               INSURANCE COMPANY (REGISTRANT)


                                               By /s/HENRY D. SHAW
                                               ---------------------------------
                                                     Henry D. Shaw
                                                     Vice Chairman of the Board
                                                     and President

    As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in their capacities with John Hancock Variable Life Insurance Company and on the dates indicated.


Signature                                    Title                                     Date
---------                                    -----                                     ----

/s/PATRICK F. SMITH                          Controller (Principal                   April 23, 1998
--------------------------------             Accounting Officer and
Patrick F. Smith                             Acting Principal Financial
                                             Officer)



/s/ HENRY D. SHAW                            Vice Chairman                           April 22, 1998
-------------------------------              and President
Henry D. Shaw                                (Acting Principal
for himself and as                           Executive Officer)
Attorney-in-Fact

FOR:     David F. D'Alessandro           Chairman of the Board
         Robert S. Paster                Director
         Robert R. Reitano               Director
         Michelle G. Van Leer            Director
         Joseph A. Tomlinson             Director
         Barbara L. Luddy                Director
         Ronald J. Bocage                Director
